   As filed with the Securities and Exchange Commission on October 30, 2000
                                                     Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        APPLIED VOICE RECOGNITION, INC.

                (Name of Small Business Issuer in its Charter)
         Delaware                    6770                   76-0513154
     (State or Other          (Primary Standard          (I.R.S. Employer
     Jurisdiction of      Industrial Classification     Identification No.)
     Incorporation or            Code Number)
      Organization)
                        1770 St. James Place, Suite 116
                             Houston, Texas 77056
                                (713) 621-3131
  (Address and Telephone Number of Principal Executive Offices and Principal
                              Place of Business)
  James G. Springfield, President, Chief Executive Officer and Vice Chairman
                        1770 St. James Place, Suite 116
                             Houston, Texas 77056
                                (713) 621-3131
           (Name, Address and Telephone Number of Agent For Service)
                               ----------------
                                 With copy to:
                            Porter & Hedges, L.L.P.
                           700 Louisiana, 35th Floor
                             Houston, Texas 77002
                                (713) 226-0600
                             Attn: Samuel N. Allen

                               ----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

                               ----------------

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                   Proposed Maximum   Proposed Maximum
     Title of Each Class of        Amount to be        Offering          Aggregate        Amount of
   Securities to be Registered     Registered (1) Price Per Share (2)  Offering Price  Registration Fee
-------------------------------------------------------------------------------------------------------
Common stock, $.001 par value....    8,576,800          0.2965           $2,543,021          $671
-------------------------------------------------------------------------------------------------------
Common stock, $.001 par value,
 issuable upon conversion of
 notes...........................    3,392,000(3)       0.2965           $1,005,728          $266
-------------------------------------------------------------------------------------------------------
Common stock, $.001 par value,
 issuable upon exercise of
 warrants........................    2,733,333          0.2965            $810,433           $214

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Does not include 21,210,176 shares covered by a previous registration statement and included in the prospectus filed herewith pursuant to Rule
    429 under the Securities Act of 1933. Aggregate registration fees of $1,705.37 were previously paid regarding the shares covered by such previous registration statement.
(2) Pursuant to Rule 457(c), the registration fee is calculated based on the average of the bid and ask prices for the common stock reported on the over-the-counter bulletin board on October 25, 2000.
(3) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions or, in the case of conversion of notes or exercise of warrants, due to adjustments in the conversion or exercise rate.

   The Registrant hereby amends this Registration Statement on such date or date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

   Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included herein contains a combined prospectus that also relates to a total of 20,694,154 shares of common stock of Applied Voice Recognition, Inc. previously registered for resale by selling stockholders under a Registration statement on Form SB-2 No. 333-41710 and not yet resold. The previously filed Registration Statement registered 21,210,176 shares of common stock for resale, 516,022 of which have been sold or are no longer covered by this registration statement. The registration fees with respect thereto were previously paid.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This prospectus shall not constitute an offer to sell or + +the solicitation of an offer to buy nor shall there be any sale of these + +securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such State.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 Subject to completion, dated October 30, 2000

Prospectus

                        Applied Voice Recognition, Inc.

                               14,702,133 Shares

                                  Common Stock

  This prospectus relates to the resale by some of our stockholders of 14,702,133 shares of our common stock. These shares consist of:

  .  8,471,413 shares of common stock owned by certain of our stockholders;

  . 2,733,333 shares of common stock issuable upon exercise of outstanding warrants;

  . 3,392,000 shares of common stock issuable upon the conversion of certain of our outstanding convertible promissory notes, including shares issuable in lieu of cash interest payments. The conversion rate of these notes is subject to adjustment, and this prospectus also covers any additional shares of common stock issuable as a result of any adjustment; and

  . 105,387 shares of common stock issued or issuable to a company that provides us broker support services.

  We will not receive any of the proceeds from the resale of shares offered by the selling stockholders under this prospectus. We will, however, receive $590,000 from the issuance of our common stock upon the selling stockholders' exercise of their warrants, if the warrants are exercised in full.

  Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "EDOC." On October 25, 2000, the last reported sale price of our common stock was $0.281 per share.

  This investment involves risks. See "Risk Factors" beginning on page 5.

  Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is November   , 2000.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary..................................................................   3
Risk Factors.............................................................   5
Cautionary Note Regarding Forward-looking Statements.....................   6
Capitalization...........................................................   7
Common Stock Price Range and Dividend Policy.............................   8
Use of Proceeds..........................................................   8
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................   9
Business and Properties..................................................  14
Management...............................................................  22
Security Ownership of Certain Beneficial Owners and Management...........  27
Certain Transactions.....................................................  29
Description of Capital Stock.............................................  32
Selling Stockholders.....................................................  35
Plan of Distribution.....................................................  38
Legal Matters............................................................  39
Experts..................................................................  39
Changes in Accountants...................................................  39
Index to Consolidated Financial Statements............................... F-1

                      Where You Can Find More Information

   This prospectus constitutes a part of a registration statement on Form SB-2 that we have filed with the SEC under the Securities Act. This prospectus omits certain of the information contained in the registration statement, and reference is made to the registration statement for further information about us and the securities offered by this prospectus. Any statements contained in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the documents that have been filed.

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents, including this registration statement, at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You also may read and copy any document we file at the SEC's public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. In addition, the SEC maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file reports electronically with the SEC.

                                    SUMMARY

Applied Voice Recognition, Inc.

   Our current principal business is providing traditional and Internet-based medical transcription services. We have approximately 1,600 physician transcription clients in four states and transcribe approximately 463,000 physician dictated medical records annually. Our medical transcription operations currently provide our only source of revenue.

   Our business strategy is to develop an Internet-based patient record storage system called the e-DOCS Physician Network, or "EPN." The EPN is a secure, business-to-business Internet application for the electronic organization, storage and retrieval of medical transcription services and physicians' handwritten notes of patient encounters. The EPN will be accessible 24 hours a day, seven days a week. Ultimately, it will create a direct link to the physician by facilitating improvements to the existing channel for transcription and medical information.

   In October 2000, we began physician testing of the EPN. We anticipate the launch of the EPN in the fourth quarter 2000.

   Our principal executive offices are at 1770 St. James Place, Suite 116, Houston, Texas 77056, and our telephone number at that address is (713) 621-3131.

Recent Developments

   Recent Sales of Securities. In September 2000, we completed several private placements of our securities. These private placements consisted of:

  .  6,666,666 shares of common stock at a sale price $0.15 per share;

  . a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.15 per share; and

  . six convertible promissory notes in the aggregate principal amount of $480,000, which are convertible into a number of shares of common stock equal to the principal amount of the promissory notes, plus accrued and unpaid interest, divided by the lesser of $0.15 or the lowest per share price that we have sold shares of common stock between September 1, 2000 and the conversion date.

   Conversion of Note. Effective October 26, 2000, N. Rudy Garza, one of our directors, converted one of our convertible notes into 1,804,747 shares of our common stock.

   Changes in Management.

  . Effective September 28, 2000, Timothy J. Connolly, our founder, resigned his positions as president, chief executive officer and chairman of the board of directors, but will continue to advise us and focus his efforts on capital formation, investor relations and business development;

  . Effective October 1, 2000, J. William Boyar was named chairman of the board;

  . Effective October 2, 2000, James G. Springfield became our president, chief executive officer and vice chairman of our board of directors;

  .  Effective July 31, 2000, Anna M. Goss joined us as controller;

  . Effective September 1, 2000, Russ M. Douglas resigned as our chief technology officer; and

  . Michael H. Leggett has been named director of technology to direct the technical development for the EPN.

   Name Change. A proposal to change our name to e-DOCS.MD, Inc. will be considered and voted on at our 2000 annual meeting of stockholders, which is anticipated to be held in December 2000. We believe that the name e-DOCS.MD, Inc. more accurately reflects our business and is more consistent with our ongoing operations.

The Offering

   This prospectus relates to the resale by some of our securityholders of up to 14,702,133 shares of our common stock. These shares consist of:

  .  8,471,413 shares of common stock owned by certain of our stockholders;

  . 2,733,333 shares of common stock issuable upon exercise of outstanding warrants; and

  . 3,392,000 shares of common stock issuable upon the conversion of and payment of accrued interest on our outstanding convertible promissory notes. The conversion rate of these notes is subject to adjustment, and this prospectus also covers any additional shares of common stock issuable as a result of any adjustment; and

  . 105,387 shares of common stock issued or issuable to a company that provides us broker support services.

   We will not receive any of the proceeds from the sale of the common stock offered by this prospectus.

   We currently do not have sufficient authorized common stock for issuance upon conversion or exercise of all of our outstanding convertible notes, options and warrants. A proposal to increase our authorized capital stock to 85,000,000 will be considered and voted on at our 2000 annual meeting of stockholders, which is anticipated to be held in December, 2000.

                                  RISK FACTORS

Sufficiency of Funds        We will be required to raise substantial additional
                            capital to implement our new e-commerce initiative,
We must raise additional    the e-DOCS Physician Network(TM), which we call the
capital to continue         "EPN," and to maintain and improve our current
operations and implement    medical transcription operations. If we are unable
our business plan.          to raise sufficient funds to satisfy our
                            requirements, there would be substantial doubt as to our ability to continue as a going concern, and we may be required to significantly curtail our operations.

Limited History of          We have incurred significant net losses since our
Business Operations         inception and expect to continue to incur
                            significant losses in the future. For the year
Due to its limited          ended December 31, 1999, we recorded a net loss of
nature, you should not      $2,655,913, or $0.20 per share, on net sales of
rely on our operating       $5,261,810. As of June 30, 2000, our accumulated
history as an indicator     deficit was $19,221,407. Our limited operating
of our future               history makes predicting future results of
performance.                operations difficult, and we may not be able to
                            achieve profitability. You should consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets such as the electronic and Internet-based medical transcription market, and the emerging business-to-business e-commerce market.

Need for increase in        If holders of our outstanding convertible notes,
authorized capital stock    options and warrants were to attempt to convert the
                            notes or exercise the options or warrants before
We do not have sufficient   the time of the adoption of an amendment to our
authorized common stock     certificate of incorporation to sufficiently
for issuance upon           increase our authorized common stock, or if the
conversion or exercise of   amendment is not ultimately adopted, then we could
our outstanding             face substantial potential liabilities to the
convertible notes,          holders of the convertible notes, warrants and
options and warrants        options due to our failure to be able to issue them
                            the required common stock.

Dependence on Principal     Our future financial performance will depend in
Products and Services       part on our ability to continue to develop and
                            establish our traditional and Internet-based
Our future results will     medical transcription service, and to effectively
depend upon the success     develop and introduce the EPN. However, we may not
of our current              be successful in developing these or other products
operations, and the         or services in a manner that meets with market
successful introduction     acceptance. In addition, new product releases may
of our new business-to-     contain undetected errors that require significant
business e-commerce         design modifications, resulting in a loss of
initiative.                 customer confidence and adversely affecting the use
                            of our products and services.

Ability to Attract          Our success in the medical transcription business
Qualified                   is dependent upon our ability to attract and retain
Transcriptionists           qualified transcriptionists who can provide the
                            accuracy and turnaround time required for our
Competition for qualified   customers. Competition for transcriptionists is
transcriptionists is        intense. We may not be successful in attracting and
intense.                    retaining the personnel necessary to conduct our
                            business successfully. In addition, our inability to attract, hire, assimilate and retain qualified personnel could have a material adverse effect upon our business. We ultimately may prove unable to attract sufficient qualified transcriptionists.

Intellectual Property and
Property Rights             We currently have two issued patents and three
                            patent applications pending, and rely on a
Our success will be         combination of trade secret, copyright and
dependent upon a            trademark laws, non-disclosure agreements and
combination of              contractual provisions to protect our proprietary
proprietary software        rights in our software and technology. However,
technology and hardware     these protections may not prevent misappropriation
purchased and licensed      of the technology. Moreover, third parties could
from third parties. Our     independently develop competing technologies that
current protections may     are substantially equivalent or superior to our
not be sufficient to        technologies. Although we believe that our services
protect these               and products and the proprietary rights we develop
technologies.               or license do not infringe patents and proprietary
                            rights of other parties, those parties may assert infringement claims, regardless of merit, against us in the future.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This registration statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. When used in this registration statement, the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include statements regarding:

  .  our estimate of the sufficiency of our existing capital resources;

  . our ability to raise additional capital to fund cash requirements for future operations;

  . the uncertainties involved in the rate of growth and acceptance of the Internet;

  . the adoption of electronic medical record technology by physicians and patients; and

  .  the facilitating of e-commerce transactions.

   You should read these statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other "forward-looking" information. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in this prospectus under the caption "Risk Factors" and elsewhere in this registration statement could substantially harm our business, and that upon the occurrence of any of these events, the trading price of our common stock could decline, and you could lose all or part of your investment.

                                 CAPITALIZATION

   The following table sets forth our unaudited capitalization as of June 30, 2000, and our unaudited as adjusted capitalization as of June 30, 2000, giving effect to the private placement of 6,666,666 shares of common stock at a sale price of $0.15 per share, and six convertible promissory notes in the aggregate principal amount of $480,000. You should read this table along with our selected consolidated financial information and our consolidated financial statements and notes thereto included elsewhere in this prospectus.

                                                          June 30, 2000
                                                    --------------------------
                                                       Actual     As Adjusted
                                                    ------------  ------------
Cash and cash equivalents.......................... $    399,340  $  1,879,340
                                                    ============  ============

Current portion of long-term obligations:
  Preferred stock payable.......................... $    473,543  $    473,543
  Note payable to related party....................      250,000       250,000
  Convertible notes payable........................           --       480,000
  Capital lease....................................       71,915        71,915
  Long-term debt...................................       58,333        58,333
                                                    ------------  ------------
    Total current portion of long-term
     obligations...................................      853,791     1,333,791

Long-term obligations, net of current portion:
  Preferred stock payable..........................      327,894       327,894
  Capital lease....................................      241,699       241,699
  Long-term debt...................................       58,334        58,334
                                                    ------------  ------------
    Total long-term obligations, net of current
     portion.......................................      627,927       627,927

Stockholders' Equity:
  Preferred stock, series 2, $.10 par value per
   share...........................................          297           297
  Common stock, $.001 par value per share..........       39,617        46,284
  Paid-in capital..................................   20,160,716    21,154,049
  Accumulated deficit..............................  (19,221,407)  (19,221,407)
                                                    ------------  ------------
    Total stockholders' equity.....................      979,223     1,979,223
                                                    ------------  ------------
    Total capitalization........................... $  2,460,941  $  3,940,941
                                                    ============  ============

                  COMMON STOCK PRICE RANGE AND DIVIDEND POLICY

Common Stock Price Range

   Our common stock began trading on the Over-the-Counter Bulletin Board on February 5, 1997, under the symbol "AVRI." We changed our ticker symbol to "EDOC" on February 23, 1999.

   The following table shows, for the periods indicated, the range of high and low bid information for our common stock as reported by the Over-the-Counter Bulletin Board. Any market for our common stock should be considered sporadic, illiquid and highly volatile. Prices reflect inter-dealer quotations, without adjustment for retail markup, markdowns or commissions, and may not represent actual transactions. Our common stock's trading range during the periods indicated is as follows:

      1998                                                         High   Low
      ----                                                        ------ ------
      1st quarter................................................ $3.812 $1.750
      2nd quarter................................................ $3.312 $0.875
      3rd quarter................................................ $1.875 $0.450
      4th quarter................................................ $1.531 $0.625

      1999                                                         High   Low
      ----                                                        ------ ------
      1st quarter................................................ $2.125 $0.906
      2nd quarter................................................ $1.406 $1.062
      3rd quarter................................................ $1.688 $0.438
      4th quarter................................................ $0.530 $0.188

      2000                                                         High   Low
      ----                                                        ------ ------
      1st quarter................................................ $4.000 $0.250
      2nd quarter................................................ $1.562 $0.398
      3rd quarter................................................ $0.656 $0.218
      4th quarter (through October 26, 2000)..................... $0.406 $0.281

   As of October 26, 2000 there were 49,120,547 shares of common stock issued and outstanding, 304 holders of record and approximately 4,500 beneficial owners of our common stock.

Dividend Policy

   We have neither declared nor paid any dividends on our common stock since our inception. Presently, we intend to retain our earnings, if any, to provide funds for reinvestment in the implementation of our business plan. Therefore, we do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, debt obligation agreements, general business conditions and other pertinent facts.

                                USE OF PROCEEDS

   We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. We will, however, receive $590,000 from the issuance of our common stock upon the selling stockholders' exercise of warrants, if exercised in full.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

   The following discussion should be read in conjunction with the consolidated financial statements and the related notes thereto and other detailed information appearing elsewhere in this prospectus.

Overview

   Our current revenue is derived from the out-sourced medical transcription of patient records for physicians, clinics and hospitals through our wholly owned subsidiary, e-DOCS Health Care Information Services. Our current customer base includes approximately 1,600 physicians in four states.

   After ten months of use by physicians, we recognized that the voice recognition component of our previous product, VoiceCOMMANDER 99, was not generating the cost and labor savings previously believed possible. However, the market clearly indicated a preference for a browser-oriented tool for Internet-based transcription and medical records storage services. Using the experience gained from our first Internet-based service, VoiceCOMMANDER 99, we have developed the next generation browser-based service, which we call the e-DOCS Physician Network.

   While we continue to provide medical transcription services, we are developing the EPN, through our wholly-owned subsidiary, e-DOCS Physician Network, Inc., as a medically centric, business-to- business application service provider. The EPN is designed to provide a secure, browser-based document handling solution directed at the independent transcription company and the nation's 637,000 physicians, a majority of whom practice in groups of five or less. We have used our experience in previously acquiring eight independent transcription companies to provide a common technology platform to these independent, capital-deficient businesses.

   We are attempting to design the EPN to become the standard technology platform for independent transcription, billing and coding companies and the individual practicing physician. It is being developed in response to a need identified by our existing customer base for a simple, secure document handling solution to the daily needs of the medical services community.

   The EPN is being designed to provide an efficient Internet-based delivery system for medical transcription documents and an infrastructure for capturing, organizing, storing and retrieving medical information. The services may include medical transcription and storage, training, legacy system integration, and the electronic storage and retrieval of the physician's hand-written notes of a patient encounter. The EPN is designed to simplify how physicians interact with medical information, without attempting to change their current practice methodology. In addition, we believe the EPN will provide a streamlined, more efficient medical billing and accounts receivable management process for physicians.

   We intend to provide the services of the EPN on a monthly subscription basis. The transcription company can deliver its medically transcribed documents through the EPN browser, allowing physicians to review their transcription online and digitally sign the document. It will be available all of the time from any location upon authorization of the user.

   The basic browser based service will be provided to the physician at no cost. The EPN will offer secure, long-term, Health Insurance Portability and Accountability Act (HIPAA)--compliant document storage for a monthly subscription fee. Other services anticipated to be provided include a basic online medical record, including the capture of the physician's handwritten patient notes without scanning. Our study of 42 practices throughout Texas and Colorado showed that only one in 14 physicians currently use an electronic medical record entry system. The remainder rely on handwritten patient notes. Our research indicates many physicians prefer a simple document solution that does not alter the way the physician practices medicine. We believe that use of the EPN will not disrupt the physicians' normal operating procedures. Additionally, cost reductions in medicine demand an approach based on use, rather than large, up-front investments.

   We believe that the important competitive advantage of the EPN will be its presentation of information to the physician rather than requiring the physician to search the net to find information and services. A medical search engine button will always be available adjacent to the patient record, allowing the physician instant access to this resource at all times. In addition, we plan to provide medical billing and receivable financing through our strategic partnerships. We further intend to enter into strategic relationships with well-known providers of other services, such as banking, travel and professional liability insurance, and an upgraded path to a more sophisticated medical record, if desired by the physician. The EPN will also provide access to the distribution of pharmaceutical samples and information through our site.

   Furthermore, the EPN will provide enabling infrastructure and services for secure, online medical transactions. It will provide an integrated service solution designed specifically for healthcare that will include roaming user credentials, complete audit trail, fraud detection and directed delegation of authority to medical records. Thus, the EPN is being designed to be a secure facility with "state of the art" protection.

Results of Operations

   Due to the evolution of our business strategy, we believe that our historical results of operations for the periods presented may not be directly comparable.

 Six Months Ended June 30, 2000 vs. June 30, 1999

   Revenue. Our primary source of revenue originated from the sale of transcription services. During the six months ended June 30, 1999, we also generated $469,949 in revenue from the sale of bundled products comprised of software and hardware. There were no sales of bundled products in the six months ended June 30, 2000. Net transcription service revenue decreased to $1,221,390 for the six months ended June 30, 2000, a decrease of $659,520, from the comparable period in 1999. The decrease is primarily attributable to the sale of the net assets and contracts of certain of our medical transcription services effective December 20, 1999.

   Cost of Sales. Cost of sales for medical transcription consists primarily of labor costs. Cost of sales for medical transcription decreased $357,405 for the six month period ending June 30, 2000, as compared to the same period in 1999, as a result of reduced transcription revenue. Related gross margin on medical transcription services for the six months ended June 30, 2000 was $282,880, resulting in a gross margin on transcription services of 23%, compared to 31% for the comparative period in 1999. The decreased gross margin primarily reflects increases in labor costs resulting from a shortage in skilled medical transcriptionists.

   Cost of sales for bundled products for the six months ended June 30, 1999 was $52,567 and related gross margin was $417,382.

   Marketing and Sales Expense. Marketing and sales expense consists primarily of marketing and sales salaries and commissions and advertising/promotional expenditures. Marketing and sales expense decreased to $19,436 for the six months ended June 30, 2000, down approximately $330,000 for the comparative period in 1999. The decrease is the direct result of our increased focus on the transcription business. The transcription industry does not require significant marketing efforts.

   General and Administrative Expense. General and administrative expense is comprised primarily of compensation and related expenditures for administrative and executive personnel, professional fees associated with legal, consulting, and accounting services, and general corporate overhead. General and administrative expense decreased for the six months ended June 30, 2000 to $1,228,954, a decrease of approximately $2,710,000, from the same period in 1999. The decrease was primarily attributable to decreases in compensation, legal and accounting fees, travel and consulting in 2000 related to the decreased level of operations, and reflecting in 1999 a high level of acquisition related activities.

   Compensation for the six months ended June 30, 2000 decreased by approximately $1,075,000 from the same period in 1999. The decrease reflected the headcount decreases for disposed operations, as well as a reduction in corporate office staff from 35 to seven.

   Legal and accounting fees for the six months ended June 30, 2000 decreased by approximately $550,000 and consulting fees for the same period decreased by approximately $325,000, as compared to the corresponding period in 1999. The first half of 1999 reflected significant professional fees as a result of ongoing acquisition activities. We have since curtailed our acquisition policy with an emphasis on internal growth of our transcription business and development of the EPN.

   Travel related costs decreased approximately $150,000 for the six months ended June 30, 2000 to the corresponding period in 1999. Significant acquisition activities and a larger network of transcription companies in 1999 were the primary reasons for the decrease.

   Research and Development Expense. Research and development expense consists primarily of personnel costs including salaries, benefits and consultant costs related to the research and preliminary development efforts on new software products. Research and development expense decreased to $13,172 for the six months ended June 30, 2000, down approximately $482,000 from the corresponding periods in 1999. The decrease in research and development costs is attributable to our change in business focus from software development to a transcription service provider. During 2000, we capitalized approximately $207,000 in development costs related to the EPN. In 1999 no development costs were capitalized. Development costs associated with the EPN will largely be incurred in the second and third quarters of 2000.

   Through the period ended June 30, 2000, we have incurred operating losses, since our inception, of approximately $23.1 million. To date, our operations have not been profitable and there is no assurance that they will become profitable in the future. Significant acquisitions and dispositions in 1999 distort the comparability between periods and as to future operations.

 Fiscal Year 1999 vs. Fiscal Year 1998

   Revenues. Revenues increased $4,544,453 from $717,357 in 1998 to $5,261,810 in 1999. The increase was attributable to our acquisition program ($4,126,590 related to transcription operations acquired in 1999) and a full year of operations for our 1998 acquisitions.

   Effective December 20, 1999, we disposed of the assets and related operations of our medical transcription services in New York, New Jersey, Houston, Texas and Manila, the Philippines. Revenues of ongoing operations are expected to decline in 2000.

   Cost of Sales. Cost of sales increased $3,618,920 from $432,246 in 1998 to $4,051,166 in 1999. This increase was attributable to direct costs associated with transcription operations acquired. Gross margins were 23% in 1999 compared with 40% in 1998, reflecting the higher fixed costs and labor intensive nature of our increased transcription operations.

   Marketing and Sales Expense. Marketing and sales expense decreased 37% from $1,265,927 in 1998 to $797,745 in 1999. This $468,182 decrease is the result of our increased focus on the transcription business, which does not require significant marketing efforts.

   General and Administrative Expense. General and administrative expense increased 25% from $5,640,238 in 1998 to $7,024,097 in 1999, up $1,383,859.

   Administrative and executive compensation increased approximately $855,000 primarily as a result of personnel increases from acquisitions and severance costs related to the termination of certain corporate officers.

   Legal fees increased by $276,000 primarily because of expenses associated with an abandoned registration statement, our exchange of assets, extinguishment of debt and costs associated with the conversion of our preferred stock into our common stock.

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

   Our acquisitions during 1999 resulted in increased office rent, depreciation and goodwill amortization. These expenses increased approximately $653,000.

   These increases were offset by decreases in other expenditures related to outside consultants. As our business focus shifted to the transcription business, and we developed the internal expertise to manage operations, we hired fewer outside consultants.

   Research and Development Expense. Research and development expense decreased 6% from $754,170 in 1998 to $711,404 in 1999 down $42,766. During 1998, we capitalized approximately $291,000 of development costs. In 1999 no costs were capitalized. These decreases were attributable to our change in focus from software development to transcription service provider.

   Interest Expense. Interest expense increased $651,222 from $216,680 in 1998 to $867,902 in 1999. Interest expense increased primarily because of increased finance charges related to warrants issued in connection with debt and preferred stock. Higher amounts of outstanding indebtedness and accretion of discounts on preferred stock payables also contributed to the increase. Finance charges associated with warrants and accretion of discounts on preferred stock payables did not exist in 1998.

   Extraordinary Gain on Extinguishment of Debt. In December 1999, some of our indebtedness was forgiven in exchange for certain of our net assets and related operations. The resulting gain of $5,562,750 was reflected as an extraordinary item.

Liquidity and Capital Resources

   At June 30, 2000, we had cash and cash equivalents of $399,340 and a working capital deficiency of $1,130,805. This compares to cash and cash equivalents of $53,529 and a working capital deficiency of $1,568,752 at December 31,1999. The increase in working capital of approximately $438,000 is attributable to:

  . cash received from exercise of stock options and warrants of approximately $840,000; and

  . approximately $370,000 from issuance of common stock reflected as a liability in the December 31, 1999 financial statements;

  .  which were offset by current year operating losses.

   In September 2000, we completed the private placement of:

  .  6,666,666 shares of our common stock for net proceeds of $1,000,000;

  . warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.15 per share; and

  . six convertible promissory notes in the aggregate principal amount of $480,000.

   The convertible promissory notes described above bear interest at a rate of 12% per annum, and unless converted, will mature on the earlier of February 28, 2001 or a change in our control. Upon adoption of an amendment to our certificate of incorporation to increase our authorized common stock, the convertible notes described above automatically will convert into a number of shares of common stock equal to the principal amount of the promissory notes, plus accrued and unpaid interest, divided by the lesser of $0.15 or the lowest per share price for which we have sold shares of common stock between September 1, 2000 and the conversion date.

   The warrant described above was issued as compensation to the placement agent in the sale of the 6,666,666 shares of common stock described above. The warrant has an exercise price of $0.15 per share, is exercisable immediately, and expires on October 31, 2003.

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

   We believe our cash position, less known commitments and contingencies, plus the net proceeds of approximately $1.5 million received in the September 2000 private placements, plus cash generated from operations should be adequate to fund our on-going operations and fund the development of the EPN through January 2001. We will require substantial additional capital during fiscal 2001 to implement and market the EPN.

   Our capital requirements will depend on many factors, including, cash flow from operations, additional working capital requirements, additional product development expenses and capital expenditures. To the extent that existing resources are insufficient to fund our operations in the short- or long-term, we will need to raise additional funds through public or private financings. We may not be able to raise additional financing on terms favorable to us or to our stockholders without substantial dilution of their ownership and rights. If we are unable to raise sufficient funds to satisfy either short- or long-term requirements, there would be substantial doubt as to our ability to continue as a going concern. We may be required to significantly curtail our operations, sell our transcription operations, significantly alter our business strategy, forego market opportunities or obtain funds through arrangements with strategic partners or others that may require us to relinquish material rights to certain of our technologies or potential markets.

                            BUSINESS AND PROPERTIES

General

   Our current principal business is providing traditional and Internet-based medical transcription services. Medical transcription is the conversion of dictated information into a standard text format for inclusion in a patient's permanent medical records. We have approximately 1,600 physician transcription clients in four states, and transcribe approximately 463,000 physician-dictated medical records annually. Our medical transcription operations currently provide our only source of revenue.

   Our business strategy is to develop an Internet-based patient record storage system called the e-DOCS Physician Network, or "EPN," using the experience we gained from acquiring eight independent transcription companies and developing Internet-based software. The EPN is a vertical Internet application service provider for the service of the medical community operated through our wholly-owned subsidiary e-DOCS Physicians Network, Inc. It is directed at independent transcription companies as well as medical billing and collection firms, medical coding companies, independent practice associations, preferred provider organizations, other strategic partnerships we may enter into and at the nation's 637,000 clinical physicians, a majority of whom practice in groups of five or less. We intend to provide a common technology platform for these types of independent, capital-deficient businesses. The EPN is a secure, business-to-business Internet application for the electronic organization, storage and retrieval of medical transcription services and physicians' handwritten notes of patient encounters. It will also provide access to this medical information 24 hours a day, seven days a week. Ultimately, the EPN will create a direct link to the physician by facilitating improvements to the existing channel for transcription and medical information.

   In October 2000, we began physician testing of the EPN. We anticipate the launch of the EPN in the fourth quarter 2000.

Recent Developments

   Recent Sales of Securities. In September 2000, we completed several private placements of our securities. These private placements consisted of:

  .  6,666,666 shares of common stock at a sale price $0.15 per share;

  .  a warrant to purchase 1,000,000 shares of our common stock; and

  . six convertible promissory notes in the aggregate principal amount of $480,000.

   Conversion of Note. Effective October 26, 2000, N. Rudy Garza, one of our directors, converted one of our convertible notes into 1,804,747 shares of our common stock.

   We currently do not have sufficient authorized common stock for issuance upon conversion or exercise of all of our outstanding convertible notes, options and warrants. A proposal to increase our authorized capital stock to 85,000,000 will be considered and voted on at our 2000 annual meeting of stockholders, which is anticipated to be held in December, 2000.

   Changes in Management.

  . Effective September 28, 2000, Timothy J. Connolly, our founder, resigned his positions as president, chief executive officer and chairman of the board of directors, but will continue to advise us and focus his efforts on capital formation, investor relations and business development;

  . Effective October 1, 2000, J. William Boyar was named chairman of the board of directors;

  . Effective October 2, 2000, James G. Springfield became our president, chief executive officer and vice chairman of the board of directors;

  .  Effective July 31, 2000, Anna M. Goss joined us as controller;

  . Effective September 1, 2000, Russ M. Douglas resigned as our chief technology officer; and

  . Michael H. Leggett has been named director of technology to direct the technical development for the EPN.

   Name Change. A proposal to change our name to e-DOCS.MD, Inc. will be considered and voted on at our 2000 annual meeting of stockholders, which is anticipated to be held in December 2000. We believe that the name e-DOCS.MD, Inc. more accurately reflects our business and is more consistent with our ongoing operations.

   Forbearance Agreements. On May 3, 2000, we entered into a forbearance agreement with each of Hillel Bronstein, Stuart Szpicek, and Yaniv Dagan relating to the issuance of 575 shares of our convertible Series 1 preferred stock to Cornell Transcription, Inc. as part of the purchase price under the terms of the asset purchase agreement between AVRI Health Care Information Services, Inc., a Delaware corporation and our wholly-owned subsidiary, and Cornell Transcription, Inc., a New York corporation of which Mr. Bronstein, Mr. Szpicek, and Mr. Dagan are shareholders. The terms of the forbearance agreements required Mr. Bronstein, Mr. Szpicek, and Mr. Dagan to not exercise any enforcement rights or remedies under, or with respect to, the asset purchase agreement resulting from our inability to register the shares of our common stock underlying the Series 1 preferred stock until the earlier of when the common stock is registered or August 15, 2000. The affected shares were registered on August 11, 2000.

   As consideration for the forbearance, we:

  . granted Mr. Bronstein warrants to purchase 118,750 shares of common stock, granted Mr. Szpicek warrants to purchase 118,750 shares of common stock, and granted Mr. Dagan warrants to purchase 12,500 shares of common stock; and

  . paid interest in common stock to each of Mr. Bronstein, Mr. Szpicek and Mr. Dagan at a rate of 1% per month on the cash value of the shares of common stock held by, and owed to them under the forbearance agreements through the expiration of the forbearance period. In addition, we paid the legal fees of Mr. Bronstein and Mr. Szpicek totaling $40,000.

Company History

   Our predecessor, Voice Technology Partners, L.P., a Texas limited partnership, was founded in 1994. In August 1996, the partnership's assets were contributed to a Delaware corporation. In December 1996, the Delaware corporation completed a share exchange with Summa Vest, Inc., a Utah corporation, which immediately changed its name to Applied Voice Recognition, Inc. In January 1998, the Utah corporation reincorporated in Delaware. In March 1999 we began using the assumed name e-DOCS.net.

   Before the first quarter of 1998, our principal efforts were focused on the sales of VoiceCOMMANDER(TM). We sold this voice recognition software to the general business community through retail sales channels and our internal sales force. In the first quarter of 1998, we narrowed the focus of our business plan to concentrate our efforts on medical transcription services.

   In March 1998, we began expanding into the healthcare transcription industry by acquiring Transcription Resources of Dallas, Texas. The operation of Transcription Resources during 1998 provided us with valuable industry experience that enabled us to develop a software product that provides healthcare professionals with a tool for Internet-based transcription and dictation services. The product, VoiceCOMMANDER 99, provided a mobile dictation technology designed to improve the quality and reduce the costs of healthcare information needs.

   After ten months of use by physicians, we recognized that the voice recognition component of VoiceCOMMANDER 99 was not generating the cost and labor savings previously believed possible. However, the market indicated a preference for a browser-oriented tool for Internet-based transcription and medical records storage services. We never derived significant revenues from VoiceCOMMANDER 99, and have ceased the development and use of it as part of our business plan. Nevertheless, we believe that our use of VoiceCOMMANDER 99 has provided us with a unique experience that will allow us to respond to technological changes in the future.

   During 1998 and 1999, we acquired eight traditional transcription companies in various markets in the U.S. and the Philippines. Under an asset purchase agreement dated January 7, 2000, and effective as of December 20, 1999, we sold the net assets and contracts of four of these medical transcription service operations, which were based in New York, New Jersey, Houston, Texas and Manila, the Philippines, for consideration of approximately $9.4 million. The purchasers were Lonestar Medical Transcription USA, Inc., a Delaware corporation and, at the time of purchase, a wholly-owned subsidiary of L&H Investment Co., N.V., a Belgium company. Additionally, Lonestar and L&H Investment obtained the non-exclusive rights to our VoiceCOMMANDER 99 code.

   The $9.4 million purchase price consisted of:

  . the forgiveness of a $2.0 million promissory note held by Lernout & Hauspie Speech Products, N.V., a Belgium company and an affiliate of L&H Investment;

  .  the forgiveness of a $1.5 million promissory note held by L&H
     Investment;

  .  the forgiveness of approximately $94,000 in interest;

  . the retirement of $5.0 million in series D preferred stock held by L&H Investment and forgiveness of approximately $318,000 in dividends; and

  .  approximately $457,000 in cash for our accounts receivables sold.

   We also converted warrants held by L&H Investment to purchase approximately
3.5 million shares of our common stock at $1.25 per share into a warrant to purchase 800,000 shares of our common stock at $0.37 per share. Lonestar became the holder of this warrant, and in May 2000, performed a cashless exercise of the warrant for 572,132 shares of our common stock. The Lernout & Hauspie promissory note, the L&H Investment promissory note and the series D preferred stock were convertible into 5,405,405, 4,054,054 and 13,513,513 shares of our common stock, respectively. The disposition removed substantial indebtedness from our books and potential dilution to our common stockholders.

   During our fiscal years ended December 31, 1998 and 1999, we spent approximately $754,000 and $711,000, respectively, on research and development activities. Those activities focused primarily on the development of our medical transcription operations and VoiceCOMMANDER 99. During those two years we did not have any expenditures on the development of the EPN.

Industry Overview

   Medical Transcription Industry. Medical transcription is the conversion of dictated information into a standard text format for inclusion in a patient's permanent medical records. Increasingly, patients' permanent medical records are being maintained as electronic patient records. The notes are either transcribed in-house or transmitted by phone lines or courier to an outside service. According to the Medical Transcription Industry Alliance, physicians in the U.S. are currently spending over $6.6 billion dollars per year on transcription, growing at a rate of 15-20% annually. Whether it is performed in-house or out-sourced to professional transcription services, most of the costs associated with transcription are attributable to labor in the form of typing and quality assurance. The medical transcription industry also is very fragmented, with approximately 1,500 transcription companies domestically according to the Medical Transcription Industry Alliance. The medical transcription market includes individual physicians, physician groups and hospitals.

   Healthcare Internet Industry. The healthcare industry is in a period of rapid change, which is being influenced by government regulation, industry consolidation, quality of care issues and technological change. Healthcare providers are outsourcing administrative activities in an effort to reduce costs. We and other out-source medical transcription service providers are using emerging technologies like the Internet and digital imaging to improve the transcription process and the management of electronic patient records.

Products and Services

   Medical Transcription. We derive substantially all of our revenue from providing value-added medical transcription services to clients through our four transcription operations. Our traditional transcription business provides a computer-based service for transcription of physician dictation. While our service arrangements vary by customer (some of which require transcription to be performed on-site), these services are primarily provided from remote locations using telecommunications and Internet capabilities. As a result, many of our transcription employees are able to work as "telecommuters" using networked computers in their homes. Our transcription services are typically paid for on a per line transcribed basis.

   The e-DOCS Physician Network. Our research indicates many physicians prefer a simple document technology that does not alter the way the physician practices medicine. The EPN is designed to become the standard technology platform for independent billing and coding and transcription companies and the individual practicing physician. It is being developed in response to a need identified by our existing customer base for a simple, secure solution to the daily needs of the medical services community.

   The opportunity for the EPN is created by the fundamental need for the medical transcription industry to have a direct connection to physicians. With approximately 637,000 actively practicing physicians in the U.S., the physician office market accounts for approximately $215 billion of healthcare spending and directs up to another $600 billion in spending, as reported by Wit Capital. Physician office services are expected to exceed $400 billion by 2008. The physician market is extremely fragmented, with over a majority in groups of less than five doctors according to the American Medical Association. Our research of 42 practices throughout Texas and Colorado indicated only one in 14 physicians currently use an electronic medical record entry system. The remainder rely on handwritten patient notes.

   The EPN is being designed to provide an efficient Internet-based delivery system for medical transcription documents and an infrastructure for capturing, organizing, storing and retrieving medical information. The services may include medical transcription and storage, training, legacy system integration, and the electronic storage and retrieval of the physician's hand-written notes of a patient encounter. The EPN is being designed to simplify how physicians interact with medical information without attempting to change their current practice methodology. In addition, we believe the EPN will provide a streamlined, more efficient medical billing process for physicians. It also will support opportunities for other physician interests in related content, services and products, such as banking, travel, and professional liability insurance.

   We intend to provide the services of the EPN on a monthly subscription basis. The transcription company can deliver its medically transcribed documents through the EPN browser, allowing physicians to review their transcriptions online and digitally sign the documents. It will be available all of the time from any location upon authorization of the user.

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

   The basic browser based service will be provided to the physician at no cost. The EPN will offer secure, long-term, Health Insurance Portability and Accountability Act (HIPAA)-compliant document storage for a monthly subscription fee. Other services anticipated to be provided include a basic online medical record, including the capture of the physician's handwritten patient notes without scanning.

   We believe that the EPN's important competitive advantage will be its presentation of information to the physician rather than requiring the physician to search the Internet to find information and services. A medical search engine button will always be available adjacent to the patient record, allowing the physician instant access to this resource at all times. In addition, we plan to provide medical billing and receivable financing through our strategic partnerships. We further intend to enter into strategic relationships with well-known providers of other services, such as banking, medical and office supplies, and an upgrade path to a more sophisticated medical record, if desired by the physician. The EPN will provide access to the sale and distribution of pharmaceuticals through our site.

   Furthermore, the EPN will provide enabling infrastructure and services for secure, online medical transactions. It will provide an integrated service technology designed specifically for healthcare that will include roaming user credentials, complete audit trail, fraud detection and directed delegation of authority to medical records.

Competition

   Medical Transcription Industry. We compete in the highly fragmented medical transcription industry that is predominately populated by small, regional or local companies, with a limited number of national companies. MTIA estimates that the total annual cost of transcribing medical records in the United States is greater than $6.6 billion. Of this amount, MTIA reports that approximately $1.0 billion is currently outsourced to medical transcription companies.

   While the transcription services industry remains highly fragmented, there has been a significant trend towards consolidation. We believe that this trend is in response to the greater technological demands of the customer base and the consolidation of healthcare service providers into larger national companies. Smaller, regional and local medical service providers are at a disadvantage because they are not able to achieve sufficient economies of scale to obtain a return on significant investments in technology. The consolidation of healthcare service providers is reducing the number of potential medical transcription customers, while increasing the information management requirements of those customers. We believe that the larger healthcare service providers prefer to use a smaller number of larger, more technologically-advanced, medical transcription service providers.

   The number of large national transcription service providers has decreased in recent years due to industry consolidation. The largest medical transcription service providers are Medquist, Inc. and LHSP. We believe that our ability to compete with these providers and others depends upon many factors within and outside of our control, including the timing and market acceptance of our transcription services, service quality, performance, price, reliability, customer service and support and the ability to attract qualified transcriptionists.

   Increased competition may result in price reductions for our services, reduced operating margins and an inability to increase our market share, any of which would have a material adverse effect on our business.

   Healthcare Internet Industry. High growth, intense competition, and technological change characterize the market for electronic healthcare information services and e-commerce. In addition to the direct competitors that we will be facing in the electronic medical records market, we will face competition from many companies with significantly greater financial resources, well-established brand names and large installed customer bases. We expect significant competition from:

  . Traditional healthcare information system vendors, including Cerner Corporation, Epic Systems Corporation, IDX Corporation, McKesson/HBOC, Medic, a division of Misys PLC, and Shared Medical

     Systems Corporation, each of which focus on providing information systems to large healthcare enterprises and physician practice groups. They also have large installed bases of customers. Although they have not traditionally focused on providing electronic medical record services, they have begun to pursue a variety of Internet strategies, some of which could provide functions competitive with our products and services; and

  . Major Internet companies, including those not currently specializing in the healthcare industry, which also may enter our markets. Many of these companies have longer operating histories, larger customer bases, substantially greater financial, technical, sales and marketing resources and greater name recognition than we do, and we may be unable to compete successfully against them. The most significant competitive factors include clinical focus, service reliability, breadth of product offerings, price performance ratio, network security, ease of access and use, content bundling, customer support, brand recognition and operating experience. However, we believe we will be able to compete favorably in most of these areas by targeting the smaller healthcare enterprises and physician practice groups.

Government Regulation and Healthcare Reform

   The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operation of healthcare organizations. Proposals to reform the U.S. healthcare system have been and will continue to be considered by the U.S. Congress. These programs may contain proposals to increase or decrease government involvement in healthcare or change the operating environment for our potential customers. Healthcare organizations may react to these proposals and the uncertainty surrounding them by curtailing or deferring investments, including those for our products and services. On the other hand, changes in the regulatory environment have in the past increased, and may continue to increase, the needs of healthcare organizations for cost-effective information management, which may enhance the marketability of our applications and services. We cannot predict with any certainty what impact, if any, these proposals or any future healthcare reforms might have on our business.

   The Health Insurance Portability and Accountability Act of 1996 (HIPAA) mandates the use of standard transactions and identifiers, prescribed security measures and other provisions within two years after the adoption of final regulations by the Department of Health and Human Services. It will be necessary for our products and services to be in compliance with the proposed regulations. Congress also is likely to consider legislation that would establish rules about individuals' rights to access their own or someone else's medical information within legislation known as a "patient bill of rights". This legislation, if enacted, would likely define what is to be considered protected health care information and outline steps to ensure the confidentiality of this information.

   The confidentiality of patient records and the circumstances under which records may be released for inclusion in our EPN databases are subject to substantial and rapidly evolving regulation governing both the disclosure and the use of confidential patient medical record information. Legislation governing the dissemination of medical record information has been proposed at both the state and federal levels. This legislation may require holders of medical records to implement security measures that may require substantial expenditures by us or materially restrict the ability of healthcare providers to submit information from patient records using our applications.

   In October 1999, the Department of Health and Human Services proposed new rules under the HIPAA. The proposed rules would require the formulation of policies and systems that give individuals access to their health care information. In addition, these rules would require that safeguards be constructed to protect this information against unauthorized access. The proposed rules include new penalties for violations of an individual's right to keep his health information private. These proposed rules are expected to become final in 2000.

   There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted that address issues such as online content, user

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

privacy, pricing and characteristics and quality of applications and services. For example, although two key provisions of the act were held unconstitutional, the Communications Decency Act of 1996 prohibited the transmission over the Internet of some types of information and content.

   Internet user privacy has become an issue in the United States. Current United States privacy law consists of a few disparate statutes directed at specific industries that collect personal data, none of which specifically covers the collection of personal information online. The United States or any state may adopt legislation to attempt to protect this privacy. Any legislation addressing these issues could affect the way in which we are allowed to conduct our business, especially those aspects that involve the collection or use of personal information, and could have a material adverse effect on our business. Moreover, it may take years to determine the extent to which existing laws governing issues such as property ownership, libel, negligence and personal privacy are applicable to the Internet.

   The tax treatment of the Internet and e-commerce is currently unsettled. Several proposals have been made at the federal, state and local levels and by some foreign governments that could impose taxes on the sale of goods and services and some other Internet activities. A recently passed law places a temporary moratorium on specific types of taxation on e-commerce. We cannot predict the effect of current attempts at taxing or regulating commerce over the Internet. Any legislation that substantially impairs the growth of e-commerce could have a material adverse effect on our business.

Intellectual Property

   Patents. We regard our software as proprietary and rely on a combination of copyright and trade secret laws in attempting to protect those rights. We enter into software license agreements with end-users of our products that outline the terms and conditions under which our products can be used. Despite these precautions, unauthorized third parties may be able to copy aspects of our products or to obtain and use information that we regard as proprietary.

   We are applying for a patent that describes the process for presenting medical details about pharmaceutical products to doctors though the use of an Internet browser. We also hold a variety of patents and have made patent applications that are useful to our transcription business. These patents and applications relate to various aspects of our speech recognition, user interface and Internet technology.

   The patent process is lengthy and complex. Each patent must go through rigorous examination and may involve amplifying submissions. We may, based upon response from the patent office, abandon efforts on any patents that are deemed not to warrant further investment of our resources. There can be no assurance that any patents will be issued or, if issued, will provide us with significant protection against competitors. Our current intention is to develop products based on our existing intellectual property rights only to the extent these rights relate to the development of the EPN. However, we may seek to sell or license these rights in the future.

   Certain of our competitors have obtained, and we believe that certain of our competitors are seeking, patent protection on various aspects of their speech recognition technologies. Many of our competitors have significantly greater resources than we do. We believe that, because of the rapid pace of technological change in the software industry, factors such as the technological and creative skills of our personnel are more important to establishing and maintaining a technology leadership position than are the various legal protections of our technology.

   Litigation, which could result in substantial cost to and diversion of effort by us, may be necessary to enforce any patent issued to us, to protect trade secrets or know-how owned by us, or to determine the scope and validity of the proprietary rights of others. Adverse findings in any proceeding could subject us to significant liabilities to third parties, require us to seek licenses from third parties, and adversely affect our ability to sell our products. We are not aware of any controversy likely to lead to litigation relating to intellectual property issues. However, there can be no assurances that our products and services will not infringe on patent or other rights of others, for which licenses might not be available to us.

   Trademarks. We have been granted U.S. Trademarks for each of APPLIED VOICE RECOGNITION, VoiceCOMMANDER, LAWCOMMANDER, VOICECOMMANDER (CTM), GIVING PEOPLE POWER OVER TECHNOLOGY, and MIKE ROFONE (word mark) plus miscellaneous designs of the Mike Rofone character. In addition we have applied for U.S. trademarks for It's About Time, Physician Internet Portal, P.I.P., e-DOCS.net (trademark), e-DOCS.net (service mark), Virtual Physician Private Network, e-DOCS (trademark), e-DOCS (service mark), MedVault, and e-DOCS Physician Network, all of which are pending. The U.S. Trademark Office has notified us that our application for the e-DOCS trademark may not be approved under the notion that the term "e-DOCS" may now be generic. There can be no assurance that any of our pending or future trademark registrations will be issued or, if issued, will provide us with significant protection against competitors.

   Assignments. Pursuant to our transaction with Lonestar and LHIC as described above, we provided each with the non-exclusive right to our VoiceCOMMANDER 99 code. However, those rights do not include the right to any future improvements we may make. We are not entitled to receive any licensing fee or other form of compensation for Lonestar's and LHIC's use of the VoiceCOMMANDER 99 code.

Employees

   As of September 30, 2000, we employed or contracted with 89 persons on a full-time basis, of whom seven were located in our corporate headquarters in Houston, Texas, and 82 were located at branch locations in Texas and Colorado. Included in the branch location totals are 76 people who provide transcription services to us from their homes, of which 30 are independent contractors. None of our employees are represented by a labor union, and we consider our relations with our employees and at-home transcriptionists to be good.

Properties and Equipment

   We do not own any real property. We lease office space for our headquarters in Houston, Texas, and for our branch operations. The headquarters office, located at 1770 St. James Place, Suite 116, Houston, Texas currently consists of approximately 3,633 square feet at a basic rental rate of $5,449.50 per month.

   We have branch offices in Dallas, Texas and Tyler, Texas. Our branch offices range from 1,000 to 1,500 square feet and lease terms vary from month to month to approximately two years remaining on the lease.

   We have a significant investment in the latest in personal computer hardware and software technology, which is required to develop and maintain our sophisticated software products, as well as being available for demonstrations in-house and at trade shows. We also own personal computers and printers that are used by our sales and administrative staffs.

Legal Proceedings

   There are no material legal proceedings to which we are a party or of which any of our property is the subject other than ordinary, routine claims incidental to our business.

                                   MANAGEMENT

Directors and Executive Officers

   The following table provides information concerning each our executive officer and director as of the date hereof:

             Name               Age                     Position
             ----               ---                     --------
J. William Boyar...............  49 Chairman of the board of directors
James G. Springfield...........  36 President, chief executive officer and vice chairman of the board of directors
Jackson L. Nash................  55 Chief financial and accounting officer and secretary
Daniel Dornier.................  38 Director
James S. Cochran, M.D..........  56 Director
N. Rudy Garza..................  41 Director
I. Bobby Majumder..............  32 Director

   J. William Boyar has been a director since August 1997 and chairman of the board since October 1, 2000. Mr. Boyar is chairman of the Houston-based law firm Boyar & Miller P.C. and has 24 years of experience in representing multi-million dollar domestic and international businesses which include public and private company acquisitions, dispositions, capitalization and financing of assets. He received his undergraduate degree in English from Tulane University and his J.D. from Tulane University School of Law. Boyar & Miller, P.C. represents us as outside counsel on various legal matters.

   James G. Springfield joined us on October 2, 2000 as our president, chief executive officer and vice chairman. Before joining us, Mr. Springfield was with the Memorial Hermann Healthcare System for over 12 years, his most recent role as chief operating officer of Memorial Hermann Hospital. Before that, he served as the vice president and chief executive officer of Memorial Hermann Children's Hospital from December 1997 until December 1999. He also served as the vice president of senior services for the Memorial Hermann Healthcare System. He previously served as the assistant vice president of operations for Memorial Hospital Southwest and worked at that hospital for six years. He began his career as a financial analyst with Memorial in 1988 and completed his administrative fellowship with the system in 1991. Mr. Springfield is a diplomate of the American College of Healthcare Executives and is also is a member of the Healthcare Finance Management Association. Mr. Springfield received a BBA from Baylor University in 1987 and a masters in healthcare administration from the University of Houston-Clear Lake in 1991.

   Jackson L. Nash has served as chief financial officer and secretary since February 2000. Mr. Nash was vice president and chief financial officer of Windsor Frozen Food Company, Ltd. from June 1996 to March 1999, and vice president, chief financial officer and secretary of Trans American Refining Corporation during 1994 and 1995. Mr. Nash was with Ernst & Young for 20 years, leaving the firm as an audit partner in 1992, to become an independent consultant. Mr. Nash received his undergraduate degree in accounting from the University of Texas and is a certified public accountant in the state of Texas.

   Daniel Dornier has served as a director since September 1998. From August 1991 to June 1993, Mr. Dornier was an investment banker with SBC-Warburg Dillon Reed. From June 1993 to June 1995, he served as a private investment manager for various companies owned by the Dornier family. From 1995 to 1998, Mr. Dornier served as president of Dornier Capital Advisors, where he managed investment portfolios for high net worth individuals in Europe. In 1999, he co-founded Greenwich AG, which focuses on early stage investments in high-growth companies in Germany and the United States. Mr. Dornier studied business at the University of Nuertingen, Germany and received an MBA from the Swiss Campus of City University in Bellevue, Washington.

   James S. Cochran, M.D. has been a director since February 1999. Since 1978, Dr. Cochran has been practicing medicine with Urology Specialists & Associates, a private practice of eight physicians in Dallas, Texas. Dr. Cochran also holds a position as clinical instructor in urology at the University of Texas Southwestern Medical School as well as the position of chief medical officer of Physicians Data Corp and Ultrasight, Inc. In addition to being a member of numerous professional societies, such as the American Urological Association, the American Medical Association and the American Fertility Society, among others, he is also a member of several national advisory boards including Prime Medical Inc. and Indigo, Inc. Dr. Cochran is the former president of the medical/dental staff of Presbyterian Hospital of Dallas and is chairman of the urology process improvement committee. Dr. Cochran received his undergraduate degree in biochemistry from Rice University and doctor of medicine from the University of Texas Southwestern Medical School.

   N. Rudy Garza has been a director since September 1999. From 1983 to 1996, Mr. Garza served as vice president and chief executive officer of S. D. Garza Engineering, Inc., a civil and environmental engineering company, and was involved in mergers, acquisitions and the raising of equity. In 1996, Mr. Garza founded G-51 Capital, LLC and has served as its president since then. Mr. Garza is a seed and early stage venture capitalist specializing in Texas-centric Internet and software companies. Mr. Garza received his undergraduate degree in finance from St. Edward's University and his MBA from the University of Texas.

   I. Bobby Majumder has been a director since May 2000. Mr. Majumder is a partner in the law firm of Gardere & Wynne, L.L.P. and has been practicing corporate and securities law since 1993. Mr. Majumder earned his undergraduate degree in Philosophy from Trinity University and his J.D. from Washington & Lee University.

Director Compensation

   None of the directors receive any compensation to attend board meetings. However, all board members are eligible to receive stock options under our 1997 Incentive Plan. In February 2000, Messrs. Connolly, Boyar, Cochran, Dornier and Garza each were granted options to purchase 100,000 shares of our common stock at an exercise price of $0.453 per share. These options vest and become exercisable in equal monthly installments over a twelve-month period beginning February 22, 2000. In May 2000, Mr. Majumder was granted options to purchase 100,000 shares of our common stock at an exercise price of $0.625 per share. Mr. Majumder's options vest and become exercisable in equal monthly installments over a twelve-month period beginning May 3, 2000. In October 2000, Mr. Boyar was granted additional options to purchase 500,000 shares of our common stock at an exercise price of $0.31 per share. These options vest and become exercisable in equal monthly installments over a 15-month period beginning October 1, 2000.

Employment Agreements

   Each officer serves at the discretion of the board of directors, subject to the terms of his employment agreement, if any, and is eligible to receive stock options pursuant to our 1997 Incentive Plan.

   James G. Springfield. On August 29, 2000, we entered into an employment agreement with James G. Springfield, our new president, chief executive officer and vice chairman of our board of directors. The term of the agreement commenced October 2, 2000, and will continue for an initial term expiring on December 31, 2003. The expiration date will automatically be extended for successive one year periods following the expiration of the initial term unless the agreement is otherwise terminated in accordance with its terms. The agreement may be terminated either by Mr. Springfield or us by written notice at least 90 days before the expiration of the initial term or any succeeding one year term. We have agreed to pay Mr. Springfield as follows:

  . for the period from the commencement date until August 31, 2001, a monthly base salary of $14,166;

  . for the period from September 1, 2001 until August 31, 2002, a monthly base salary of $15,000;

  . for the period from September 1, 2002 until the expiration date, a monthly base salary of $16,666.

   In addition to his base salary, Mr. Springfield is entitled to receive a bonus of up to 100% of his base salary provided he meets certain performance criteria set by our compensation committee. Mr. Springfield also is entitled to participate in all health, dental, disability, life insurance and other benefit programs we now have or may establish in the future.

   We have granted Mr. Springfield options to purchase 3,600,000 shares of our common stock, subject to our stockholders' approval of the proposals described in the following paragraph. The exercise price of the options is $0.31 per share, the fair market value of the common stock on the date of grant. One-twelfth of the options vest on the last day of each of the first 12 calendar quarters during the initial term. The options are also subject to forfeiture if Mr. Springfield is terminated for cause or if he terminates the agreement before the expiration of the initial term, and are subject to accelerated vesting upon a change in control and certain other circumstances.

   We currently do not have a sufficient number of shares of common stock available for issuance under our stock option plan to provide Mr. Springfield with all of the options granted. In addition, we do not have a sufficient number of shares of common stock authorized for issuance under our certificate of incorporation to issue common stock upon full exercise of Mr. Springfield's options. Therefore, Mr. Springfield's options are subject to our stockholders' approval of a proposal to increase the number of shares issuable under our stock option plan, and a proposal to increase the number of authorized shares of common stock under our certificate of incorporation. These proposals will be considered and voted upon at our 2000 annual meeting, which is anticipated to be in December 2000.

   Timothy J. Connolly. On July 1, 1997, we entered into an employment agreement with Timothy J. Connolly, our former chief executive officer, president and chairman of the board. On September 28, 2000, his employment agreement was amended to reflect his resignation as president and chief executive officer and as a director. Under the amended agreement, Mr. Connolly will provide us consulting services in the areas of capital raising, investor and public relations and business development as we may request from time to time. Mr. Connolly's employment is not exclusive or full-time, and he may perform services for companies other than us in his sole discretion. The term of the contract, as amended, expires December 31, 2001. According to the agreement, Mr. Connolly receives an annual base salary of $250,000 for 2000. Mr. Connolly's employment agreement allows him, at his option, to be paid additional shares of common stock in lieu of his future cash salary on terms agreeable to Mr. Connolly and us. Mr. Connolly has received all of his salary from February 15, 2000 through October 15, 2000 in common stock and has agreed that all salary that otherwise would accrue under his employment agreement during the period October 16, 2000 through December 31, 2000, will be deferred until January 2, 2001, whereupon it will be paid to him in cash. In addition, options to purchase 100,000 shares of common stock granted to Mr. Connolly as a member of our board were deemed fully vested and are exercisable through January 6, 2010. In addition to the base salary, Mr. Connolly is entitled to receive a bonus, if any, as may be determined by our board of directors. Mr. Connolly is entitled to terminate employment with us and receive 100% of the base salary under his contract if a change of control occurs as defined in his contract.

   Jackson L. Nash. On February 14, 2000, we entered into a letter agreement with Jackson L. Nash as our chief financial officer. The term of the agreement is effective until terminated by either us or Mr. Nash. The contract provides for payment at a rate of $80 per hour. We have granted Mr. Nash options to purchase 50,000 shares of our common stock at an exercise price of $0.5672 per share. One-eleventh of these options vested on February 22, 2000, the date of grant. The rest of Mr. Nash's options vest in equal monthly installments over a ten-month period beginning March 1, 2000.

Executive Compensation

   The following table provides certain summary information concerning compensation paid or accrued during the fiscal years ended December 31, 1999, 1998 and 1997 to our chief executive officer and to each of the other most highly compensated executive officers during the fiscal year ended December 31, 1999 (the "Named Executive Officers"):

                                              Annual Compensation    Number of
                                           ------------------------- Securities
Name and Principal                                    Other Annual   Underlying
Position                  Year  Salary      Bonus   Compensation (1)  Options
------------------        ----  ------      -----   ---------------- ----------
Eric A. Black (3).......  1999 $104,167    $ 25,000          --      1,500,000(4)
 chief executive officer
Timothy J. Connolly.....  1999 $250,000    $109,250          --             --
 chairman of the board    1998 $224,417(5)       --     $11,605(2)          --
                          1997 $157,833      24,399       9,433(2)         500
Robin P. Ritchie (3)....  1999 $161,665          --          --             --
 chairman of the board    1998 $ 50,000          --          --        300,000(6)
H. Russell Douglas......  1999 $178,675    $ 15,020          --             --
 chief technology
 officer                  1998 $188,401(5)       --       9,000(2)     110,000
                          1997 $113,500          --       7,500(2)     100,500
Richard A. Cabrera (3)..  1999 $103,979    $ 25,000          --        210,000(4)
 chief financial officer                                                    --
Milton A. Speigelhauer
 (3)....................  1999 $159,842          --          --        150,000(6)
 vice president of
 marketing and sales

--------
(1) Amounts exclude perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each executive officer.
(2) Includes commissions and car allowance, if pertinent.
(3) On December 20, 1999, Mr. Black, Mr. Ritchie, Mr. Cabrera, and Mr. Speigelhauer agreed to terminate their employment contracts.
(4) These options were forfeited upon the termination of employment contracts.
(5) Includes 32,143 and 21,429 shares of common stock issued to Timothy J. Connolly and H. Russell Douglas, respectively, in lieu of cash salaries. The value of this amounted to $76,001 and $51,001, respectively.
(6) The unvested options were forfeited upon the termination of employment. With respect to the vested options, we agreed to extend the exercisable period for an additional three years from December 20, 1999.

Option Grants in Last Fiscal Year

                                               Individual Grants
                                 ----------------------------------------------
                                 Number of   % of Total
                                 Securities   Options
                                 Underlying  Granted to  Exercise or
                                  Options   Employees in Base Price  Expiration
Name                              Granted   Fiscal Year   ($/share)     Date
----                             ---------- ------------ ----------- ----------
Eric A. Black (1)............... 1,500,000     71.14%       $1.03      8/2/09
Richard A. Cabrera (1)..........   210,000      9.96%       $1.25     4/15/09

--------
(1) On December 20, 1999 Eric A. Black's and Richard A. Cabrera's employment contracts terminated in connection with our reorganization. Upon termination, Mr. Black and Mr. Cabrera agreed to forfeit the vested and unvested shares of the option grants.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year Ended Option Values

   The following table provides certain information with respect to options exercised during the fiscal year ended December 31, 1999 by the Chief Executive Officer and each of the Named Executive Officers listed in the preceding tables:

                                               Number of Securities
                           Number                   Underlying             Value of Unexercised
                          of Shares           Unexercised Options at      In-The-Money Options at
                          Acquired              Fiscal Year-End (#)         Fiscal Year-End ($)
                             on      Value   ------------------------- ------------------------------
                          Exercise  Realized Exercisable Unexercisable Exercisable(1) Unexercisable(1)
                          --------- -------- ----------- ------------- -------------  ---------------
Eric A. Black (2).......      --       --           --           --          --              --
Timothy J. Connolly.....      --       --          333          167          --              --
Robin P. Ritchie (3)....      --       --      140,625           --          --              --
H. Russell Douglas......      --       --      100,000      110,000          --              --
Richard A. Cabrera (2)..      --       --          333          167          --              --
Milton A. Speigelhauer
 (3)....................      --       --       66,667           --          --              --

--------
(1) The value for these options is not presented because the fair market value price of our common stock is less than the option price.
(2) During 1999, Eric A. Black and Richard A. Cabrera were granted options to purchase 1,500,000 and 210,000 shares of our common stock, respectively, in connection with their employment agreements. On December 20, 1999, Mr. Black's and Mr. Cabrera's contracts terminated as the result of our reorganization. Upon termination, Mr. Black and Mr. Cabrera agreed to forfeit the vested and unvested options.
(3) On December 20, 1999, Robin P. Ritchie's and Milton A. Speigelhauer's employment contracts terminated in connection with our reorganization. Upon termination, Mr. Ritchie and Mr. Speigelhauer agreed to forfeit the unvested options. We extended the life of the vested options for an additional three years from December 20, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information, derived from our transfer records, filings with the Securities and Exchange Commission and other public information, regarding the beneficial ownership of common stock as of October 12, 2000, by each person who is known by us to beneficially own more than five percent of the outstanding shares of common stock, each of the named executive officers and directors, and all directors and executive officers as a group.

                                              Number
Name and Address of Beneficial Owner       of Shares of
(1)                                      Common Stock (2)  Percent of Class (2)
------------------------------------     ----------------  -------------------
Greenwich, AG..........................      7,156,483(3)         14.45%
Neuer Wall 32
20354 Hamburg, Germany
Voice Technologies Partners, Ltd.......      5,590,000            11.38%
Entrepreneurial Investors Limited......      5,402,222            11.00%
Citibank Building, Second Floor
East Mall Drive
P.O. Box F-42544
Freeport, Bahamas
Timothy J. Connolly....................      4,458,353(4)          9.06%
                                                      (5)
Jan Carson Connolly....................      4,458,353(4)          9.06%
                                                      (6)
Daniel Dornier.........................      8,319,005(7)         16.75%
25 Field Point Drive
Greenwich, Connecticut 06830
James G. Springfield...................          2,000                *
N. Rudy Garza..........................      2,829,747(8)          5.64%
                                                      (9)
J. William Boyar.......................        345,000(10)            *
James S. Cochran, M.D..................        142,246(11)            *
I. Bobby Majumder......................         66,667(12)            *
Jackson L. Nash........................         45,454(13)            *
All directors and executive officers as
 a group (7 persons)...................     11,750,119            22.92%

--------
* Indicates less than one percent.

(1) Except as otherwise indicated, the addresses for the above-referenced persons are 1770 St. James Place, Suite 116, Houston, Texas 77056.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 12, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

 (3) Includes 400,000 shares of common stock issuable upon exercise of currently exercisable warrants in connection with a bridge loan agreement.
 (4) Mr. Connolly has voting and disposition control over the shares of common stock owned by Voice Technologies Partners, L.P., by virtue of owning all of the outstanding stock of Voice Technologies Management Corp., the managing general partner of Voice Technologies Partners, L.P. Ms. Carson Connolly also owns a partnership interest in Voice Technologies Partners, L.P.
 (5) Includes 100,000 shares of common stock issuable upon exercise of currently exercisable director stock options. Also includes 1,917,296 shares of common stock beneficially owned by his wife, Jan Carson Connolly.
 (6) Includes 2,541,057 shares of common stock and options to purchase common stock beneficially owned by her husband, Timothy J. Connolly.
 (7) Includes 141,111 shares of common stock issuable upon exercise of director stock options. In addition, Mr. Dornier beneficially owns 6,756,483 shares and 400,000 shares of the common stock and warrant holdings of Greenwich, AG, by virtue of being a director and its chief executive officer.
 (8) Includes 1,025,000 shares of common stock issuable upon exercise of currently exercisable warrants and director stock options.
 (9) Includes 1,804,747 shares of common stock issued upon conversion of a convertible promissory note, including settlement of all related accrued interest.
(10) Includes 335,000 shares of common stock issuable upon exercise of director stock options.
(11) Includes 142,246 shares of common stock issuable upon exercise of director stock options.
(12) Includes 66,667 shares of common stock issuable upon exercise of director stock options.
(13) Includes 45,454 shares of common stock issuable upon exercise of options.

                              CERTAIN TRANSACTIONS

Dornier Promissory Note

   On September 1, 2000, in connection with completion of private placements with several accredited investors, we issued a promissory note to Daniel Dornier, who is a member of our board of directors. The note has a stated principal amount of $100,000 and bears interest at 12%. The note will be automatically converted into shares of common stock when our certificate of incorporation is amended to increase the authorized capital to permit the issuance of our common stock upon conversion of this note and others. The note is convertible into the number of shares of common stock equal to $100,000 plus any accrued and unpaid interest divided by the lesser of $0.15 or the lowest per share price that we have sold shares of common stock between September 1, 2000, and the conversion date of the note. Unless converted, the note matures on the earlier of February 28, 2001, or a change in control in connection with our merger, acquisition or sale of all or substantially all of our assets.

Garza Agreement

   On February 22, 2000, we entered into a one-time oral consulting agreement with N. Rudy Garza, one of our directors, that paid Mr. Garza a fee of $10,000 to provide consulting services relating to the preparation and review of our business plan.

G-51 Capital

   In July 1999, we entered into a convertible promissory note and warrant purchase agreement, which was amended in November 1999, with G-51 Capital, an affiliate of N. Rudy Garza who is a member of our board of directors. The note had a stated principal amount of $250,000 and bore interest at 9%. The note was secured by a security interest in certain of our assets. Effective October 26, 2000, the note was converted into 1,804,747 shares of our common stock at an adjusted price of $0.15 per share, based on the pricing used in our September 2000 private placements. The warrant is exercisable into 833,333 shares of our common stock at an exercise price of $1.25 per share.

Greenwich, AG

   In July 1999, we entered into a convertible promissory note and warrant purchase agreement with Greenwich, AG, an affiliate of Daniel Dornier who is a member of our board of directors. The note, which we repaid in December 1999, had a stated principal amount of $500,000 and bore interest at 9%. The warrant entitles Greenwich, AG to purchase 400,000 shares of our common stock at $1.25 per share and is currently exercisable.

Lernout & Hauspie Affiliates

   Jo Lernout and Thomas Denys, were appointed to our board of directors on February 8, 1999 and resigned as of December 20, 1999, in connection with our reorganization. Mr. Lernout is an executive with Lernout & Hauspie Speech Products and Mr. Denys is an executive with L&H Investment Co., N.V. The following summarizes agreements between us and Lernout & Hauspie and its affiliates, L&H Investment Co., N.V. and Lonestar Medical Transcription USA, Inc.

   Value Added Reseller Agreement. On September 30, 1998, we entered into a $300,000 value added reseller agreement with Lernout & Hauspie. Lernout & Hauspie develops and licenses dictation software for use in the health care industry. The agreement gives us rights to a world-wide non-exclusive license of software products developed by Lernout & Hauspie. On December 27, 1998, this agreement was amended to include additional requirements. In accordance with the amended agreement, we prepaid Lernout & Hauspie

$1,000,000 for additional software licenses. On December 20, 1999, the agreement was further amended to delete any further development and support requirements, and to extend the software licenses through March 31, 2001.

   Series D Preferred Stock Agreement. On December 31, 1998, we entered into a series D preferred stock and warrant purchase agreement to sell up to 5,000 shares of series D convertible preferred stock to L&H Investment. The preferred shares have a par value of $.10 and were priced at $1,000 per share. The shares were cancelled as of December 20, 1999.

   Lonestar Medical Transcription USA, Inc. Pursuant to an asset purchase agreement dated January 7, 2000 and effective as of December 20, 1999, we sold the net assets and contracts of our medical transcription service operations based in New York, New Jersey, Houston, Texas and Manila, the Philippines for approximately $9.4 million to Lonestar and its then parent company L&H Investment. Additionally, Lonestar and L&H Investment obtained non-exclusive rights to our VoiceCOMMANDER 99 code.

   The $9.4 million purchase price consisted of:

  .  the forgiveness of a $2.0 million promissory note held by Lernout &
     Hauspie;

  .  the forgiveness of a $1.5 million promissory note held by L&H
     Investment;

  .  the forgiveness of approximately $94,000 in interest;

  . the retirement of $5.0 million in series D preferred stock held by L&H Investment and forgiveness of approximately $318,000 in dividends; and

  .  approximately $457,000 in cash for our accounts receivable sold.

   We also converted warrants held by L&H Investment to purchase approximately
3.5 million shares of our common stock at $1.25 per share into a warrant to purchase 800,000 shares of our common stock at $0.37 per share. Lonestar became the holder of this warrant and in May 2000 performed a cashless exercise of the warrant for 572,132 shares of our common stock.

   In connection with this reorganization, Eric A. Black, our former president and chief executive officer, and Richard A. Cabrera, our former chief financial officer and secretary resigned their positions with us, effective as of December 20, 1999. Messrs. Black and Cabrera became employees of Lonestar and we agreed to release them from the non-compete clauses of their employment contracts.

Bridge Loan Agreements

   During the month of December 1998, we entered into various bridge loan agreements with: Timothy J. Connolly, William T. Kennedy, Robin P. Ritchie and Milton A. Speigelhauer, who were officers; N. Rudy Garza, one of our directors; Jan Carson Connolly, a former employee; and a third party. The aggregate balance of the 1998 bridge loans was $335,333, and bore interest at 12% per annum. In connection with the 1998 bridge loans, we granted warrants to purchase 355,495 shares of common stock at exercise prices ranging from $0.94 per share to $1.06 per share. The bridge loans plus accrued interest were payable upon the earlier of six months following the date of the notes or three business days following our receipt of $2,000,000 in equity funding. On December 31, 1998, we received $2,000,000 in equity funding and paid the 1998 bridge loans in January 1999.

Series E Preferred Stock Agreement

   On August 18, 1999, we entered into a series E preferred stock purchase agreement to sell up to 2,000 shares of series E convertible preferred stock for $2,000,000 to Greenwich, AG, of which Daniel Dornier is a director. The preferred shares have a par value of $.10 and were priced at $1,000 per share. These series E preferred shares were exchanged for series G preferred stock in January 2000.

Series G Preferred Stock Agreements

   On January 7, 2000, we entered into a letter agreement under which certain of our preferred stockholders agreed to exchange their shares of preferred stock for a new series G preferred stock. The series G preferred stock reduced the conversion price of the existing series of preferred stock and contained a mandatory conversion provision that required the series G preferred stock to be converted into common stock within seven days of issuance. The result of these transactions was the resetting of the conversion price for each existing series of preferred stock followed by an automatic conversion of the new series G preferred stock into our common stock. Each of these series G preferred stock exchange agreements are described below.

   Entrepreneurial Investors, Ltd. On January 20, 2000, we entered into a stock exchange agreement with the Entrepreneurial Investors, Ltd., to exchange their shares of our series A preferred stock for shares of series G preferred stock. On March 23, 2000, Entrepreneurial Investors converted its 186,000 shares of series A preferred stock into 14,880 shares of series G preferred stock. Upon conversion, Entrepreneurial Investors also received stock dividends amounting to 347.166 shares of series G preferred stock. On March 30, 2000, the entire 15,227.166 shares of series G preferred stock automatically converted into 5,075,722 shares of our common stock.

   Holders of Series C Preferred Stock. On February 11, 2000, we entered into a stock exchange agreement with the holders of the our series C preferred stock, which includes Daniel Dornier and certain of his relatives, to exchange their shares of series C preferred stock. On March 1, 2000 and March 23, 2000, the series C investors converted their 153,538.8 series C shares into 15,353.8 shares of series G preferred stock. Upon conversion, the holders of the series C preferred stock received stock dividends amounting to 287.34 shares of series G preferred stock. On March 8, 2000, 14,516.68 shares of series G preferred stock were automatically converted into 4,838,894 shares of our common stock, and on March 30, 2000, the remaining 1,124.458 shares were converted into 374,819 shares of our common stock.

   Greenwich, AG. On February 11, 2000, we entered into a stock exchange agreement with Greenwich, AG to exchange its shares of series E preferred stock for shares of series G preferred stock based on the primary terms set forth in a letter agreement dated January 7, 2000. In March of 2000, Greenwich, AG converted their 2,000 shares of series E preferred stock into 20,000 shares of series G preferred stock and received stock dividends amounting to 269.448 shares of series G preferred stock. Those 20,269.448 shares of series G preferred stock were converted into 6,756,483 shares or our common stock in March of 2000.

Option and Warrant Forfeiture Agreement

   In September 2000, Timothy J. Connolly and his wife, Jan Carson Connolly, agreed to surrender warrants to purchase an aggregate of 100,073 shares of our common stock at an exercise price of $1.00 per share and options to purchase an aggregate of 283,000 shares of our common stock with exercise prices ranging from $0.91 to $3.50 per share.

Boyar & Miller, P.C.

   During 1999, we paid Boyar & Miller, P.C. a total of $450,905 in legal fees and expenses for legal work performed as our outside counsel. J. William Boyar, a director, is a shareholder, director and the chairman of Boyar & Miller. The payments represented 8.56% of Boyar & Miller's gross revenues for 1999.

                          DESCRIPTION OF CAPITAL STOCK

   Under our amended and restated certificate of incorporation, our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share, and 2,000,000 shares of preferred stock, par value $.10 per share. As of October 26, 2000, we had 49,120,547 shares of common stock and 2,978 shares of series 2 preferred stock outstanding. In addition, we had outstanding options that are exercisable for 6,149,554 shares of common stock (of which 1,638,128 are currently vested) and outstanding warrants that are convertible into 4,238,226 shares of common stock. In September 2000 we completed the private placement of six promissory notes that are convertible into 3,392,000 shares of common stock and, in late October 2000, we issued additional warrants that are convertible into 900,000 shares of common stock.

   We currently do not have sufficient authorized capital stock for issuance upon exercise and conversion of these options, warrants and notes; however, a proposal to increase our authorized common stock to 85,000,000 shares will be considered and voted upon at our 2000 annual meeting of stockholders, which is anticipated to be held in December 2000.

   All of the members of our board of directors, our executive officers and Mr. Connolly, our former president, chief executive officer and chairman have agreed to not exercise their outstanding options, which are exercisable for a total of 4,945,555 shares of common stock, until we have received stockholder approval to increase our authorized common stock.

Common Stock

   Holders of common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in such amounts and at such times as may be declared by our board of directors out of funds legally available therefor. Upon liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of preferred stock. Holders of common stock have no redemption, conversion or preemptive rights.

Preferred Stock

   The board of directors, without any action by our stockholders, is authorized to issue up to a total of 2,000,000 shares of preferred stock in one or more series and to determine the voting rights (including the right to vote as a series on particular matters), preferences as to dividends and in liquidation and the conversion and other rights of each such series. The board of directors could issue a series of preferred stock that could, depending on the terms of the series, provide for a liquidation preference over the common stock or impede the completion of a merger, tender offer or other takeover attempt. The board of directors, in so acting, could issue preferred stock having terms that discourage an acquisition attempt through which an acquiror may be otherwise able to change the composition of the board of directors, including a tender or exchange offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests. In addition, the issuance of preferred stock could adversely affect the voting power of the holders of common stock.

   Series 2 Preferred Stock. Set forth below is a summary of the terms of our outstanding series 2 preferred stock.

   Dividends. The shares of series 2 preferred stock are entitled to dividends payable quarterly in arrears on the first day of January, April, July and October of each year. The dividend rate from the date of issuance is 8.0% per annum. Dividends are payable, at our option, in cash or in additional shares of series 2 preferred stock.

   Liquidation Preference. Upon any liquidation, dissolution or winding up, voluntary or involuntary, the shares of series 2 preferred stock are entitled to a liquidation preference over the common stock of $100 per share, plus an amount per share equal to all earned but unpaid dividends.

   Conversion. The series 2 preferred stock will be convertible at the holder's option into a number of shares of common stock equal to (i) $100 per share of series 2 preferred stock being converted, plus any earned but unpaid dividends, if any, divided by (ii) the greater of $1.00 per share or the average daily closing price of our common stock for the thirty day period immediately preceding the effective date of any such conversion on the Nasdaq Over-the-Counter Bulletin Board. We have registered shares of common stock issuable upon conversion of the series 2 preferred stock for resale under the Securities Act of 1933. These shares of series 2 preferred stock are subject to automatic conversion if we undertake an underwritten public offering with an aggregate market value of $10,000,000 or more.

   Redemption. Any shares of the series 2 preferred stock may be redeemed, at our option, after the third anniversary of the date of their issuance, at a redemption price of $100 per share plus any accrued but unpaid dividends.

   Ranking. The series 2 preferred stock will be subordinate to all lettered series of preferred stock and to claims of creditors, including holders of our outstanding debt instruments.

   Voting Rights. The series 2 preferred stock has no voting rights before conversion except as provided by law.

Provisions of the Certificate of Incorporation and Delaware Law

   Our bylaws direct that special meetings of the stockholders may only be called by a majority of the members of the board of directors, the chairman of the board of directors or the president. The bylaws further provide that stockholders' nominations to the board of directors and other stockholder business proposed to be transacted at stockholder meetings must be timely received by us in a proper written form that meets the prescribed content requirements. These provisions may have the effect of deterring certain tender offers or hostile takeovers or may delay or prevent changes in control of our management.

   Limitation of Director Liability. Section 102(b)(7) of the Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although section 102(b) does not change directors' duty of care, it enables corporations to limit available relief of certain equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and to our stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by section 102(b)(7). Specifically, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:

  . for any breach of the director's duty of loyalty to us or our stockholders;

  . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the Delaware General Corporation Law; or

  . for any transaction from which the director derived an improper personal benefit.

   Indemnification. To the maximum extent permitted by law, our certificate of incorporation and bylaws provide for mandatory indemnification of our directors and officers, and permit indemnification of our employees and agents against all expense, liability and loss to which they may become subject or which they may incur as a result of being or having been a director, officer, employee or agent. In addition, we must advance or reimburse our directors and officers, and may advance or reimburse employees and agents, for expenses incurred by them in connection with indemnifiable claims.

   Insofar as we may permit indemnification for liabilities arising under the Securities Act to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              SELLING STOCKHOLDERS

   The following table sets forth certain information concerning the selling stockholders.

                          Number of Shares Owned                        Number of Shares Owned
                          Before Offering (1)(2)                        After Offering (1)(2)
                          -------------------------------               --------------------------
                            No. of          Percent of     Shares        No. of       Percent of
Selling Stockholders        Shares             Class       Offered       Shares         Class
--------------------      -------------     ----------    ---------     ------------ -------------
Cornelius Dornier.......      1,119,390(3)         2.26%  1,117,368(4)         2,022            *
Daniel Dornier..........      9,732,339(5)        19.05%  9,188,532(6)       543,807         1.06%
Greenwich, AG...........      7,863,150(7)        15.66%  7,463,150(8)       400,000            *
Michael Jahr............      1,011,048(9)         2.03%    706,667(10)           --            *
Aspen Investments,
 Inc....................        706,667(10)        1.42%    706,667(10)           --            *
Renke Thye..............        212,000(10)           *     212,000(10)           --            *
James W. Neighbors......        833,333(11)        1.70%    833,333(11)           --            *
Budd Heyman, M.D........        833,333(11)        1.70%    833,333(11)           --            *
John and Evelene
 Kramer.................        843,333(12)        1.72%    843,333(12)           --            *
Rodney B. Ryan, M.D.....      2,500,000(11)        5.09%  2,500,000(11)           --            *
Laura and Alexander
 Gryschuk...............      1,666,667(11)        3.39%  1,666,667(11)           --            *
David M. Khalilzad......        915,000(13)        1.83%    915,000(13)           --            *
Jack Irwin..............         20,000(13)           *      20,000(13)           --            *
Thomas Szemiot..........          5,000(13)           *       5,000(13)           --            *
Jonathan Goldstein,
 M.D....................         10,000(13)           *      10,000(13)           --            *
Dr. Louis & Irene Katz..         10,000(13)           *      10,000(13)           --            *
Morton Mower, M.D.......         10,000(13)           *      10,000(13)           --            *
Todd Stauffer...........         20,000(13)           *      20,000(13)           --            *
N. Rudy Garza...........      2,829,747(14)        5.26%  2,638,080(15)           --            *
Fin Map Corporation.....        400,000(13)           *     400,000(13)           --            *
Wilson, Lombard &
 Partner, Inc...........        500,000(13)        1.01%    500,000(13)           --            *
Princeton Research,
 Inc....................        105,387(11)           *     105,387(11)           --            *
Hillel Bronstein........        805,378(16)        1.64%    805,378(16)           --            *
Stuart Szpicek..........        829,821(17)        1.69%    829,821(17)           --            *
Yaniv Dagan.............         80,038(18)           *      79,938(19)          100            *
Colleen McBrien.........        367,333(20)           *     367,333(20)           --            *
James McBrien...........        367,333(20)           *     367,333(20)           --            *
Linda Willhite..........        105,000(21)           *     100,000(22)        5,000            *
Anita Morrison..........        193,634(23)           *     193,634(23)           --            *
Timothy Cook............        700,000(24)        1.41%    700,000(24)           --            *
Kay Cook................        700,000(24)        1.41%    700,000(24)           --            *
Lonestar Medical
 Transcription USA,
 Inc....................        572,132(25)        1.16%    572,132(25)           --            *
Entrepreneurial
 Investors LTD..........      5,475,422(11)       11.15%  5,075,722(11)      326,500            *
Gabriele Dornier........        766,057(11)        1.56%    764,035(11)        2,022            *
Matthia Dornier.........        510,706(11)        1.04%    509,358(11)        1,348            *
Silvius Dornier.........      1,021,411(11)        2.08%  1,018,715(11)        2,696            *
Herman Ebel.............        663,916(11)        1.35%    662,164(11)        1,752            *
Stephen L. Pampush......         51,071(11)           *      50,936(11)          135            *
Peter Widenman..........         51,071(11)           *      50,936(11)          135            *
Equity Services LTD.....        375,811(11)           *     374,819(11)          992            *

--------
* Indicates less than one percent.
 (1) The selling stockholders have sole voting and sole investment power with respect to all shares owned, except as otherwise noted.
 (2) Ownership is determined in accordance with Rule 13d-3 under the Exchange Act, except for the inclusion of shares issuable upon conversion of convertible notes described in the notes below. The actual number of shares beneficially owned and offered for sale hereunder is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors which we cannot predict at this time.
 (3) Consists of 766,057 shares of common stock beneficially owned, plus 353,333 shares of common stock issuable upon conversion of convertible notes. Issuance of these shares is subject to our stockholders' approval of a proposal to increase our authorized common stock.
 (4) Consists of 764,035 shares of common stock beneficially owned, plus 353,333 shares of common stock issuable upon conversion of convertible notes.
 (5) Consists of 7,777,894 shares of common stock beneficially owned, 1,413,334 shares of common stock issuable upon conversion of outstanding convertible notes, 141,111 shares underlying exercisable stock options and 400,000 shares underlying an exercisable warrant.
 (6) Consists of 7,775,198 shares of common stock beneficially owned and 1,413,334 shares of common stock issuable upon conversion of outstanding convertible notes.
 (7) Consists of 6,756,483 shares of common stock beneficially owned, 706,667 shares of common stock issuable upon conversion of outstanding convertible notes and 400,000 shares underlying an exercisable warrant.
 (8) Consists of 6,756,483 shares of common stock beneficially owned, plus 706,667 shares of common stock issuable upon conversion of outstanding convertible notes.
 (9) Consists of 304,381 shares of common stock beneficially owned and 706,667 shares of common stock issuable upon conversion of outstanding convertible notes.
(10) Consists of shares issuable upon the conversion of convertible notes.
(11) Consists of shares of common stock beneficially owned.
(12) Consists of 833,333 shares of common stock beneficially owned and 10,000 shares of common stock underlying an exercisable warrant.
(13) Consists of common stock issuable upon the exercise of warrants.
(14) Consists of 1,804,747 shares of common stock beneficially owned, 91,667 shares underlying exercisable stock options and 933,333 shares underlying warrants to purchase common stock.
(15) Consists of 1,804,747 shares of common stock beneficially owned and 833,333 shares underlying a warrant to purchase common stock.
(16) Consists of 686,628 shares of common stock beneficially owned and 118,750 shares underlying a warrant to purchase common stock.
(17) Consists of 711,071 shares of common stock beneficially owned and 118,750 shares underlying a warrant to purchase common stock.
(18) Consists of 67,538 shares of common stock beneficially owned and 12,500 shares underlying a warrant to purchase common stock.
(19) Consists of 67,438 shares of common stock beneficially owned and 12,500 shares underlying a warrant to purchase common stock.
(20) Includes a total of 367,333 shares underlying our series 2 preferred stock to be issued in February 2001 and February 2002, of which 187,340 and 179,993 shares will be owned by Ms. McBrien and Mr. McBrien, respectively, who are married to each other.

(21) Includes 100,000 shares underlying our series 2 preferred stock to be issued in December 2000 and December 2001, and 5,000 shares underlying exercisable stock options.
(22) Includes 100,000 shares underlying our series 2 preferred stock to be issued in December 2000 and December 2001.
(23) Includes 64,544 shares issuable upon conversion of our series 2 preferred stock and 129,090 shares underlying our series 2 preferred stock to be issued in February 2001 and February 2002.
(24) Includes 233,334 shares issuable upon conversion of our series 2 preferred stock held by Ms. and Mr. Cook, who are married to each other, of which 116,667 shares will be owned by each of Mr. and Ms. Cook. Also includes 466,666 shares underlying our series 2 preferred stock to be issued in May 2001 and May 2002, of which 233,333 shares will be owned by each of Mr. and Ms. Cook.
(25) Represents shares issued in connection with the May 2000 cashless exercise of a warrant to purchase our common stock.

                              PLAN OF DISTRIBUTION

   Of the common stock offered under this prospectus, 6,125,333 shares are issuable upon the conversion of outstanding convertible notes or upon the exercise of outstanding warrants. We currently do not have a sufficient number of shares of authorized common stock available for issuance upon conversion of the notes or exercise of the warrants. A proposal to increase our authorized common stock to 85,000,000 shares will be considered and voted upon at our 2000 annual meeting, which is anticipated to be held in December 2000. Until our authorized common stock is increased, we will be unable to issue common stock issuable upon the conversion of the notes or exercise of the warrants. Therefore, the common stock offered hereby that is issuable upon the conversion or exercises will not be available for distribution under this prospectus until we have sufficient authorized shares of common stock for issuance to these selling stockholders.

   Pursuant to this prospectus, the selling stockholders may sell shares of common stock from time to time in transactions on such exchanges or markets as the common stock may be listed for trading, in separately- negotiated transactions, in an underwritten offering, or by a combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. As used in this prospectus, "selling stockholders" includes pledgees, donees, transferees and other successors in interest to a selling stockholder, who are selling shares received from a selling stockholder after the date of this prospectus. The selling stockholders may sell their common stock to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom the broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

   Other methods by which the shares of common stock may be sold include, without limitation:

  . transactions that involve cross or block trades or any other transaction permitted by the OTCBB or other trading markets;

  . "at the market" to or through market makers or into an existing market for the common stock;

  . in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

  . through transactions in options or swaps or other derivatives (whether exchange-listed or otherwise);

  .  through short sales; or

  .  any combination of these methods of sale.

   The selling stockholders also may enter into options or other transactions with broker-dealers that require the delivery to the broker-dealers of the common stock offered hereby, which common stock such broker-dealers may resell pursuant to this prospectus. The selling stockholders also may make sales pursuant to rule 144 under the Securities Act, if that exemption from registration is available.

   The selling stockholders and any broker-dealers who act in connection with the sale of shares of common stock hereunder will be subject to prospectus delivery requirements because they may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

   After we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing:

  . the name of each such selling stockholder and of the participating broker-dealer;

  .  the type and number of securities involved;

  .  the price at which the securities were sold;

  . the commissions paid or discounts or concessions allowed to the broker-dealer, where applicable;

  . that the broker-dealer did not conduct any investigations to verify the information set out in this prospectus; and

  .  other facts material to the transaction.

   We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. Brokerage commissions attributable to the sale of common stock, if any, will be borne by the selling stockholders. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales.

                                 LEGAL MATTERS

   The legality of the securities offered hereby will be passed on for us by Porter & Hedges, L.L.P., Houston, Texas.

                                    EXPERTS

   The consolidated financial statements of Applied Voice Recognition, Inc. at December 31, 1998, and for the year then ended, appearing in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

   Our consolidated financial statements for the year ended December 31, 1999 included in this prospectus have been audited by Weinstein Spira & Company, P.C., independent auditors, as stated in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the consolidated financial statements) and have been so included in reliance upon the report of Weinstein Spira & Company, P.C. given their authority as experts in accounting and auditing.

                             CHANGES IN ACCOUNTANTS

   On November 17, 1999, Ernst & Young LLP notified us that it was declining to stand for re-election as our independent certifying accountant. The opinion on the financial statements for the year ended December 31, 1998 included an explanatory paragraph describing our financial condition and issues related to the uncertainty as to our ability to continue as a going concern. We and Ernst & Young LLP had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

   On March 1, 2000, we engaged Weinstein Spira & Company, P.C. as our independent accountants. We did not consult Weinstein Spira & Company, P.C. on any accounting, auditing or financial reporting issue prior to its appointment.

                        APPLIED VOICE RECOGNITION, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Independent Auditors' Report...............................................  F-2
Report of Independent Auditors.............................................  F-3
Consolidated Balance Sheets................................................  F-4
Consolidated Statements of Operations......................................  F-6
Consolidated Statements of Stockholders' Equity............................  F-7
Consolidated Statements of Cash Flows...................................... F-17
Notes to Consolidated Financial Statements................................. F-18

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Applied Voice Recognition, Inc.
Houston, Texas

   We have audited the accompanying Consolidated Balance Sheet of Applied Voice Recognition, Inc. as of December 31, 1999, and the related Consolidated Statements of Operations, Stockholders' Equity and Cash Flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Applied Voice Recognition, Inc. as of December 31, 1999, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

   The accompanying consolidated financial statements have been prepared assuming that Applied Voice Recognition, Inc. will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses and cash deficits from operations. Without the assurance of new capital, these conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

WEINSTEIN SPIRA & COMPANY, P.C.

Houston, Texas
March 29, 2000

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Applied Voice Recognition, Inc.
Houston, Texas

   We have audited the accompanying Consolidated Balance Sheet of Applied Voice Recognition, Inc. as of December 31, 1998, and the related Consolidated Statements of Operations, Stockholders' Equity, and Cash Flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Applied Voice Recognition, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

   The accompanying consolidated financial statements have been prepared assuming that Applied Voice Recognition, Inc. will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses and has incurred cash deficits from operations. Without the assurance of new capital, these conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

ERNST & YOUNG, LLP

Houston, Texas
March 27, 1999

                        APPLIED VOICE RECOGNITION, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              December 31,
                                               June 30,   ---------------------
                                                 2000        1999       1998
                   ASSETS                     ----------- ---------- ----------
                                              (unaudited)
CURRENT ASSETS
Cash and cash equivalents...................  $  399,340  $   53,529 $1,377,913
Accounts receivable, net of allowance of
 $74,900, $74,900 and $32,500,
 respectively...............................     478,049     258,668    213,305
Other receivable............................          --     747,137  1,000,000
Inventory...................................          --          --     37,221
Prepaid licenses............................          --          --    440,000
Deposits, prepaid expenses and deferred
 financing costs............................       3,550       6,074     35,927
Deferred expenses...........................     101,466          --    264,570
                                              ----------  ---------- ----------
  Total Current Assets......................     982,405   1,065,408  3,368,936
PROPERTY AND EQUIPMENT, NET.................     648,019     858,492    697,298

OTHER ASSETS
Prepaid software rights.....................     970,900     970,900    560,000
Software development costs, net of
 accumulated amortization of $0, $0 and
 $67,697, respectively......................     207,320          --    397,369
Other intangibles, net of accumulated
 amortization of $66,648, $42,173 and $0,
 respectively...............................     422,835     447,310    613,039
Goodwill, net of accumulated amortization of
 $61,009, $44,988 and $15,555,
 respectively...............................     488,881     504,899    657,888
                                              ----------  ---------- ----------
  Total Other Assets........................   2,089,936   1,923,109  2,228,296
                                              ----------  ---------- ----------
                                              $3,720,360  $3,847,009 $6,294,530
                                              ==========  ========== ==========



                See notes to consolidated financial statements.

                        APPLIED VOICE RECOGNITION, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                            December 31,
                                          June 30,    --------------------------
                                            2000          1999          1998
 LIABILITIES AND STOCKHOLDERS' EQUITY   ------------  ------------  ------------
                                         (Unaudited)
 CURRENT LIABILITIES
 Trade payables.......................  $    343,770  $    365,639  $    356,660
 Accrued expenses.....................       915,649     1,167,416       897,998
 Stock dividend payable...............            --       246,774       156,536
 Current portion of preferred stock
  payable.............................       473,543       474,000       638,144
 Common stock payable.................            --            --        13,500
 Note payable to sellers..............            --            --       297,884
 Note payable to related party........       250,000       250,000            --
 Bridge loans payable.................            --            --       335,333
 Current portion of capital lease
  obligation..........................        71,915        64,354        41,493
 Current portion of long-term debt....        58,333        65,977        11,542
 Deferred revenue.....................            --            --        39,120
                                        ------------  ------------  ------------
   Total Current Liabilities..........     2,113,210     2,634,160     2,788,210

 Preferred stock payable, net of
  current portion.....................       327,894       683,460        70,683
 Capital lease, net of current
  portion.............................       241,699       279,670        97,869
 Long-term debt, net of current
  portion.............................        58,334       141,091           797
                                        ------------  ------------  ------------
   Total Liabilities..................     2,741,137     3,738,381     2,957,559
                                        ------------  ------------  ------------
 STOCKHOLDERS' EQUITY
 Preferred Stock; $.10 par value;
  2,000,000 shares authorized
  Series A; 186,000 shares issued and
  outstanding in 1998.................            --            --        18,600
  Series B; 1,680 and 2,285 shares
   issued and outstanding in 1999 and
   1998, respectively.................            --           168           228
  Series C; 153,538 issued and
   outstanding in 1998................            --            --        15,353
  Series D; 3,000 shares issued and
   outstanding in 1998................            --            --           300
  Series 2; 2,977 shares and 500
   shares issued and outstanding in
   2000 and 1999, respectively........           297            50            --
 Common Stock; $.001 par value;
  50,000,000 shares authorized;
  39,616,793, 35,269,794 and
  16,040,994 shares issued and
  outstanding, respectively...........        39,617        35,269        16,040
 Paid-in Capital......................    20,160,716    18,199,066    18,136,867
 Accumulated Deficit..................   (19,221,407)  (18,125,925)  (14,850,417)
                                        ------------  ------------  ------------
 Total Stockholders' Equity...........       979,223       108,628     3,336,971
                                        ------------  ------------  ------------
 Total Liabilities and Stockholders'
  Equity..............................  $  3,720,360  $  3,847,009  $  6,294,530
                                        ============  ============  ============


                See notes to consolidated financial statements.

                        APPLIED VOICE RECOGNITION, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                               Six Months Ended         For the Year Ended
                                   June 30,                December 31,
                            ------------------------  ------------------------
                               2000         1999         1999         1998
                            -----------  -----------  -----------  -----------
                                  (unaudited)
Net hardware, software and
 related revenues.........  $        --  $   469,949  $   503,843  $   302,254
Net transcription service
 revenues.................    1,221,390    1,880,910    4,757,967      415,103
                            -----------  -----------  -----------  -----------
  Total Net Revenues......    1,221,390    2,350,859    5,261,810      717,357
Hardware, software and
 related cost of sales....           --       52,567      428,643      202,125
Transcription cost of
 services.................      938,510    1,295,915    3,622,523      230,121
                            -----------  -----------  -----------  -----------
  Total Cost of Sales.....      938,510    1,348,482    4,051,166      432,246
                            -----------  -----------  -----------  -----------
Gross Margin..............      282,880    1,002,377    1,210,644      285,111
                            -----------  -----------  -----------  -----------
OPERATING EXPENSES
Marketing and sales.......       19,436      349,042      797,745    1,265,927
General and
 administrative...........    1,228,954    3,939,519    7,024,097    5,640,238
Research and development..       13,172      495,865      711,404      754,170
                            -----------  -----------  -----------  -----------
  Total Operating
   Expenses...............    1,261,562   (4,784,426)   8,533,246    7,660,335
                            -----------  -----------  -----------  -----------
Operating Margin..........     (978,682)  (3,782,049)  (7,322,602)  (7,375,224)
                            -----------  -----------  -----------  -----------
OTHER INCOME (EXPENSE)
Other income (expense)....       (1,256)     (58,399)     (52,556)       2,497
Interest income...........       15,448       20,834       24,397       72,013
Interest expense..........     (130,992)    (289,856)    (867,902)    (216,680)
Loss on investments.......           --           --           --     (803,125)
                            -----------  -----------  -----------  -----------
  Total Other Income
   (Expense)..............     (116,800)    (327,421)    (896,061)    (945,295)
                            -----------  -----------  -----------  -----------
LOSS BEFORE EXTRAORDINARY
 ITEM.....................   (1,095,482)  (4,109,470)  (8,218,663)  (8,320,519)
Gain on extinguishment of
 debt.....................           --           --    5,562,750           --
                            -----------  -----------  -----------  -----------
NET LOSS..................  $(1,095,482) $(4,109,470) $(2,655,913) $(8,320,519)
                            ===========  ===========  ===========  ===========
BASIC AND DILUTED EARNINGS
 PER SHARE:
Loss before extraordinary
 item.....................  $     (0.03) $     (0.27) $     (0.54) $     (0.68)
Extraordinary gain........           --           --         0.34           --
                            -----------  -----------  -----------  -----------
NET LOSS..................  $     (0.03) $     (0.27) $     (0.20) $     (0.68)
                            ===========  ===========  ===========  ===========


                See notes to consolidated financial statements.

                        APPLIED VOICE RECOGNITION, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

  For the Years Ended December 31, 1999 and 1998 and the Six Months Ended June
                                    30, 2000

                                                 Preferred Stock
                          --------------------------------------------------------------------
                              Series A          Series B         Series C          Series D
                          -----------------  ---------------  ----------------  --------------
                           Shares   Amount   Shares  Amount   Shares   Amount   Shares Amount
                          --------  -------  ------  -------  -------  -------  ------ -------
Balance at December 31,
 1997...................   312,500  $31,250     --   $    --       --  $    --     --  $    --
Issuance of 129,399
 shares of common stock
 in lieu of officer's
 compensation...........
Issuance of 14,407
 shares of common stock
 in lieu of employee
 cash bonuses...........
Issuance of 44,286
 shares of common stock
 for services...........
Issuance of additional
 56,250 shares of common
 stock as part of
 previous stock
 transaction............
Issuance of 25,000
 shares of common stock
 in connection with
 furniture purchase.....
Issuance of warrants to
 purchase 532,000 shares
 of common stock for
 consulting services....
Issuance of warrants and
 options to purchase
 1,020,000 shares of
 common stock for
 advisory services......
Issuance of warrant to
 purchase 355,500 shares
 in connection with
 bridge loan financing..
Exercise of options to
 purchase 51,167 shares
 of common stock........
Conversion of 126,500
 shares of Series A
 Preferred Stock in
 exchange for 683,100
 shares of common
 stock..................  (126,500) (12,650)
Series A Preferred Stock
 Dividend paid with
 common stock...........
Sale of 3,000 shares of
 shares of Series B
 Preferred Stock for
 $3,000,000 in
 connection with private
 placement..............                     3,000       300
Expected deemed dividend
 related to discount on
 conversion of Series B
 Preferred Stock........
Issuance of warrant to
 purchase 150,000
 shares, to third party,
 in connection with
 Series B Private
 Placement..............
Conversion of 715 shares
 of Series B Preferred
 Stock in exchange for
 1,147,171 shares of
 common stock...........                      (715)      (72)
Series B Preferred Stock
 Dividend paid with
 common stock...........
Sale of 220,750 shares
 of Series C Preferred
 Stock for $2,207,500 in
 connection with private
 placement..............                                      220,750   22,075
Issuance of Series C
 Preferred shares, to
 third party, in
 connection with Series
 C Private Placement....                                       11,038    1,104
Cash expense related to
 Series C Private
 Placement..............
Issuance of warrant to
 purchase 220,750
 shares, to third party,
 in connection with
 Series C Private
 Placement..............
Conversion of 78,250
 shares of Series C
 Preferred Stock in
 exchange for 782,500
 shares of common
 stock..................                                      (78,250)  (7,826)
Series C Preferred Stock
 dividend paid with
 common stock...........
Sale of 3,000 shares of
 Series D Preferred
 Stock for $3,000,000 in
 connection with private
 placement..............                                                        3,000      300
Cash expenses on legal
 and placement costs
 related to Series D
 Private Placement......
Issuance of two warrants
 to purchase a total of
 2,000,000 shares, to
 Series D Investor, in
 connection with Series
 D Private Placement....
Accrued dividend on
 Preferred Stock Series
 A & C..................
Unrealized holding
 loss...................
Investment write-off....
Net loss for the twelve
 months ended December
 31, 1998...............
                          --------  -------  -----   -------  -------  -------  -----  -------
Balance at December 31,
 1998...................   186,000  $18,600  2,285   $   228  153,538  $15,353  3,000  $   300

                        APPLIED VOICE RECOGNITION, INC.

  For the Years Ended December 31, 1999 and 1998 and the Six Months Ended June
                                    30, 2000

                                                    Preferred Stock
                          --------------------------------------------------------------------------
                               Series A           Series B           Series C           Series D
                          -------------------  ---------------  -------------------  ---------------
                           Shares     Amount   Shares   Amount   Shares     Amount   Shares   Amount
                          ---------  --------  -------  ------  ---------  --------  -------  ------
Exercise of stock
 options................
Issuance of 2,000 shares
 of Series D Preferred
 Stock and related
 warrants...............                                                               2,000    200
Expiration of warrants..
Stock bonus paid to
 employees..............
Common Stock issued for
 services...............
Issuance of warrants in
 connection with
 promissory note........
Conversion of Series B
 Preferred shares.......                          (605)   (60)
Issuance of Series E
 Preferred Stock and
 related warrants.......
Preferred Stock and
 warrants retired in
 connection with sale of
 assets and issuance of
 warrants...............                                                              (5,000)  (500)
Conversion of A, C and E
 Preferred Stock to
 Common Stock...........   (186,000)  (18,600)                   (153,538)  (15,353)
Issuance of Preferred
 Stock for debt.........
Issuance of Common Stock
 for debt...............
Common Stock issued for
 payment of accrued
 dividends on Preferred
 Stock..................
Preferred Stock
 dividend...............
Net loss................
                          ---------  --------  -------  -----   ---------  --------  -------  -----
Balance at December 31,
 1999...................         --  $     --    1,680  $ 168          --  $     --       --  $  --
Conversion of Series B
 Preferred Stock........                        (1,680)  (168)
Issuance of Series 2
 Preferred Stock........
Issuance of common stock
 for officer's
 compensation and
 expense reimbursement..
Issuance of common stock
 for former officer's
 severance pay..........
Issuance of common stock
 for additional purchase
 consideration..........
Issuance of common stock
 for contingent purchase
 consideration..........
Conversion of Series 2
 Preferred Stock........
Warrant and stock option
 exercises..............
Reclassification........
Net loss................
                          ---------  --------  -------  -----   ---------  --------  -------  -----
Balance at June 30,
 2000...................         --  $     --       --  $  --          --  $     --       --  $  --
                          =========  ========  =======  =====   =========  ========  =======  =====

                        APPLIED VOICE RECOGNITION, INC.

  For the Years Ended December 31, 1999 and 1998 and the Six Months Ended June
                                    30, 2000

                                                          Preferred Stock
                                                    ---------------------------
                                                      Series E      Series 2
                                                    ------------- -------------
                                                    Shares Amount Shares Amount
                                                    ------ ------ ------ ------
Balance at December 31, 1997......................      -- $   --     -- $   --
Issuance of 129,399 shares of common stock in lieu
 of officer's compensation........................
Issuance of 14,407 shares of common stock in lieu
 of employee cash bonuses.........................
Issuance of 44,286 shares of common stock for
 services.........................................
Issuance of additional 56,250 shares of common
 stock as part of previous stock transaction......
Issuance of 25,000 shares of common stock in
 connection with furniture purchase...............
Issuance of warrants to purchase 532,000 shares of
 common stock for consulting services.............
Issuance of warrants and options to purchase
 1,020,000 shares of common stock for advisory
 services.........................................
Issuance of warrant to purchase 355,500 shares in
 connection with bridge loan financing............
Exercise of options to purchase 51,167 shares of
 common stock.....................................
Conversion of 126,500 shares of Series A Preferred
 Stock in exchange for 683,100 shares of common
 stock............................................
Series A Preferred Stock Dividend paid with common
 stock............................................
Sale of 3,000 shares of shares of Series B
 Preferred Stock for $3,000,000 in connection with
 private placement................................
Expected deemed dividend related to discount on
 conversion of Series B Preferred Stock...........
Issuance of warrant to purchase 150,000 shares, to
 third party, in connection with Series B Private
 Placement........................................
Conversion of 715 shares of Series B Preferred
 Stock in exchange for 1,147,171 shares of common
 stock............................................
Series B Preferred Stock Dividend paid with common
 stock............................................
Sale of 220,750 shares of Series C Preferred Stock
 for $2,207,500 in connection with private
 placement........................................
Issuance of Series C Preferred shares, to third
 party, in connection with Series C Private
 Placement........................................
Cash expense related to Series C Private
 Placement........................................
Issuance of warrant to purchase 220,750 shares, to
 third party, in connection with Series C Private
 Placement........................................
Conversion of 78,250 shares of Series C Preferred
 Stock in exchange for 782,500 shares of common
 stock............................................
Series C Preferred Stock dividend paid with common
 stock............................................
Sale of 3,000 shares of Series D Preferred Stock
 for $3,000,000 in connection with private
 placement........................................
Cash expenses on legal and placement costs related
 to Series D Private Placement....................
Issuance of two warrants to purchase a total of
 2,000,000 shares, to Series D Investor, in
 connection with Series D Private Placement.......
Accrued dividend on Preferred Stock Series A & C..
Unrealized holding loss...........................
Investment write-off..............................
Net loss for the twelve months ended December 31,
 1998.............................................
                                                    ------ ------ ------ ------
Balance at December 31, 1998......................      -- $   --     -- $   --

                        APPLIED VOICE RECOGNITION, INC.

  For the Years Ended December 31, 1999 and 1998 and the Six Months Ended June
                                    30, 2000

                                                        Preferred Stock
                                                 --------------------------------
                                                    Series E         Series 2
                                                 ---------------  ---------------
                                                 Shares   Amount  Shares   Amount
                                                 -------  ------  -------  ------
Exercise of stock options......................
Issuance of 2,000 shares of Series D Preferred
 Stock and related warrants....................
Expiration of warrants.........................
Stock bonus paid to employees..................
Common Stock issued for services...............
Issuance of warrants in connection with
 promissory note...............................
Conversion of Series B Preferred shares........
Issuance of Series E Preferred Stock and
 related warrants..............................    2,000    200
Preferred Stock and warrants retired in
 connection with sale of assets and issuance of
 warrants......................................
Conversion of A, C and E Preferred Stock to
 Common Stock..................................   (2,000)  (200)
Issuance of Preferred Stock for debt...........                       500     50
Issuance of Common Stock for debt..............
Common Stock issued for payment of accrued
 dividends on Preferred Stock..................
Preferred Stock dividend.......................
Net loss.......................................
                                                 -------  -----   -------  -----
Balance at December 31, 1999...................       --  $  --       500  $  50

Conversion of Series B Preferred Stock.........
Issuance of Series 2 Preferred Stock...........                     4,235    423
Issuance of common stock for officer's
 compensation and expense reimbursement........
Issuance of common stock for former officer's
 severance pay.................................
Issuance of common stock for additional
 purchase consideration........................
Issuance of common stock for contingent
 purchase consideration........................
Conversion of Series 2 Preferred Stock.........                    (1,758)  (176)
Warrant and stock option exercises.............
Reclassification...............................
Net loss.......................................
                                                 -------  -----   -------  -----
Balance at June 30, 2000.......................       --  $  --     2,977  $ 297
                                                 =======  =====   =======  =====

                        APPLIED VOICE RECOGNITION, INC.

  For the Years Ended December 31, 1999 and 1998 and the Six Months Ended June
                                    30, 2000

                             Common Stock             Additional Paid-in Capital
                          ------------------ -----------------------------------------------
                            Shares   Amount   Series A    Series B     Series C    Series D
                          ---------- ------- ----------  -----------  ----------  ----------
Balance at December 31,
 1997...................  12,989,820 $12,991 $2,468,750  $        --  $       --  $       --
Issuance of 129,399
 shares of common stock
 in lieu of officer's
 compensation...........     129,399     129
Issuance of 14,407
 shares of common stock
 in lieu of employee
 cash bonuses...........      14,047      14
Issuance of 44,286
 shares of common stock
 for services...........      44,286      44
Issuance of additional
 56,250 shares of common
 stock as part of
 previous stock
 transaction............      56,250      56
Issuance of 25,000
 shares of common stock
 in connection with
 furniture purchase.....      25,000      25
Issuance of warrants to
 purchase 532,000 shares
 of common stock for
 consulting services....
Issuance of warrants and
 options to purchase
 1,020,000 shares of
 common stock for
 advisory services......
Issuance of warrant to
 purchase 355,500 shares
 in connection with
 bridge loan financing..
Exercise of options to
 purchase 51,167 shares
 of common stock........      51,167      50
Conversion of 126,500
 shares of Series A
 Preferred Stock in
 exchange for 683,100
 shares of common
 stock..................     683,100     683   (999,350)
Series A Preferred Stock
 Dividend paid with
 common stock...........      70,217      70
Sale of 3,000 shares of
 shares of Series B
 Preferred stock for
 $3,000,000 in
 connection with private
 placement..............                                   2,999,700
Expected deemed dividend
 related to discount on
 conversion of Series B
 Preferred Stock........                                     852,998
Issuance of warrant to
 purchase 150,000
 shares, to third party,
 in connection with
 Series B Private
 Placement..............
Conversion of 715 shares
 of Series B Preferred
 Stock in exchange for
 1,147,171 shares of
 common stock...........   1,147,171   1,147              (1,252,488)
Series B Preferred Stock
 Dividend paid with
 common stock...........      22,812      23
Sale of 220,750 shares
 of Series C Preferred
 Stock for $2,207,500 in
 connection with private
 placement..............                                               2,185,425
Issuance of Series C
 Preferred shares, to
 third party, in
 connection with Series
 C Private Placement....
Cash expense related to
 Series C Private
 Placement..............
Issuance of warrant to
 purchase 220,750
 shares, to third party,
 in connection with
 Series C Private
 Placement..............
Conversion of 78,250
 shares of Series C
 Preferred Stock in
 exchange for 782,500
 shares of common
 stock..................     782,500     783                            (774,675)
Series C Preferred Stock
 dividend paid with
 common stock...........      25,225      25
Sale of 3,000 shares of
 Series D Preferred
 Stock for $3,000,000 in
 connection with private
 placement..............                                                           2,999,700
Cash expenses on legal
 and placement costs
 related to Series D
 Private Placement......
Issuance of two warrants
 to purchase a total of
 2,000,000 shares, to
 Series D Investor, in
 connection with Series
 D Private Placement....
Accrued dividend on
 Preferred Stock Series
 A & C..................
Unrealized holding
 loss...................
Investment write-off....
Net loss for the twelve
 months ended December
 31, 1998...............
                          ---------- ------- ----------  -----------  ----------  ----------
Balance at December 31,
 1998...................  16,040,994 $16,040 $1,469,400  $ 2,600,210  $1,410,750  $2,999,700

                        APPLIED VOICE RECOGNITION, INC.

  For the Years Ended December 31, 1999 and 1998 and the Six Months Ended June
                                    30, 2000

                             Common Stock            Additional Paid-in Capital
                          ------------------ ----------------------------------------------
                            Shares   Amount   Series A    Series B    Series C    Series D
                          ---------- ------- ----------  ----------  ----------  ----------
Exercise of stock
 options................      10,000      10
Issuance of 2,000 shares
 of Series D Preferred
 Stock and related
 warrants...............                                                          2,274,800
Expiration of warrants..
Stock bonus paid to
 employees..............      26,320      26
Common Stock issued for
 services...............      17,820      18
Issuance of warrants in
 connection with
 promissory note........
Conversion of Series B
 Preferred shares.......     608,680     609               (606,175)
Issuance of Series E
 Preferred Stock and
 related warrants.......
Preferred Stock and
 warrants retired in
 connection with sale of
 assets and issuance of
 warrants...............                                                         (4,999,500)
Conversion of A, C and E
 Preferred Stock to
 Common Stock...........  17,045,918  17,046 (1,469,400)             (1,410,750)
Issuance of Preferred
 Stock for debt.........
Issuance of Common Stock
 for debt...............   1,468,539   1,469
Common Stock issued for
 payment of accrued
 dividends on Preferred
 Stock..................      51,523      51
Preferred Stock
 dividend...............
Net loss................
                          ---------- ------- ----------  ----------  ----------  ----------
Balance at December 31,
 1999...................  35,269,794 $35,269 $       --  $1,994,035  $       --  $  275,000
Conversion of Series B
 Preferred Stock........   1,672,020   1,672             (1,994,035)
Issuance of Series 2
 Preferred Stock........
Issuance of common stock
 for officer's
 compensation and
 expense reimbursement..     654,703     656
Issuance of common stock
 for former officer's
 severance pay..........     398,149     398
Issuance of common stock
 for additional purchase
 consideration..........     163,583     164
Issuance of common stock
 for contingent purchase
 consideration..........      58,000      58
Conversion of Series 2
 Preferred Stock........     143,039     143
Warrant and stock option
 exercises..............   1,257,505   1,257
Reclassification........                                                           (275,000)
Net Loss................
                          ---------- ------- ----------  ----------  ----------  ----------
Balance at June 30,
 2000...................  39,616,793 $39,617 $       --  $       --  $       --  $       --
                          ========== ======= ==========  ==========  ==========  ==========

                        APPLIED VOICE RECOGNITION, INC.

  For the Years Ended December 31, 1999 and 1998 and the Six Months Ended June
                                    30, 2000

                                                   Additional Paid-in Capital
                                                  -----------------------------
                                                  Series E Series 2   Common
                                                  -------- -------- -----------
Balance at December 31, 1997....................    $ --     $ --   $ 6,212,101
Issuance of 129,399 shares of common stock in
 lieu of officer's compensation.................                        313,255
Issuance of 14,407 shares of common stock in
 lieu of employee cash bonuses..................                         33,418
Issuance of 44,286 shares of common stock for
 services.......................................                        116,956
Issuance of additional 56,250 shares of common
 stock as part of previous stock transaction....                            (56)
Issuance of 25,000 shares of common stock in
 connection with furniture purchase.............                         20,275
Issuance of warrants to purchase 532,000 shares
 of common stock for consulting services........                        596,780
Issuance of warrants and options to purchase
 1,020,000 shares of common stock for advisory
 services.......................................                        390,650
Issuance of warrant to purchase 355,500 shares
 in connection with bridge loan financing.......                        121,959
Exercise of options to purchase 51,167 shares of
 common stock...................................                         90,259
Conversion of 126,500 shares of Series A
 Preferred Stock in exchange for 683,100 shares
 of common stock................................                      1,011,317
Series A Preferred Stock Dividend paid with
 common stock...................................                        111,779
Sale of 3,000 shares of shares of Series B
 Preferred Stock for $3,000,000 in connection
 with private placement.........................
Expected deemed dividend related to discount on
 conversion of Series B Preferred Stock.........
Issuance of warrant to purchase 150,000 shares,
 to third party, in connection with Series B
 Private Placement..............................                         93,000
Conversion of 715 shares of Series B Preferred
 Stock in exchange for 1,147,171 shares of
 common stock...................................                      1,251,413
Series B Preferred Stock Dividend paid with
 common stock...................................                         20,275
Sale of 220,750 shares of Series C Preferred
 Stock for $2,207,500 in connection with private
 placement......................................
Issuance of Series C Preferred shares, to third
 party, in connection with Series C Private
 Placement......................................
Cash expense related to Series C Private
 Placement......................................
Issuance of warrant to purchase 220,750 shares,
 to third party, in connection with Series C
 Private Placement..............................                         66,225
Conversion of 78,250 shares of Series C
 Preferred Stock in exchange for 782,500 shares
 of common stock................................                        781,718
Series C Preferred Stock dividend paid with
 common stock...................................                         20,912
Sale of 3,000 shares of Series D Preferred Stock
 for $3,000,000 in connection with private
 placement......................................
Cash expenses on legal and placement costs
 related to Series D Private Placement..........
Issuance of two warrants to purchase a total of
 2,000,000 shares, to Series D Investor, in
 connection with Series D Private Placement.....                        720,000
Accrued dividend on Preferred Stock Series A &
 C..............................................
Unrealized holding loss.........................
Investment write-off............................
Net loss for the twelve months ended December
 31, 1998.......................................
                                                    ----     ----   -----------
Balance at December 31, 1998....................    $ --     $ --   $11,972,236

                        APPLIED VOICE RECOGNITION, INC.

  For the Years Ended December 31, 1999 and 1998 and the Six Months Ended June
                                    30, 2000

                                               Additional Paid-in Capital
                                            -----------------------------------
                                             Series E    Series 2     Common
                                            -----------  ---------  -----------
Exercise of stock options.................                                9,990
Issuance of 2,000 shares of Series D
 Preferred Stock and related warrants.....
Expiration of warrants....................                             (606,949)
Stock bonus paid to employees.............                               32,890
Common Stock issued for services..........                               19,016
Issuance of warrants in connection with
 promissory note..........................                              436,710
Conversion of Series B Preferred shares...                              605,626
Issuance of Series E Preferred Stock and
 related warrants.........................    1,999,800                  74,000
Preferred Stock and warrants retired in
 connection with sale of assets and
 issuance of warrants.....................                           (1,126,260)
Conversion of A, C and E Preferred Stock
 to Common Stock..........................   (1,999,800)              4,964,478
Issuance of Preferred Stock for debt......                  49,950
Issuance of Common Stock for debt.........                              447,397
Common Stock issued for payment of accrued
 dividends on Preferred Stock.............                               39,427
Preferred Stock dividend..................
Net loss..................................
                                            -----------  ---------  -----------
Balance at December 31, 1999..............  $        --  $  49,950  $16,868,561
Conversion of Series B Preferred Stock....                            2,182,137
Issuance of Series 2 Preferred Stock......                 423,120
Issuance of common stock for officer's
 compensation and expense reimbursement                                 226,236
Issuance of common stock for former
 officer's severance pay..................                              112,952
Issuance of common stock for additional
 purchase consideration...................                              112,218
Issuance of common stock for contingent
 purchase consideration...................                               57,942
Conversion of Series 2 Preferred Stock....                (175,490)     175,523
Warrant and stock option exercises........                              841,047
Reclassification..........................                              275,000
Net loss..................................
                                            -----------  ---------  -----------
Balance at June 30, 2000..................  $        --  $ 297,580  $20,851,616
                                            ===========  =========  ===========

                        APPLIED VOICE RECOGNITION, INC.

  For the Years Ended December 31, 1999 and 1998 and the Six Months Ended June
                                    30, 2000

                                            Other
                            Reduction    Accumulated
                           of Paid-in   Comprehensive Accumulated
                             Capital    Income (Loss)   Deficit        Total
                           -----------  ------------- ------------  -----------
Balance at December 31,
 1997....................  $(1,140,433)   $  62,221   $ (5,367,280) $ 2,279,600
Issuance of 129,399
 shares of common stock
 in lieu of officer's
 compensation............                                               313,384
Issuance of 14,407 shares
 of common stock in lieu
 of employee cash
 bonuses.................                                                33,432
Issuance of 44,286 shares
 of common stock for
 services................                                               117,000
Issuance of additional
 56,000 shares of common
 stock as part of
 previous stock
 transaction.............                                                    --
Issuance of 25,000 shares
 of common stock in
 connection with
 furniture purchase......                                                20,300
Issuance of warrants to
 purchase 532,000 shares
 of common stock for
 consulting services.....                                               596,780
Issuance of warrants and
 options to purchase
 1,020,000 shares of
 common stock for
 advisory services.......                                               390,650
Issuance of warrant to
 purchase 355,500 shares
 in connection with
 bridge loan financing...                                               121,959
Exercise of options to
 purchase 51,167 shares
 of common stock.........                                                90,309
Conversion of 126,500
 shares of Series A
 Preferred Stock in
 exchange for 683,100
 shares of common stock..                                                    --
Series A Preferred Stock
 Dividend paid with
 common stock............                                 (111,849)          --
Sale of 3,000 shares of
 shares of Series B
 Preferred stock for
 $3,000,000 in connection
 with private placement..                                             3,000,000
Expected deemed dividend
 related to discount on
 conversion of Series B
 Preferred Stock.........                                 (852,998)          --
Issuance of warrant to
 purchase 150,000 shares,
 to third party, in
 connection with Series B
 Private Placement.......      (93,000)                                      --
Conversion of 715 shares
 of Series B Preferred
 Stock in exchange for
 1,147,171 shares of
 common stock............                                                    --
Series B Preferred Stock
 Dividend paid with
 common stock............                                  (20,298)          --
Sale of 220,750 shares of
 Series C Preferred Stock
 for $2,207,500 in
 connection with private
 placement...............                                             2,207,500
Issuance of Series C
 Preferred shares, to
 third party, in
 connection with Series C
 Private Placement.......                                                 1,104
Cash expense related to
 Series C Private
 Placement...............     (230,771)                                (230,771)
Issuance of warrant to
 purchase 220,750 shares,
 to third party, in
 connection with Series C
 Private Placement.......      (66,225)                                      --
Conversion of 78,250
 shares of Series C
 Preferred Stock in
 exchange for 782,500
 shares of common stock..                                                    --
Series C Preferred Stock
 dividend paid with
 common stock............                                  (20,937)          --
Sale of 3,000 shares of
 Series D Preferred Stock
 for $3,000,000 in
 connection with private
 placement...............                                             3,000,000
Cash expenses on legal
 and placement costs
 related to Series D
 Private Placement.......      (65,000)                                 (65,000)
Issuance of two warrants
 to purchase a total of
 2,000,000 shares, to
 Series D Investor, in
 connection with Series D
 Private Placement.......     (720,000)                                      --
Accrued dividend on
 Preferred Stock Series
 A, B & C................                                 (156,536)    (156,536)
Unrealized holding loss..                  (675,643)                   (675,643)
Investment write-off.....                   613,422                     613,422
Net loss for the twelve
 months ended December
 31, 1998................                               (8,320,519)  (8,320,519)
                           -----------    ---------   ------------  -----------
Balance at December 31,
 1998....................  $(2,315,429)   $      --   $(14,850,417) $ 3,336,971

                        APPLIED VOICE RECOGNITION, INC.

  For the Years Ended December 31, 1999 and 1998 and the Six Months Ended June
                                    30, 2000

                             Reduction      Other
                             of Paid-    Accumulated
                                in      Comprehensive Accumulated
                              Capital   Income (Loss)   Deficit        Total
                             ---------  ------------- ------------  -----------
Exercise of stock options..                                              10,000
Issuance of 2,000 shares of
 Series D Preferred Stock
 and related warrants......   (275,000)                               2,000,000
Expiration of warrants.....    606,949                                       --
Stock bonus paid to
 employees.................                                              32,916
Common Stock issued for
 services..................                                              19,034
Issuance of warrants in
 connection with promissory
 note......................                                             436,710
Conversion of Series B
 Preferred shares..........                                                  --
Issuance of Series E
 Preferred Stock and
 related warrants..........   (104,000)                               1,970,000
Preferred Stock and
 warrants retired in
 connection with sale of
 assets and issuance of
 warrants..................    995,000                               (5,131,260)
Conversion of A, C and E
 Preferred Stock to Common
 Stock.....................    104,000                                  171,421
Issuance of Preferred Stock
 for debt..................                                              50,000
Issuance of Common Stock
 for debt..................                                             448,866
Common Stock issued for
 payment of accrued
 dividends on Preferred
 Stock.....................                                              39,478
Preferred Stock dividend...                               (619,595)    (619,595)
Net loss...................                             (2,655,913)  (2,655,913)
                             ---------     ------     ------------  -----------
Balance at December 31,
 1999......................  $(988,480)    $   --     $(18,125,925) $   108,628
Conversion of Series B
 Preferred Stock...........                                             189,606
Issuance of Series 2
 Preferred Stock...........                                             423,543
Issuance of common stock
 for officer's compensation
 and expense
 reimbursement.............                                             226,892
Issuance of common stock
 for former officer's
 severance pay.............                                             113,350
Issuance of common stock
 for additional purchase
 consideration.............                                             112,382
Issuance of common stock
 for contingent purchase
 consideration.............                                              58,000
Conversion of Series 2
 Preferred Stock...........                                                  --
Warrant and stock option
 exercises.................                                             842,304
Net loss...................                             (1,095,482)  (1,095,482)
                             ---------     ------     ------------  -----------
Balance at June 30, 2000...  $(988,480)    $   --     $(19,221,407) $   979,223
                             =========     ======     ============  ===========

                        APPLIED VOICE RECOGNITION, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                Six Months Ended         For the Year Ended
                                    June 30,                December 31,
                             ------------------------  ------------------------
                                2000         1999         1999         1998
                             -----------  -----------  -----------  -----------
                                   (Unaudited)
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net loss..................  $(1,095,482) $(4,109,470) $(2,655,913) $(8,320,519)
 Adjustments to reconcile
  net loss to cash used in
  operating activities:
  Depreciation and
   amortization............      164,819      285,661      659,775      197,713
  Loss on investment write-
   off.....................           --           --           --      803,125
  Loss on inventory write-
   off.....................           --           --           --       36,900
  Stock and warrants issued
   for services and finance
   costs...................           --        5,529      455,744    1,737,836
  Stock and options issued
   as compensation.........      226,892       32,916       32,916      346,816
  Gain on extinguishment of
   debt....................           --           --   (5,562,750)          --
  Interest on preferred
   stock payable...........       67,520       80,665      206,852           --
  Write-down of prepaid
   software rights.........           --           --      329,100           --
  Changes in operating
   assets and liabilities:
  Accounts receivable......     (219,381)    (760,142)    (179,727)     334,597
  Other receivable.........      747,137           --           --           --
  Inventory................           --           --       37,201      245,543
  Prepaid licenses.........           --           --     (300,000)    (750,000)
  Deposits, prepaid
   expenses and other
   assets..................      (98,942)     192,763      261,010     (784,037)
  Accounts payable and
   accrued expenses........       79,336      458,783     (124,941)     103,590
  Common stock payable.....           --           --      (13,500)      13,500
                             -----------  -----------  -----------  -----------
   Net Cash Used in
    Operating Activities...     (128,101)  (3,813,295)  (6,854,233)  (6,034,936)
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Purchase of equipment.....      (40,261)    (321,533)  (1,372,552)    (369,516)
 Proceeds from sale of
  assets...................           --      240,000      696,939           --
 Cash paid for purchase of
  transcription companies..           --     (736,857)    (775,000)    (398,312)
 Capitalized software
  costs....................     (207,320)          --           --     (300,025)
                             -----------  -----------  -----------  -----------
   Net Cash Used in
    Investing Activities...     (247,581)    (818,390)  (1,450,613)  (1,067,853)
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Proceeds from bridge
  loans....................           --    1,500,000    4,000,000      335,333
 Principal payment on
  seller debt..............           --     (229,629)    (297,884)          --
 Principal payment on
  bridge loans.............           --     (335,333)    (835,333)          --
 Principal payment on third
  party debt...............      (90,401)      (3,748)     (45,104)     (42,882)
 Principal payment on
  related party debt.......           --           --           --     (126,250)
 Principal payments under
  capital lease............      (30,410)     (29,534)     (71,217)     (17,835)
 Warrants and options
  granted in connection
  with bridge loans........           --           --           --      121,959
 Proceeds from related
  party debt...............           --           --      250,000           --
 Sale of preferred stock...           --    2,700,000    3,970,000    7,208,604
 Cash expenditures related
  to sale of stock.........           --           --           --     (295,771)
 Stock options and warrants
  exercised................      842,304       10,000       10,000       90,309
                             -----------  -----------  -----------  -----------
   Net Cash Provided by
    Financing Activities...      721,493    3,611,756    6,980,462    7,273,467
NET INCREASE (DECREASE) IN
 CASH AND CASH
 EQUIVALENTS...............      345,811   (1,019,929)  (1,324,384)     170,678
Cash and Cash Equivalents--
 Beginning of Period.......       53,529    1,377,913    1,377,913    1,207,235
                             -----------  -----------  -----------  -----------
CASH AND CASH EQUIVALENTS--
 END OF PERIOD.............  $   399,340  $   357,984  $    53,529  $ 1,377,913
                             ===========  ===========  ===========  ===========

                See notes to consolidated financial statements.

                        APPLIED VOICE RECOGNITION, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  December 31, 1999 and 1998 and June 30, 2000

   (Information as of and for the six months ended June 30, 2000 and 1999 is unaudited)

NOTE 1--DESCRIPTION OF BUSINESS

   Applied Voice Recognition, Inc. (the "Company" or "AVRI") provides traditional and electronic transcription services to approximately 1,200 physicians in six states. The Company has begun development of the e-Docs Physician's Network (EPN) through a newly formed subsidiary, Virtual Physicians Network, Inc. The EPN is being designed to provide a secure browser-based service which would allow transcription companies to deliver their product and doctors to review transcriptions online. The EPN would include a document storage service that will allow physicians to access their records 24 hours a day online.

   The Company was reincorporated as a Delaware Corporation on January 29, 1998. Previously, the Company was a Utah corporation by virtue of a share exchange that was treated as a reverse merger on December 11, 1996 with Summa Vest, Inc.

   On December 1, 1998, the Company formed a new wholly owned subsidiary, AVRI Health Care Information Services, Inc., a Delaware Corporation (AVRI Health
Care), which was primarily formed for the purpose of acquiring companies in the transcription service business.

NOTE 2--LIQUIDITY AND MANAGEMENT'S PLAN

   The Company has incurred significant losses and cash deficits since inception. The Company has been dependent upon outside financing to develop its software products and to provide working capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

   Beginning in the fourth quarter of 1999, the Company suspended its acquisitions program and focused on restructuring the core operations of the transcription companies acquired. As of December 31, 1999, the Company had reduced its corporate head count from 35 to 7 and had sold its operations in Manila, New York, New Jersey and a portion of its Houston operations. These actions reduced the monthly losses by approximately $300,000, while reducing revenue by $250,000 per month.

   Since the Company's announcement of its restructuring on January 7, 2000, liquidity has significantly improved. Gross revenues averaging $200,000 per month have been achieved, and warrants and options have been exercised, resulting in net proceeds to the Company of approximately $840,000 through June 30, 2000. Management believes current resources are adequate for the development costs of the e-Docs Physician's Network (EPN) as well as the Company's working capital needs through January 31, 2001.

   It will be necessary for the Company to raise additional capital for the rollout of EPN intended to occur in the fourth quarter of 2000. While management is confident capital is available, there are no assurances that the necessary capital can be obtained.

NOTE 3--SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

   The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, and have been prepared in accordance with generally accepted accounting principles. All significant intercompany transactions and balances have been eliminated.

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000


 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates to be made by management. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

   The Company has determined, based on available market information and appropriate valuation methodologies, that the fair value of its financial instruments approximates carrying value. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and notes payable approximate fair value due to the short-term maturity of the instruments. The carrying amount of long-term debt approximates fair value because the interest rates under the credit agreement are variable, based on current market.

 Stock Options

   The Company follows Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations ("APB 25") in accounting for its employee stock options. The pro forma disclosures required by Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation ("SFAS 123"), which established a fair-value-based method of accounting for stock-based compensation plans, are set forth in Note 8.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

 Inventories

   Inventories consist of computer equipment and are determined using actual cost based on a first-in, first-out ("FIFO") basis. FIFO inventory is stated at the lower of cost or market.

 Property and Equipment

   Property and equipment are stated at cost. Depreciation is computed by the straight-line method using rates based on the estimated useful lives of the related assets. Estimated useful lives used for depreciation purposes are as follows:

      Computer equipment................................................ 3 Years
      Third party software.............................................. 3 Years
      Office equipment.................................................. 5 Years
      Furniture......................................................... 7 Years

 Prepaid Licenses and Prepaid Software Rights

   Prepaid licenses were stated at cost. During 1999, the Company shifted its business focus, discontinuing development of the license related technology. The vendor agreed to exchange the license related payments for rights to produce and resell 3,291 units of a completed market transcription product. At December 31, 1999, prepaid software resale rights are stated at estimated resale value less disposal costs, resulting in a charge to 1999 operations of $329,100.

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000


 Capitalized Software Costs

   The costs of direct labor and allocated overhead specific to development activities for products that are technologically feasible are capitalized through the date of market release. All other research and development costs are charged against operations in the period incurred. Amounts capitalized are amortized on a straight-line basis over a three-year life commencing upon market release. For the year ended December 31, 1998, the Company incurred $58,808 of related amortization expense.

   As a result of the December 20, 1999 disposition of assets, the Company expensed the remaining $397,369 of capitalized software costs as an offset to the extraordinary gain on extinguishment of debt.

 Intangibles and Goodwill

   Intangibles and goodwill are amortized using the straight-line method over their estimated useful lives, which range from 10 to 20 years. Intangibles include trade names and customer lists. Goodwill represents the excess purchase price over the fair value of net assets acquired for acquisitions accounted for as purchases. The Company periodically monitors intangibles and goodwill to determine if subsequent events or circumstances have occurred that have compromised the viability of the asset. To the extent such an event has happened, the Company will make necessary revisions to the balance or amortization life. Management believes that there have been no such events or circumstances which warrant revision to the remaining useful life, or which affect the recoverability of intangibles and goodwill. Intangibles and goodwill associated with disposed operations are reflected in the calculation of the extraordinary gain on extinguishment of debt.

 Revenue Recognition

   In October 1997, the American Institute of Certified Public Accountants (the "AICPA") issued Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"). SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements (e.g. software products, upgrades, enhancements, customer support, installation and training) to be allocated to each element on the relative fair values of the elements. The fair value of an element is based on evidence, which is specific to the vendor. The revenue allocated to software products, including specified upgrades or enhancements, generally is recognized upon delivery of the products. The revenue allocated to unspecified upgrades and updates and post contract customer support generally is recognized when upgrades are delivered or as the services are performed. If there is not appropriate evidence of the fair value for all elements of the arrangement, all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered. In March 1998, the AICPA issued SOP 98-4 which defers for one year the implementation of the provisions of SOP 97-2 relating to the fair value determination of each revenue element. The Company has adopted SOP 97-2, however, the impact of this is not considered to be significant.

   Fees for transcription-related services are based primarily on contracted per line rates, and revenue is recognized upon the rendering of services and delivery of transcribed materials.

 Maintenance Revenues

   The Company defers unearned revenues associated with maintenance contracts sold to customers, and the term of each contract is typically one year. All deferred revenues are amortized into revenue on a pro rata basis based on the life of the maintenance contract.

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000


 Concentration of Credit Risk

   Financial instruments that could potentially subject the Company to concentrations of credit risk are accounts receivable. The Company periodically evaluates the creditworthiness of its customers and generally does not require collateral. The Company's customer base consists of clinics, hospitals, sole practitioners, and commercial companies. No customer accounted for 10% or more of revenues for any of the periods presented.

 Advertising

   The Company expenses all advertising costs as incurred. The Company expensed $350,867 and $122,242 in 1999 and 1998, respectively.

 Income Taxes

   The Company uses the liability method of accounting for income taxes. Under the liability method, deferred income taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences reverse.

 Comprehensive Income

   As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"), which establishes new rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in shareholders' equity, to be included in comprehensive income.

NOTE 4--ACQUISITIONS AND DISPOSITIONS

   During 1999, the Company entered into four asset purchase agreements with transcription companies located in Texas. Each acquisition was accounted for as a purchase. The results of operations of acquisitions are included in the Company's Statement of Operations from the date of acquisition. A description of these acquisitions follows:

   Reyna Transcriptions, Inc. On February 22, 1999, e-Docs Health Care Information Services, Inc., a wholly owned subsidiary of AVRI, acquired the assets of Reyna Transcriptions ("Transcription Plus"). Transcription Plus provides medical transcription services.

   Pursuant to the Asset Purchase Agreement, the Company acquired certain assets for a purchase price of $75,000 in cash and an unsecured note in the amount of $175,000 payable in three equal annual payments beginning February 22, 2000, bearing interest at 8%. The Company allocated purchase price in excess of net assets acquired to identifiable intangible assets and customer lists in the amount of $122,500, and to goodwill in the amount of $122,500, which will be amortized over 10 and 20 years, respectively.

   PRN Transcription, Inc. On February 22, 1999, e-Docs Health Care Information Services, Inc., a wholly owned subsidiary of AVRI, acquired the assets of PRN Transcription, Inc. ("PRN"). PRN provides medical transcription services.

   Pursuant to the Asset Purchase Agreement (the "Agreement"), the Company acquired certain assets and assumed certain liabilities of PRN. The total purchase price consisted of: (i) $200,000 in cash and (ii) $377,000

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000

of the Company's Series 2 Preferred Stock, par value $.10 per share. The Series 2 Preferred Stock will be issued in three equal annual installments with a stated value of $125,667 each installment. These installments are payable on February 23, 2000, February 23, 2001 and February 23, 2002. In addition, the Company may issue additional Series 2 Preferred Stock with a stated value of up to $174,000 to PRN, if PRN meets or exceeds certain revenue targets, as set forth in the agreement, over the next three years. Any additional consideration will be accounted for as additional intangible assets. For purchase accounting purposes, a preferred stock payable of $292,608 has been recorded for the net present value of the commitment to issued preferred stock. The discounted amount of $84,392 is being amortized to interest expense.

   The Series 2 Preferred Stock carries an 8% cumulative dividend payable in cash or in additional shares of Preferred Stock at the Company's option. Dividends are payable quarterly and in arrears on the first day of each January, April, July and October commencing on January 1, 2000. Each share of the Series 2 Preferred Stock when issued will be convertible at any time into a number of shares of Common Stock equal to (i) $100 per share of Series 2 Preferred Stock being converted, plus any earned but unpaid dividends, if any, divided by (ii) the greater of $1.00 per share or the average daily closing price of the Company's Common Stock for the thirty day period immediately preceding the effective date of any such conversion on the Nasdaq Over-the-Counter Bulletin Board (OTCBB). The Company has agreed to register such shares of Common Stock issued upon conversion of the Preferred Stock for resale under the Securities Act of 1933, as amended, at the expense of the Company. These shares of preferred stock are subject to automatic conversion if the Company undertakes an underwritten public offering with an aggregate market value of $10,000,000 or more. Any shares of the Series 2 Preferred Stock may be redeemed, at the Company's option, after the third anniversary of the date of their issuance, at a redemption price of $100 per share plus any accrued but unpaid dividends. Except as otherwise required by the Delaware General Corporate Law, the holders of the Series 2 Preferred Stock shall have no voting rights.

   AVRI incurred approximately $5,000 of acquisition related expenses, which has been included in the purchase price allocation. The Company allocated the excess purchase price over net assets acquired of $477,608 to identified intangibles and customer lists in the amount of $238,804, and to goodwill in the amount of $238,804, which will be amortized over 10 years and 20 years, respectively.

   Am Transcription, Inc. On February 26, 1999, e-Docs Health Care Information Services, Inc., a wholly owned subsidiary of AVRI, acquired the assets of AM Transcription, Inc. ("AM"). AM provides medical transcription services. Pursuant to the Asset Purchase Agreement (the "Agreement") the Company acquired certain assets and assumed certain liabilities of AM. The total purchase price consisted of: (i) $200,000 in cash and (ii) $250,000 of the Company's Series 2 Preferred Stock, par value $.10 per share, less liabilities assumed of $56,365. The Series 2 Preferred Stock will be issued in three equal annual installments with a stated value of $64,545 each installment. These installments are payable on February 27, 2000, February 27, 2001 and February 27, 2002. For purchase accounting purposes, a preferred stock payable of $150,287 has been recorded for the net present value of the commitment to issued preferred stock. The discounted amount of $43,348 is being amortized to interest expense.

   AVRI incurred approximately $5,000 of acquisition related expenses, which has been included in the purchase price allocation. The Company allocated the excess purchase price over net assets of $335,287 to identified intangibles and customer lists in the amount of $167,643, and to goodwill in the amount of $167,644, which will be amortized over 10 years and 20 years, respectively.

   A Word Above, Inc. On May 28, 1999, e-Docs Health Care Information Services, Inc., a wholly owned subsidiary of AVRI, acquired the assets of A Word Above, Inc. ("A Word Above"). A Word Above provides medical transcription services.

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000


   Pursuant to the Stock Purchase Agreement (the "Agreement") the Company acquired all of the common stock of A Word Above. The Agreement excluded certain assets and liabilities from the transaction. The total purchase price consisted of: (i) $300,000 payable in cash and (ii) $700,000 of the Company's Series 2 Preferred Stock, par value $.10 per share. The Series 2 Preferred Stock will be issued in three equal annual installments with a stated value of $233,333 each installment. These installments are payable on May 29, 2000, May 29, 2001 and May 29, 2002. For purchase accounting purposes, a preferred stock payable of $532,752 has been recorded for the net present value of the commitment to issued preferred stock. The discounted amount of $167,248 is being amortized to interest expense.

   AVRI incurred approximately $7,000 of acquisition related expenses, which has been included in the purchase price allocation. The Company allocated the excess purchase price over net assets acquired of $714,364 to identified intangibles and customer lists of $357,182, and to goodwill of $357,182, which will be amortized over 10 years and 20 years, respectively.

   During 1998, the Company entered into three asset purchase agreements with transcription companies located in Texas, New York, and Colorado. Each acquisition was accounted for as a purchase. A description of these acquisitions follows:

   Transcription Resources. On March 17, 1998, AVRI, acquired the assets of Transcription Resources ("TR") a sole proprietorship. Subsequently, during 1998, AVRI transferred the acquired assets to AVRI Health.

   TR specializes in providing transcription services to the healthcare industry throughout the country.

   Pursuant to the Asset Purchase Agreement (the "Agreement"), the Company acquired certain assets for a purchase price of $150,000, less liabilities assumed, or $37,091 net. The net amount is payable in the form of a non-interest bearing note with an original maturity of December 31, 1998. The note was repaid in 1999. The acquisition of TR resulted in approximately $56,000 of goodwill which will be amortized over a five-year period.

   Cornell Transcription, Inc. On December 1, 1998, AVRI Health acquired certain assets and assumed certain liabilities of Cornell Transcription, Inc., a New York corporation ("Cornell") and all of the common stock of Outsource Transcription Philippines, Inc. ("OTP"), a stock corporation formed under the laws of the Republic of the Philippines.

   Cornell specializes in providing transcription services to the healthcare industry in the New York and surrounding areas. Cornell has offices in Hackensack, New Jersey; Miami, Florida; and Manila in the Philippines. OTP provides transcription services to Cornell.

   The total purchase price for Cornell and OTP consisted of: (i) promissory note issued by AVRI Health in the aggregate principal amount of $270,000 (the "Note"), (ii) $275,000 in cash, (iii) the assumption of certain capital lease obligations, and (iv) approximately 684 shares of the Company's Series 1 Preferred Stock, par value $.10 per share. The agreement includes a contingent purchase price of approximately $160,000, payable in 160 shares of Series 1 Preferred Stock, with the attainment of certain quarterly revenue targets over the next four calendar quarters, subsequent to the sale date.

   The Note is a non-interest bearing, unsecured note payable to Cornell, which was payable as follows: (i) $150,000 on or before February 28, 1999, and (ii) $120,000 in twelve equal monthly installments of $10,000 each, payable on the first day of each month commencing on January 1, 1999, and continuing thereafter until December 1, 1999. Due to the $120,000 note being non-interest bearing, the Company recorded the discounted

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000

amount of the note of $110,793 using an imputed interest rate of 15%, as part of the purchase price allocation. The discounted amount was amortized to interest expense over the life of the note.

   The Series I Preferred Stock, which was issuable to Cornell December 2, 1999, carried a 10% cumulative dividend payable in cash or in additional common or preferred shares at the Company's option. (See Note 8.) For purchase accounting purposes, a preferred stock payable of $594,666 was recorded for the net present value of the commitment to issue preferred stock, discounted using a rate of 15%. The discount amount of $89,334 was amortized to interest expense. Each share of the Series 1 Preferred Stock was convertible at any time into a number of shares of common stock equal to (i) $1,000 per share of Series 1 Preferred Stock being converted, plus any earned but unpaid dividends, if any, divided by (ii) the average closing price of the Company's Common Stock for the thirty day period immediately preceding the effective date of such conversion on OTCBB. Any such shares of Common Stock issued upon conversion of the Series 1 Preferred Stock shall be registered for resale under the Securities Act of 1933, as amended, at the expense of the Company.

   The shares of Series 1 Preferred Stock are not subject to automatic conversion. Any shares of the Series 1 Preferred Stock may be redeemed, at the Company's option, after the third anniversary of the date of their issuance, at a redemption price of $1,000 per share plus any accrued but unpaid dividends.

   AVRI Health Care incurred approximately $80,000 of acquisition related expenses, which has been included in the purchase price allocation. The Company allocated the excess purchase price over net assets of $1,060,008 to identified intangibles and customer lists in the amount of $530,004, and to goodwill in the amount of $530,004, which will be amortized over 10 years and 20 years, respectively.

   LRW Transcription. On December 31, 1998, AVRI Health Care acquired the assets of Linda R. Willhite Transcription ("LRW Transcription") a sole proprietorship owned by Linda R. Willhite. LRW Transcription specializes in providing transcription services to the healthcare industry in the Denver, Colorado metropolitan area.

   Pursuant to the Asset Purchase Agreement (the "Agreement"), the Company acquired certain assets owned by LRW Transcription. The total purchase price consisted of: (i) $75,000 in cash, including amounts paid by the Company to the creditors of LRW Transcription, (ii) and $150,000 of the Company's Series 2 Preferred Stock, par value $.10 per share. The Series 2 Preferred Stock will be issued in three equal annual installments with a stated value of $50,000 each installment. These installments are payable on December 31, 1999, December 31, 2000 and December 31, 2001. In addition, the Company may issue additional Series 2 Preferred Stock with a stated value of up to $125,000 to LRW Transcription, if LRW Transcription meets or exceeds certain revenue targets, as set forth in the agreement, over the next three years. Any additional consideration will be accounted for as additional intangible assets. For purchase accounting purposes a preferred stock payable of $114,161 has been recorded for the net present value of the commitment to issued preferred stock. The discounted amount of $35,839 is being amortized to interest expense.

   The Series 2 Preferred Stock carries an 8% cumulative dividend payable in cash or in additional shares of Preferred Stock at the Company's option. Dividends are payable quarterly and in arrears on the first day of each January, April, July and October commencing on January 1, 2000. Each share of the Series 2 Preferred Stock when issued will be convertible at any time into a number of shares of Common Stock equal to (i) $100 per share of Series 2 Preferred Stock being converted, plus any earned but unpaid dividends, if any, divided by (ii) the greater of $1.00 per share or the average daily closing price of the Company's Common Stock for the thirty day period immediately preceding the effective date of any such conversion on the OTCBB. The Company has agreed to register such shares of Common Stock issued upon conversion of the Preferred Stock for resale under

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000

the Securities Act of 1933, as amended, at the expense of the Company. These shares of preferred stock are subject to automatic conversion if the Company undertakes an underwritten public offering with an aggregate market value of $10,000,000 or more. Any shares of the Series 2 Preferred Stock may be redeemed, at the Company's option, after the third anniversary of the date of their issuance, at a redemption price of $100 per share plus any accrued but unpaid dividends. Except as otherwise required by the Delaware General Corporate Law, the holders of the Series 2 Preferred Stock shall have no voting rights.

   AVRI Health Care incurred approximately $25,000 of acquisition related expenses, which has been included in the purchase price allocation. The Company allocated the excess purchase price over net assets of $166,070 to identified intangibles and customer lists in the amount of $83,035, and to goodwill in the amount of $83,035, which is being amortized over 10 years and 20 years, respectively.

 Dispositions

   Effective December 20, 1999, AVRI and its wholly owned subsidiaries, e-Docs Health Care Information Services, Inc. and A Word Above, sold the net assets and contracts of the Company's medical transcription service operations based in New York, New Jersey, Houston, Texas and the Philippines and granted the non-exclusive rights to the VoiceCommander99(TM) code to Lonestar Medical Transcription USA, Inc. ("Lonestar"). The parent of Lonestar, L&H Investment Co., N.V. ("LHIC") was a preferred stockholder prior to the purchase.

   Pursuant to the Asset Purchase Agreement (the "Agreement") the Company sold certain assets and Lonestar assumed certain liabilities of AVRI. The total purchase price consisted of: (i) $456,939 in cash, representing the value of 80% of the accounts receivable purchased; (ii) forgiveness of a $2.0 million promissory note held by an affiliate of the purchaser; (iii) forgiveness of a $1.5 million promissory note held by LHIC; (iv) forgiveness of $94,360 of accrued interest; and (v) retirement of $5.0 million in Series D Preferred Stock held by LHIC and forgiveness of $318,458 accrued, unpaid dividends; and
(v) conversion of warrants to purchase 3.5 million shares of AVRI common stock at $1.25 a share to warrants to purchase 800,000 shares of AVRI common stock at $.37 per share. The new warrants were valued at $200,000 using the Black-Scholes valuation model.

   Amounts collected on accounts receivable in excess of the 80% included in the purchase price are to be remitted to AVRI by Lonestar.

   The gain on the extinguishment of debt has been reflected in the financial statements as an extraordinary gain of $5,562,750.

   After the effect of the dispositions, the Company offers transcription services in six states from offices in Houston, Dallas, and Tyler, Texas; and Denver, Colorado.

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000


NOTE 5--PROPERTY AND EQUIPMENT

   Property and equipment consisted of the following:

                                                              December 31,
                                                          ---------------------
                                                             1999       1998
                                                          ----------  ---------
   Computer equipment.................................... $  647,301  $ 578,770
   Third party software..................................     36,904     47,071
   Office equipment and furniture........................    114,141    134,126
   Office equipment on capital lease.....................    415,136    118,098
                                                          ----------  ---------
                                                           1,213,482    878,065
   Less accumulated depreciation.........................   (354,990)  (180,767)
                                                          ----------  ---------
   Property and equipment, net........................... $  858,492  $ 697,298
                                                          ==========  =========

NOTE 6--INDEBTEDNESS

   Indebtedness is summarized below:

                                                                 December 31,
                                                               ----------------
                                                                 1999    1998
                                                               -------- -------
Long-term Debt:
Note payable to a bank, secured by accounts receivable,
 fixtures and equipment, prime plus 2% interest, monthly
 payments of principal and interest of $909, note matures
 March 2003................................................... $ 31,223      --
Note payable to individual, unsecured, 8% interest due
 annually, annual principal payments of $58,333, note matures
 February 2002 (see Note 4)...................................  175,000      --
Note payable to a bank, unsecured, 9.25% interest, monthly
 payments of principal and interest of $879, note matures
 January 2000.................................................      845 $12,339
                                                               -------- -------
                                                                207,068  12,339
Less current maturities.......................................   65,977  11,542
                                                               -------- -------
Net long-term debt............................................ $141,091 $   797
                                                               ======== =======

   Future maturities of long-term debt as of December 31, 1999, are as follows:

      2000............................................................. $ 65,977
      2001.............................................................   67,287
      2002.............................................................   68,249
      2003.............................................................    5,555
                                                                        --------
                                                                        $207,068
                                                                        ========

 Note Payable to Related Parties

   During 1999, the Company entered into a Convertible Promissory Note and Warrant Purchase Agreement, as amended with a shareholder. The note has a stated principal amount of $250,000 and bears interest at 9%. The note is secured by a security interest in certain assets of the Company. The note is convertible into Common Stock at a price of $.37 common share. The conversion price is adjustable downward based on the pricing of future common stock issues or issuances of subsequent convertible issues with more favorable conversion terms. Contingent warrants may be issuable as a result of future equity transactions.

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000


   During 1998, the Company had a note payable to a trust of $126,250 which was unsecured and carried 12% annual percentage rate of interest. Interest payments were due on a quarterly basis and interest was non-compounding. In addition to this interest, the trust received a total of 180,000 shares of Common Stock in the Company. These shares were valued at $1.50 each, which approximated fair value at the date of issuance, and the aggregate value of $270,000 was recorded as a finance cost. In 1998, the Company recorded $67,500 of interest expense related to these shares. A balloon payment on the principal balance of $125,000 was paid on May 18, 1998.

   During the month of December 1998, the Company entered into various bridge loan agreements (the "Bridge Loans") with certain officers of $144,917, a former employee of $60,416 and to third parties of $130,000. The aggregate balance of the Bridge Loans amounted to $335,333, and bore interest at 12% per annum. The Bridge Loans plus accrued interest were payable upon the earlier of six months following the date of the note or three business days following the receipt of $2,000,000 in equity funding. On December 31, 1998, the Company received $2,000,000 in equity funding and paid the Bridge Loans in January 1999, plus accrued interest, in accordance with the agreement. In connection with the Bridge Loans, the Company granted warrants to purchase 355,495 shares of common stock resulting in approximately $122,000 of finance cost, using the Black Scholes method of valuation. (See Note 8 "Warrants")

NOTE 7--LEASES

 Capital

   The future minimum lease payments on office equipment as of December 31, 1999 are as follows:

   2000............................................................... $153,744
   2001...............................................................  153,744
   2002...............................................................  129,773
   2003...............................................................  108,730
   2004...............................................................   44,128
                                                                       --------
   Total payments.....................................................  590,119
   Less: Amounts representing interest................................ (246,095)
                                                                       --------
   Net present value..................................................  344,024
   Less: Current maturities...........................................  (64,354)
                                                                       --------
   Long-term portion.................................................. $279,670
                                                                       ========

 Operating

   The Company leases various office space and equipment under non-cancelable operating leases. The Company incurred rental expense of $21,029, $55,871, $296,512 and $149,520 for the three months ending March 31, 2000 and 1999 and for the years ending December 31, 1999 and 1998, respectively, in connection with operating leases on office space and equipment. Future minimum lease payments as of December 31, 1999, are as follows:

   2000................................................................ $ 64,454
   2001................................................................   48,830
   2002................................................................   33,585
   2003................................................................    2,640
                                                                        --------
     Total............................................................. $149,509
                                                                        ========

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000


NOTE 8--STOCKHOLDERS' EQUITY

 Preferred Stock

   The Company is authorized to issue up to 2,000,000 shares of preferred stock with a par value of $.10 per share. All dividends accrue whether or not declared or set aside. Since inception, the Company sold, via private placements, the following shares of preferred stock:

   Series A Preferred Stock. During 1997, the Company completed a private placement, totaling $2,500,000 in proceeds, by the issuance of 312,500 shares of Series A Convertible Preferred Stock. These shares have a par value of $.10 per share and were sold for $8.00 each to two accredited investors ("Series A Investors").

   The shareholders of the Series A Preferred Stock were entitled to cumulative dividends at a rate of 4% per annum, payable in shares of the Company's Common Stock based on a share price equal to the average closing price of such Common Stock on the OTCBB for the 30 days prior to the particular dividend date.

   Each of the Series A shares was convertible into 5.4 shares of common stock, at the stockholders option, at any given time. The holders of the Series A Preferred Stock were also (a) entitled to demand the registration of Common Stock issued upon conversion of the Series A Preferred Stock at the cost of the Company at any time after December 31, 1997, and (b) entitled to have such converted shares of Common Stock registered at the Company's cost in connection with any registration statement filed by the Company. If the holders of the Series A Preferred Stock had not converted their shares to Common Stock within three years of their issuance, the Company could redeem such shares for $8.00 per share plus any accrued and unpaid dividends. The agreement with the Series A Shareholders provided for certain specific anti-dilution adjustments and protective provisions.

   On December 4, 1998, the Series A Investor converted 126,500 of the Series A Preferred Stock for 683,100 shares of the Company's common stock. As of December 31, 1998, 186,000 shares of Series A Preferred Stock remained outstanding.

   As of December 31, 1998, the Company had declared and paid stock dividends, to the Series A Investor, totaling 70,217 shares of common stock. The market value of the stock dividends, as of the dividend date, amounted to $111,849. The Company accrued $20,536 of stock dividends payable to the Series A Investor at December 31, 1998.

   Effective December 31, 1999, all shares of Series A Preferred stock and related accrued unpaid dividends were converted to common stock. (See below)

   Series B Preferred Stock. On March 11, 1998, the Company completed a $3,000,000 private placement by the issuance of 3,000 shares of Series B Convertible Preferred Stock. These shares have a par value of $.10 and were priced at $1,000 per share and were sold to two accredited investors ("Series B Investors").

   The preferred shares convert into common stock at a rate equal to 78% of the five-day average closing bid price of the five consecutive days preceding the conversion date. The discount from market price resulted in a deemed dividend of approximately $830,000.

   This series pays a 5% cumulative dividend payable in arrears at the time of each conversion. The dividend is payable in cash or stock at the Company's option. At any time, the Purchasers are entitled to convert the entire face amount of the Series B Preferred Shares, plus accrued and unpaid dividends into common stock. This series is subject to automatic conversion on March 11, 2000, if not converted by that date. In connection

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000

with this placement, an option to purchase 150,000 shares of common stock was granted to Continental Capital & Equity Corporation, the placement agent, and was valued at $93,000 in total using the Black Scholes model as discussed in Stock Options, and recorded as a reduction to Paid in Capital. In the event of liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock are entitled to share in the assets, if any, remaining after payment of all debts and liabilities of the Company, and after payment to Series A Preferred Stock holders in an amount of $8.00 per share, which right is in preference to any payment to the holders of Common Stock.

   During the months of July and August 1998, the Series B Investors exercised their conversion right and converted 715 shares of preferred stock for 1,147,171 shares of the Company's Common Stock. During 1999, the Series B Investors converted 605 shares of preferred stock for 608,680 shares of Common Stock.

   Upon conversion in 1998, the Series B Investors received stock dividends amounting to 22,812 shares of common stock. The aggregate market value of the stock dividends, as of the measurement date, was $20,275. At December 31, 1998, stock dividends payable are estimated to be 121,444 shares. The Company accrued $121,444 of stock dividends payable to the Series B Investors at December 31, 1998. Upon conversion in 1999, the Series B Investors received stock dividends amounting to 51,523 shares of common stock. The aggregate market value of the stock dividends, as of the measurement date, was $39,478.

   During the month of February 2000, the Series B Preferred Stockholders converted 760 shares of Series B Preferred Stock in exchange for 991,888 shares of the Company's Common Stock. In connection with these conversions, the Company issued 119,366 shares of accrued Common Stock dividends.

   Effective as of March 11, 2000, the remaining 920 shares of Series B Preferred Stock and related accrued dividends of $96,759 were automatically converted into 560,766 shares of Common Stock.

   Series C Preferred Stock. On July 28, 1998, the Company sold in a private placement 220,750 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock"), par value $.10 per share, for a purchase price of $10 per share, to accredited investors (the "Series C Investors"). The Series C Preferred Stock pay a 4% cumulative dividend payable in arrears at the time of each conversion. Dividends were payable quarterly and in arrears on the first day of each January, April, July, and October commencing on October 1, 1998, in cash or stock at the Company's option. Each of the Series C Preferred Stock converted into ten shares of common stock. In addition to the above-referenced shares, an additional 11,038 Series C Preferred Stock were issued to Equity Services, LTD. ("ESL"), as part of their compensation for placing the Series C Preferred Stock. As of July 28, 1998, the market value of the shares issued to ESL was approximately $110,000 and was recorded as a reduction to Paid in capital.

   On November 12, 1998, the Series C Investors converted 78,250 of the Series C Preferred Stock for 782,500 shares of the Company's common stock.

   Effective December 31, 1999, all shares of Series C Preferred Stock and accrued unpaid dividends were converted to common stock. (See below)

   Series D Preferred Stock. On December 31, 1998, the company entered into a Series D Preferred Stock and Warrant Purchase Agreement to sell up to 5,000 shares of Series D Convertible Preferred Stock. These shares had a par value of $.10 and were priced at $1,000 per share and were sold to accredited investors. This agreement is broken down into three closings of 2,000 shares, 1,000 shares, and 2,000 shares respectively, each closing being subject to the Company's meeting certain financial and/or operational targets.

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000


   As of December 31, 1998 the Company had met the first and second targets and had received the funding for the first target. The Company recorded a receivable for the second target, as of December 31, 1998, and reflected the shares as issued in the Statement of Stockholders Equity. The funding for the second target was received in January 1999. The final target was reached as of February 28, 1999, and the final shares issued.

   Additionally, the Company granted the Series D shareholders three warrants to purchase a total of 2,500,000 shares of common stock, at an exercise price of $1.25 per share. Using the Black Scholes valuation method, the Company recorded approximately $720,000 of related cost, attributable to the first and second issuances, and $275,000 attributable to the third issuance, as an offset to additional paid in capital.

   All of the Series D Convertible Preferred shares, warrants and accrued dividends were forgiven as part of the sale transaction discussed in Note 4.

   Series E Preferred Stock. On August 18, 1999, the Company completed a $2,000,000 private placement by the issuance of 2,000 shares of Series E Preferred Stock. These shares had a par value of $.10, were priced at $1,000 per share and were sold to accredited investors ("Series E Investors").

   At any time, the Purchasers were entitled to convert the entire face amount of the Series B Preferred Shares, plus accrued and unpaid dividends into common stock. In connection with this placement, warrants to purchase 400,000 shares of common stock at a price of $1.25 per share were issued to the Series E Investors, and was valued at $74,000 in total using the Black Scholes model as discussed in Stock Options, and recorded as a reduction to paid in capital.

   An agreement was entered into on January 7, 2000, which would convert all shares of Series A Preferred Stock, Series C Preferred Stock and Series E Preferred Stock and accrued dividends to a new Series G Preferred Stock, which in 7 days would convert to common stock. To induce conversion, the Series G Preferred Shares would be converted based on a common share price of $.30 per share, resulting in the issuance of 17,045,918 shares of common stock. Although the conversion took place in March 2000, the conversion transaction has been reflected in the accompanying statements as though it occurred during 1999. The market price of the Company's common stock was $.27 at December 31, 1999.

   Series 1 and Series 2 Preferred Stock. On December 2, 1999, the Company was required to issue Series 1 Preferred Stock as part of the 1998 acquisition of Cornell Transcription, Inc. Pre-acquisition liabilities reduced the issuable preferred shares downward by 250 shares, resulting in an adjustment of the purchase price by approximately $250,000. On December 31, 1999, the holders of the preferred shares elected to convert their preferred shares to 1,464,654 shares of common stock.

   On February 23, 2000, the Company issued 1,911 shares of Series 2 Preferred Stock as planned deferred purchase price payments for transcription company acquisitions. These shares were subsequently converted into 115,755 shares of Common Stock.

   During the month of March 2000, the Series 2 Preferred Stockholders converted 1,757 shares of Series 2 Preferred Stock in exchange for 143,039 shares of the Company's Common Stock.

   In May 2000, the Company issued and held in escrow 2,333 shares of Series 2 Preferred Stock. The shares were part of the planned deferred payments for the acquisition of A Word Above, Inc.

 Common Stock

   In February 1998, the Company agreed to issue 30,000 shares of Common Stock to a third party in exchange for consulting services, which shares were issued in June 1998. Based on the fair market value, the Company valued the Common Stock issuance at approximately $83,000 and recorded the related expense.

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000


   On March 6, 1998, the Company issued 98,323 shares of common stock in lieu of cash salaries and bonuses to officers and certain employees. Based on the fair market value of the common stock, the Company recognized approximately $234,000 of related salary expense.

   On March 6, 1998, the Company issued 14,286 shares of common stock to two third parties in consideration for their consulting services. Based on the fair market value of the common stock, the Company recognized approximately $34,000 of related expense.

   On April 30, 1998, the Company issued 45,113 shares of common stock to an officer upon resignation. Based on the fair market value of the common stock, the Company recognized approximately $113,000 of related expense.

   On October 16, 1998, the Company issued 25,000 shares to a third party in exchange for office furniture. Based on the fair market value of the common stock, the Company recorded the asset at $20,300.

   During 1999, the Company issued 17,820 shares for services. Based on the fair market value of the common stock, the Company recorded $19,034 of related expense.

   On February 28, 2000, the Company issued 1,054,852 shares of Common Stock in lieu of cash salaries, expense reimbursements, and severance pay to an officer of the Company and to two former officers.

   During the month of March 2000, certain employees and several third party individuals exercised stock options and stock warrants. As the result of this, the Company issued 670,378 shares of Common Stock.

   In May 2000, the Company issued 572,132 shares of common stock to Lonestar Medical Transcription USA, Inc. in a cashless exercise of a warrant to purchase 800,000 shares of the Company's common stock.

   In May 2000, the Company issued 58,000 shares of common stock as contingent purchase price for the acquisition of PRN Transcription, Inc.

   See Preferred Stock section for conversions to and dividends paid in Common Stock related to preferred stock instruments.

 Stock Options

   In August 1996, the Company adopted the 1996 Stock Option Plan (the "Plan") that provides for the issuance of stock options to employees, directors (who are also employees), independent contractors, and consultants. The aggregate number of shares available for issuance under the Plan is the greater of 7,000 shares, or 7% of the number of shares of the Company's Common Stock which are outstanding from time to time.

   Generally, options granted have five- to ten-year terms and vest and become fully exercisable in three years. Stock options issued under the Plan can be either incentive stock options or nonqualified stock options.

   In December 1996, the Company adopted the 1996 Director Stock Option Plan (the "Director Plan") that provides for the issuance of stock options to the directors of the Company. The aggregate number of shares available for issuance under the Director Plan is the greater of 3,000 shares, or 3% of the number of shares of the Company's common stock which are outstanding from time to time. Generally, options granted have five-year terms and vest and become fully exercisable in three years. Stock options issued under the Director Plan can be either incentive stock options or nonqualified stock options.

   In October 1997, both the Plan and the Director Plan were amended by the 1997 Incentive Plan (the "Amended Plan"). The Amended Plan assumed all outstanding stock options granted under the prior plans without modification. The Amended Plan provides for the issuance of stock options, stock appreciation rights, supplemental payments, restricted stock, performance units, performance shares, and other stock-based awards.

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000

Designated employees, outside directors, and consultants are eligible to participate. An aggregate of 3,000,000 shares of Common Stock is available for issuance under the Amended Plan. Generally, options granted have ten-year terms and vest and become fully exercisable in three years. Stock options issued under the Amended Plan can be either incentive stock options or nonqualified stock options.

   During 1999 and 1998, the Company issued nonqualified stock options under the Amended Plan, which had exercise prices approximate or equal to the fair market value of the Common Stock at the date of grant.

   A summary of the Company's stock option activity and related information follows:

                                                               Weighted
                                                               Average  Exercise
                                                               Options   Price
                                                               -------- --------
                                                                (In thousands,
                                                               except price per
                                                                    share)
   Outstanding--December 31, 1997.............................   1,871   $3.08
   Exercised..................................................     (35)  $2.55
   Granted....................................................   1,057   $1.30
   Forfeited..................................................    (781)  $3.17
                                                                ------
   Outstanding--December 31, 1998.............................   2,112   $2.14
   Exercised..................................................     (10)  $1.00
   Granted....................................................   2,108   $1.07
   Forfeited..................................................  (2,720)  $1.41
                                                                ------
   Outstanding--December 31, 1999.............................   1,490   $1.95
                                                                ======
   Options exercisable at December 31, 1999 ..................     919   $1.82
                                                                ======

                                                             December 31,
                                                         ---------------------
                                                            1999       1998
                                                         ---------- ----------
Weighted average fair value of options granted during
 the period............................................. $      .82 $     1.36
Weighted average remaining contractual life.............  8.4 Years  8.9 Years
Range of exercise price................................. $.61-$4.00 $.61-$2.88

   From January 1, 2000 through June 30, 2000, the Company granted to employees and directors additional options to purchase 1,075,000 shares of common stock at exercise prices ranging from $0.31 to $0.63. Subsequent to June 30, 2000, the Company granted additional options to purchase a total of 4,200,000 shares of common stock at an exercise price of $0.31, of which 4,100,000 are contingent upon stockholder approval to increase the number of the Company's authorized shares to 85,000,000.

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000


   The Company applies APB 25 in accounting for the Plan. Accordingly, no compensation cost has been recognized for its fixed stock option plan. Pro forma information regarding net income and earnings per common share is required by SFAS 123 as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model ("Black--Scholes") with the following assumptions:

                                                              December 31,
                                                           --------------------
                                                             1999       1998
                                                           ---------  ---------
   Risk free interest rate................................       5.0%      5.05%
   Dividend yield.........................................         0%         0%
   Volatility factor......................................      1.21       0.73
   Weighted average expected life--stock options..........   3 Years    4 Years
   Weighted average expected life--warrants............... 1.5 Years  1.5 Years

   The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

   For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting periods. Had compensation for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the methods of SFAS123, the Company's net income and earnings per common share would have been adjusted to the pro forma amounts indicated below:

                                         Year Ended December 31,
                             --------------------------------------------------
                                      1999                      1998
                             ------------------------  ------------------------
                             As Reported   Pro Forma   As Reported   Pro Forma
                             -----------  -----------  -----------  -----------
                                 (in thousands, except price per share)
Net loss.................... $(2,655,913) $(3,385,625) $(8,320,519) $(9,517,608)
Loss per common share....... $     (0.16) $     (0.24) $     (0.68) $     (0.77)

 Warrants and Non-employee Options

   The following is a description of the outstanding warrants and stock options issued for services by the Company. The Company has determined the value of the warrants issued using either the minimal value method for all warrants granted prior to the Company's becoming effectively publicly traded on February 4, 1997, or the Black-Scholes model and the risk-free rate, dividend rate, volatility and weighted average expected life discussed above for stock options for all grants subsequent to February 4, 1997.

   On November 1, 1997, the Company granted to two consultants options to purchase 150,000 shares of the Company's common stock, each with an exercise price of $4.88. The options were granted in exchange for consulting services. On April 23, 1998, the related consulting agreements were extended in term and the option agreement was modified to provide for immediate vesting of the options. Of the options granted, 100,000 were granted to a board member whose consulting services were devoted to the development of the Company's new transcription related product VoiceCommander99(TM). As a result of these option grants, the Company has

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000

recorded $309,000 of deferred consulting expense. The expense was amortized over the life of the agreement that expired on March 31, 1999. The stock options were valued using the Black-Scholes valuation model (assumptions described above). For the years ended December 31, 1999 and 1998, the Company has recognized approximately $62,000 and $247,000 of related expense, respectively.

   On June 1, 1998, the Company granted to three consultants options to purchase 382,000 shares of the Company's common stock, each with an exercise price of $1.88. The options were granted in exchange for consulting services. Of the options granted, 250,000 were granted to a board member whose consulting services were devoted to the development of the Company's new transcription related product VoiceCommander99(TM). As a result of these option grants, the Company has recorded $288,000 of deferred consulting expense. The expense is amortizable over the remaining life of the consulting agreements. The stock options were valued using the Black-Scholes valuation model (assumptions described above). For the years ended December 31, 1999 and 1998, the Company has recognized approximately $85,000 and $203,000, respectively, of related expense.

   On May 15, 1998, the Company granted to the Company's Medical Advisory Board (the "MAB") options to purchase 255,000 shares of the Company's common stock, each with an exercise price of $2.06. The options were granted in exchange for three years worth of advisory services related to the Company's business efforts in the health care industry. On November 20, 1998 the Company and MAB mutually agreed to disband the MAB, for business reasons. In consideration for the term held by the MAB, the Company modified the previous grant and allowed the members of the MAB to keep fully vested options to purchase 85,000 shares of common stock. All other terms of the option agreements remained the same. As a result of the option grants, the Company has recognized approximately $73,950 of consulting expense. The stock options were valued using the Black-Scholes valuation model (assumptions described above).

   In August 1996, the Company granted to officers (and founding stockholders) 250,000 stock warrants with an exercise price of $0.14 per share, and to non-employee directors of the Company 150,000 stock warrants with an exercise price of $0.14. The warrants were granted under the Director Plan discussed above and have a five-year life. At December 31, 1999, 20,000 warrants are outstanding.

   On September 16, 1996, the Company entered into a two-year Licensing Agreement with a professional athlete to use his name and likeness in marketing and promotional materials to be produced and published by the Company. Consideration paid for this licensing arrangement was 500,000 shares of Common Stock (included in the total shares outstanding at December 31, 1996) and a warrant to purchase another 500,000 shares at $1.50 per share at any time on or before August 31, 2001. None of the warrants have been exercised as of December 31, 1999.

   On July 21, 1997 the Company granted to a broker of the Private Placement a warrant to purchase 100,000 shares of Common Stock at an exercise price of $1.78. In addition to this, on July 23, 1997, the Company sold to the same broker, for an aggregate price of $100, a warrant to purchase up to 168,750 shares of Common Stock for $1.78 per share. Broker fees of $345,750 were offset against the proceeds of the Private Placement. The broker fees were estimated using the Black-Scholes model. These warrants expired in 1999.

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000


   In February 1998, the Company granted to a third party three warrants to purchase 85,000 shares of common stock. The three warrants are structured as follows:

                                                             Number of
                                                               Shares
                                                             Underlying Exercise
                                                              Warrant    Price
                                                             ---------- --------
   First warrant............................................   30,000    $4.00
   Second warrant...........................................   25,000    $4.25
   Third warrant............................................   30,000    $4.50

   The warrants were granted in exchange for consulting services. Using the Black Scholes model, the Company assessed the fair value of the warrants at $118,700. At December 31, 1998, the Company recorded related expenditures of $94,960 and recognized related deferred expenses of $23,740. These warrants expired in 1999.

   On March 11, 1998, the Company granted to a third party a warrant to purchase 150,000 shares of the Company's common stock, with an exercise price of $2.30. The warrant was granted in exchange for their assistance with the private placement of 3,000 shares of Series B Convertible Preferred Stock. As a result of this option grant, the Company recognized approximately $93,000 of expense allocable to paid in capital. The warrant was valued using the Black-Scholes model.

   On July 22, 1998, the Company granted to an investment banking firm warrants to purchase 500,000 shares of the Company's common stock, with an exercise price of $1.50. The warrants were granted in exchange for their financial advisory services and assistance with private placements. As a result of these warrant grants, the Company has recorded $140,000 of deferred consulting expense. The expense is amortizable over the one-year life of the agreement. For the years ended December 31, 1999 and 1998, the Company recognized approximately $82,000 and $58,000 of consulting expense, respectively. The warrants were valued using the Black-Scholes model.

   On July 31, 1998, the Company granted to a third party a warrant to purchase 220,750 shares of the Company's common stock, with an exercise price of $1.50. The warrant was granted in exchange for the third party's assistance with the private placement of 220,750 shares of Series C Convertible Preferred Stock. As a result of this option grant, the Company recognized approximately $66,000 of cost allocable to paid-in-capital. The warrant was valued using the Black-Scholes model.

   On November 20, 1998, the Company agreed to grant to a third party three warrants. The first warrant grants the option to purchase 150,000 shares of common stock at an exercise price of $1.00. The second warrant grants the option to purchase 100,000 shares of common stock at an exercise price of $2.00. The third warrant grants the option to purchase 100,000 shares of common stock at an exercise price of $3.00. The third party was engaged to perform financial advisory services. As a result of these grants, the Company has estimated and recorded $59,000 of deferred consulting expense, based on an analysis using the Black-Scholes model. The expense is amortizable over the remaining life of the advisory agreement. For the years ended December 31, 1999 and 1998, the Company has recognized approximately $29,000 and $30,000, respectively, of related expense. The warrants were valued using the Black-Scholes model. These warrants expired in 1999.

   During December 1998, the Company granted 355,500 warrants to officers, a director and a third party (165,084 warrants to officers, 60,416 warrants to a director, and 130,000 warrants to a third party) at an exercise price range of $.94 per share to $1.06 per share. The warrants were granted in connection with Bridge

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000

Loans made by these individuals to the Company. The Company has recognized finance costs of approximately $122,000, based on an analysis using the Black-Scholes model. The Company recorded this charge in interest expense in the fourth quarter.

   In connection with the sale of the Series D Preferred Stock, on December 31, 1998, the Company granted to the Series D Investors two warrants to purchase common stock. The first and second warrant grant the Series D Investor the option to purchase 1,500,000 and 500,000 shares of the Company's common stock, respectively, at an exercise price of $1.25. The Company has estimated and recorded $720,000 as a reduction to paid in capital, based on an analysis using the Black Scholes model.

   In connection with the sale of 2,000 shares of Series D Preferred Stock in 1999, the Company granted to the Series D Investors a warrant to purchase 500,000 shares of the Company's common stock at $1.25 per share. In connection with debt related to the Series D Investors, an additional 1,125,000 warrants were issued in 1999. The Company recorded $394,000 in finance charges, based on an analysis using the Black-Scholes model. As part of the extinguishment transaction, all of the warrants issued to Series D Investors in 1999 and 1998 were forgiven, and a new warrant to purchase 800,000 shares of stock at $.37 per share was issued.

   During 1999, in connection with the sale of Series E Preferred Stock, a total of 550,000 warrants to purchase common stock were granted at an exercise price of $1.25. The Company recorded $74,000 as a reduction to paid-in capital, and $42,000 was recorded as finance charges.

   A summary of the Company's warrant activity and related information follows:

                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                                               Warrants  Price
                                                               -------- --------
                                                                (In thousands,
                                                               except price per
                                                                    share)
   Outstanding--December 31, 1997.............................   1,680   $1.57
   Exercised..................................................     (17)  $0.14
   Granted....................................................   4,107   $1.60
   Forfeited..................................................    (150)  $2.30
                                                                ------
   Outstanding--December 31, 1998.............................   5,620   $1.58
   Granted....................................................   2,975   $1.01
   Forfeited..................................................  (4,379)  $1.26
                                                                ------
   Outstanding--December 31, 1999.............................   4,216   $1.39
                                                                ======

                                                             December 31,
                                                         ---------------------
                                                            1999       1998
                                                         ---------- ----------
Weighted average fair value of warrants granted during
 the period............................................. $      .33 $     1.41
Weighted average remaining contractual life.............  2.1 Years  2.5 Years
Range of exercise price................................. $.14-$4.88 $.14-$4.88

   In May 2000, in consideration for a forbearance agreement relating to the issuance of convertible preferred stock in connection with an acquisition, AVRI granted three warrants to individuals to purchase 118,750, 118,750 and 12,500 shares of common stock at the lower of $1.75 per share or the average closing price of the common stock for the 30 day period immediately preceding the effective date of the warrant. The Company has estimated and recorded $70,000 as additional cost for the purchase of Cornell Transcription, Inc. based on an analysis using the Black Scholes model. (see Note 17)

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000


NOTE 9--EARNINGS PER SHARE

   The following table sets forth the computation of basic and dilutive loss per share:

                               Six Months Ended
                                   June 30,           Year Ended December 31,
                            ------------------------  ------------------------
                               2000         1999         1999         1998
                            -----------  -----------  -----------  -----------
Numerator:
Net loss................... $(1,095,482) $(4,109,470) $(2,655,913) $(8,320,519)
Preferred stock dividend...          --     (212,921)    (619,595)  (1,161,516)
                            -----------  -----------  -----------  -----------
Numerator for basic and
 diluted earnings per
 share--loss available to
 Common Stockholders....... $(1,095,482) $(4,322,391) $(3,275,508) $(9,482,035)
                            ===========  ===========  ===========  ===========
Denominator:
Denominator for basic and
 diluted earnings per
 share--weighted average
 shares outstanding........  38,042,046   16,077,881   16,367,383   13,867,732

   All outstanding options and warrants are antidilutive and therefore have not been included using the treasury stock method for diluted computation. All potential common shares from conversions of preferred stock are antidilutive and have been excluded from diluted computations.

NOTE 10--INCOME TAXES

   At December 31, 1999, the Company had a net operating loss carryforward of approximately $14,500,000 expiring between 2010 and 2019.

   Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1999 and 1998 are as follows:

                                                          1999         1998
                                                       -----------  -----------
   Deferred tax liabilities:
   Depreciation expense............................... $    14,370  $     5,870
   Capitalized research and development...............          --      124,905
                                                       -----------  -----------
   Total deferred tax liabilities.....................      14,370      130,775
                                                       -----------  -----------
   Deferred tax assets:
   Net operating loss carryforward....................   4,914,811    4,420,189
   Research and development credit....................     245,894      165,894
   Stock based compensation expense...................     560,878      316,831
   Allowance for doubtful accounts....................      25,466       11,050
   Other..............................................       1,169        1,169
                                                       -----------  -----------
   Total deferred tax assets..........................   5,748,218    4,915,133
   Net deferred tax asset.............................   5,733,848    4,784,358
   Valuation allowance for deferred tax assets........  (5,733,848)  (4,784,358)
                                                       -----------  -----------
   Net deferred taxes................................. $        --  $        --
                                                       ===========  ===========

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000


   The valuation allowance for the full amount of deferred tax assets has been reserved due to uncertainty concerning the Company's ability to utilize the benefit of the net operating loss.

NOTE 11--NON-CASH TRANSACTIONS

   Following is a list of non-cash transactions.

                                              For the Six
                                              Months Ended   For the Year Ended
                                                June 30,        December 31,
                                            ---------------- ------------------
                                             2000     1999     1999     1998
                                            ------- -------- -------- ---------
Preferred stock payable issued in
 connection with
 acquisitions.............................  $    -- $442,895 $975,647 $ 708,827
Capital lease obligations assumed in
 connection with acquisitions.............       --   46,894   46,894   107,846
Common stock issued in connection with
 acquisition..............................  170,382       --       --        --
Note payable issued in connection with
 acquisition..............................       --  175,000  175,000   297,884
Issuance of common stock for furniture....       --       --       --    20,300
Stock dividend payable....................       --       --  619,595   156,536
Stock and warrants issued for services and
 finance costs............................       --       --  455,744 1,104,430
Stock issued in lieu of cash
 compensation.............................  226,892   32,916   32,916   346,816
Warrants issued in connection with bridge
 financing charged to interest expenses...       --       --       --   121,959
Issuance of common stock, preferred stock
 and warrants for private placement fees..       --       --       --   879,225
Issuance of preferred stock in connection
 with Series D Funding....................       --       --          1,000,000
Deemed dividend on Series B Preferred.....       --       --            852,995
Preferred stock issued in payment of
 debt.....................................  423,543       --  498,866        --
Conversion of Series A, Series C and
 Series E and related dividend to common
 stock....................................       --       --  205,575        --
Conversion of Series B to common stock....    1,672       --      609        --
Writedown of prepaid software resell
 rights...................................       --       --  329,100        --
Common stock issued for dividends.........  189,606       --   39,478        --
Issuance of common stock for Accrued
 Liabilities..............................  113,350       --       --        --
Conversion of Series 2 to common stock....  175,523       --       --        --

NOTE 12--401(K) PLAN

   The Company has a 401(K) plan, which allows all of the company's employees to participate. The Company does not match any of the employee's contributions.

NOTE 13--FOREIGN OPERATIONS

   The Company had medical transcriptions operations in the Philippines which were sold during 1999.

NOTE 14--JOINT PRODUCT DEVELOPMENT AND DISTRIBUTION AGREEMENT

   On December 31, 1997, the Company entered into a joint product development and distribution agreement with Voice It Worldwide ("Voice It"). Both the Company and Voice It agreed to commit technical and financial

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000

resources as would have been necessary to carry out the development of a joint product. In connection with this agreement, the Company purchased 471,700 shares of Voice It common stock at a price of $1.06 per share for a total of $500,000 and Voice It purchased 50,000 licenses of VoiceCommander(TM) (formerly known as SpeechCommander) for $1,000,000. Both transactions were reflected in the December 31, 1997 financial statements. The Company believes that Voice It has breached its agreement with the Company by, among other things, failing to make contractually agreed upon payments for the software licenses. Because of this and the lack of success in the joint product development and distribution agreement, and Voice It's Chapter 11 bankruptcy, the Company has abandoned the strategy of joint development and distribution.

   During the second quarter of 1998, the collectibility of the receivable due from Voice It was assessed to be uncertain. Because of this, the Company wrote-off the remaining receivable balance of approximately $708,000.

   On April 13, 1998, Voice It's common stock was delisted from trading on The Nasdaq Small Cap Market for failure to comply with certain NASDAQ maintenance standards. The common stock of Voice It is now traded on the Over The Counter Bulletin Board. Subsequent to this event, the market price of Voice It's common stock dropped and has remained at a lower value. Furthermore, in November 1998, Voice It declared Chapter 11 Bankruptcy. Based on these facts, at the end of 1998 the Company deemed its investment in Voice It to be permanently impaired and has recognized a loss of $500,000.

NOTE 15--VALUE ADDED RESELLER AGREEMENT

   On September 30, 1998 the Company entered into a "Value Added Reseller Agreement" ("VAR Agreement") with Lernout & Hauspie Speech Products (L&H). L&H develops and licenses dictation software for use in the health care industry.

   The VAR Agreement gave the Company rights to a world-wide non-exclusive license of certain software products developed by L&H. On December 27, 1998, this agreement was amended to include additional requirements. In accordance with the amended agreement, the Company prepaid L&H $1,000,000. The entire prepaid amount of $1,000,000 is reflected in the December 31, 1998 financial statements of which $560,000 is classified as long term.

   During 1999 the Company made additional payments of $ 300,000. During late 1999, the Company shifted its business focus, discontinuing development of the license related technology. The vendor agreed to exchange the license related payments for rights to produce and resell 3,291 units of a completed market transcription product. At December 31, 1999 prepaid software resale rights are stated at estimated resale value less disposal costs, resulting in a charge to 1999 operations of $329,100.

NOTE 16--INVESTMENTS

   On September 12, 1997, the Company entered into an agreement with Wade Cook Financial Corporation ("Wade"). In accordance with the terms of the agreement, the Company exchanged 100,000 shares of its Common Stock for 14,433 shares (which subsequently have split to 129,897 shares) of Wade's common stock. The shares acquired are not registered under the Securities Act of 1933 or under any state securities laws. As the result of this, the Company cannot transfer or sell the acquired shares. As of December 31, 1998, physical transfer of relevant stock certificates between the Company and Wade had not occurred. Therefore, the Company wrote-off this investment and realized a loss of $303,125 on this investment.

                        APPLIED VOICE RECOGNITION, INC.

                  December 31, 1999 and 1998 and June 30, 2000


NOTE 17--COMMITMENTS AND CONTINGENCIES

   The Company was obligated to register the shares issued in the acquisition of Cornell Transcription, Inc. on or before December 31, 1999. The Company was unable to register these shares on a timely basis and entered into an agreement granting the Company an extension until August 15, 2000 to register the shares. The Company agreed to pay interest of 1% per month based on the market value of the securities to be registered. The market value is calculated using the average final transaction price for the 30-day period prior to May 5, 2000. The agreed market value of the securities is $1,523,240. In addition, warrants to purchase 250,000 shares of Common Stock were issued and an estimate of interest to be incurred through August 15, 2000 was included in accrued liabilities at December 31, 1999. On August 12, 2000, a registration statement on Form SB-2 became effective, registering the shares issued in the acquisition of Cornell Transcription Inc. The Company also registered shares for the settlement in stock of any accrued interest payable, which were issued to the previous owners of Cornell Transcription, Inc. in late August 2000.

NOTE 18--SUBSEQUENT EVENTS

   During the third quarter of 2000, the Company identified an impairment of the prepaid software rights carried at $970,000 in the June 30, 2000 financial statements. Based on current disposition plans, the asset is not fully recoverable and the Company will write down the asset in the third quarter. The amount of the write-off, which is currently being estimated, is expected to be in the range of $500,000 to $650,000.

   In July 2000, the Company issued 500,000 shares of common stock valued at $125,000 as payment for software development.

   In July and August 2000, 365,500 common shares were issued to officers, employees and consultants in lieu of cash compensation of $89,125.

   In August 2000, the Company issued 109,307 shares of common stock for payment of interest in the amount of $114,663.

   On September 1, 2000, the Company issued six convertible promissory notes in the aggregate amount of $480,000. These notes are convertible into at least 3,200,000 shares of common stock.

   Additionally, in September 2000, the Company issued 6,666,666 shares of common stock at a purchase price of $0.15 per share and a warrant to the placement agent to acquire 1,000,000 shares of common stock at an exercise price of $0.15 per share.

   Effective October 26, 2000 a convertible promissory note was converted into 1,804,747 shares of common stock.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification Of Directors And Officers

   Section 145 of the General Corporation Law of Delaware, commonly referred to as the DGCL, permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys fees).

   The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made:

  . by a majority vote of a quorum of disinterested members of the board of directors;

  . by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct; or

  .  by the stockholders.

   Our Certificate of Incorporation and Bylaws require us to indemnify our directors, officers, employees and agents to the fullest extent permitted under Delaware law. Our Certificate of Incorporation eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duties, except for liability:

  . for any breach of a director's duty of loyalty to us or our stockholders;

  . for acts or omissions not in good faith or that involve intentional, misconduct or a knowing violation of law;

  . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the Delaware General Corporation Law; or

  . for any transaction from which a director derived an improper personal benefit.

   We have officers' and directors' indemnity insurance against expenses of defending claims or payment of amounts arising out of good-faith conduct believed by the officer or director to be in or not opposed to our best interest.

ITEM 25. Other Expenses Of Issuance And Distribution

   The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

   SEC Registration Fee................................................ $ 1,151
   Accounting fees and expenses........................................  10,000
   Legal fees and expenses.............................................  25,000
   Printing and mailing expenses.......................................  15,000
   Miscellaneous.......................................................   2,000
                                                                        -------
       Total........................................................... $53,151
                                                                        =======

ITEM 26. Recent Sales Of Unregistered Securities

   We have set forth below our sales of unregistered securities for each of the years in the three-year period ended December 31, 1999 and for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

Year Ended December 31, 1997

   In January 1997, we issued a warrant to purchase up to 150,000 shares of our common stock at an exercise price of $1.60 to Rick Huttner, one of our directors, in exchange for financial consulting services.

   In February 1997, we issued a warrant to purchase up to 50,000 shares of our common stock to an individual in exchange for financial consulting services.

   In March 1997, we sold 100,000 shares of our common stock to an unaffiliated investor at a purchase price of $1.60 per share for a total of $250,000.

   In April 1997, we issued a total of 100,000 shares of our common stock to two individuals in exchange for financial consulting services.

   In August and September, 1997, we completed the private placement of 1,595,625 shares of our common stock for a purchase price of $1.60 per share and 312,500 shares of our series A preferred stock, par value $.01 per share for a purchase price of $8.00 per share. We closed the first offering of 125,000 shares of the series A preferred stock on August 1, 1997 for a purchase price of $8.00 per share for an aggregate of $1,000,000, and closed the second offering of 187,500 shares of the series A preferred stock on August 11, 1997 for an aggregate of $1,500,000. Additionally, we closed our offering of common stock on August 27, 1997 and received the aggregate purchase price of $2,553,000. In connection with this private placement, we issued a total of 135,156 shares of our common stock to the placement agents for their services as well as an option for 168,750 shares at an exercise price of $1.78, and a warrant for 100,000 shares with exercise prices equal to 75% of the average closing price of our common stock during the 5 trading days immediately prior to the date the warrant is exercised.

   In September 1997, we issued 100,000 shares of our common stock in exchange for 14,433 shares of common stock in Wade Cook Financial Corporation as described in note 16 to our consolidated financial statements for the year ended December 31, 1999, included herein. Also in September 1997, we issued warrants to purchase 100,000 shares of our common stock to Rick Huttner, one of our directors, in exchange for consulting services.

   In October 1997, we issued 7,500 shares of our common stock as payment for office furniture.

   In November 1997, we issued 10,000 shares of our common stock to Rick Huttner, one of our directors, in exchange for consulting services.

   During December 1997, Akin Olajuwon exercised options for a total of 11,100 shares of our common stock at an exercise price of $1.38 for a total amount paid to us of $15,318.

   Over the course of 1997, we issued warrants to purchase a total of 580,000 shares of our common stock at an exercise price of $1.60 per share to a total of 10 investors in connection with $580,000 in bridge loans made to us by these investors.

   In addition, we issued 333,332 shares of our common stock to our directors under our 1996 Director Stock Option Plan at exercise prices between $2.75 and $3.75, and options to purchase 1,766,000 shares of our common stock to employees under our 1996 Stock Option Plan at exercise prices between $2.50 and $5.38.

Year Ended December 31, 1998

   Series A Preferred Stock. On December 4, 1998, we issued 683,100 shares of our common stock upon the conversion of 126,500 shares of our series A preferred stock by Entrepreneurial Investors, Ltd., the holder of our series A preferred stock. As of December 31, 1998, we had declared and paid stock dividends to Entrepreneurial Investors, totaling 70,217 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

   Series B Preferred Stock. On four occasions during the months of July and August 1998, we issued shares of our common stock when the holders of our series B preferred stock exercised their conversion rights and converted 715 shares of the series B preferred stock for 1,147,171 shares of our common stock. Upon conversion, the Series B Investors received stock dividends amounting to 22,812 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

   On March 11, 1998, we completed a $3,000,000 private placement of 3,000 shares of our series B convertible preferred stock. These shares have a par value of $.10 and were priced at $1,000 per share and were sold to two accredited investors. In connection with this placement, we granted an option to purchase 150,000 shares of our common stock to Continental Capital & Equity Corporation for investor relations services.

   Series C Preferred Stock. On November 12, 1998, we issued shares of our common stock when certain of the series C preferred holders converted 78,250 of our series C preferred stock for 782,500 shares of our common stock. As of December 31, 1998, we had declared and paid stock dividends, to the series C investors, totaling 25,225 shares of our common stock. In addition, on January 1, 1999, we declared a stock dividend totaling 14,556 shares to the series C investors. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

   Series D Preferred Stock. On December 31, 1998, we entered into a Series D Preferred Stock and Warrant Purchase Agreement to sell up to 5,000 shares of our series D convertible preferred stock to L&H Investment Co., N.V., an accredited investor. These shares have a par value of $.10 and were priced at $1,000 per share. This agreement was broken down into three closings of 2,000, 1,000, and 2,000 shares, respectively. Each closing was subject to our meeting financial and/or operational targets.

   As of December 31, 1998, we had met the first and second targets and had received the funding for the first target. We received the funding for the second target in January 1999. The final target was based on results as of February 28, 1999. We met the February targeted results and received the third funding under the agreement in March 1999.

   Additionally, we granted L&H Investment three warrants to purchase a total of 2,500,000 shares of our common stock, at exercise price of $1.25 per share. The three warrants were issued in connection with the first, second, and third closing described above to purchase our common shares as follows: 1,500,000; 500,000; and 500,000, respectively.

   Common Stock. In February 1998, we agreed to issue 30,000 shares of our common stock, to a third party, in exchange for consulting services, which were issued in June 1998.

   On March 6, 1998, we issued 98,323 shares of our common stock, in lieu of cash salaries and bonus, to officers and employees.

   On March 6, 1998, we issued 14,286 shares of our common stock to two third parties in consideration for consulting services.

   On April 30, 1998, we issued 45,113 shares of our common stock to Jan Carson Connolly upon her resignation as one of our officers.

   On October 16, 1998, we issued 25,000 shares of our common stock to a third party in exchange for office furniture.

   Stock Options. On November 1, 1997, we granted to two consultants options to purchase 150,000 shares of our common stock, each with an exercise price of $4.88. We granted the options in exchange for consulting services. On April 23, 1998, we extended the terms of the related consulting agreements and modified the option agreement to provide for immediate vesting of the options. Of the options granted, 100,000 were granted to Michael Wilson, a board member, whose consulting services were devoted to the development of our new transcription related product VoiceCOMMANDER 99 (TM).

   On June 1, 1998, we granted to three consultants options to purchase 382,000 shares of our common stock, each with an exercise price of $1.88. We granted the options in exchange for consulting services. Of the options granted, 250,000 were granted to Michael Wilson, a board member, whose consulting services were devoted to the development of our new transcription related product VoiceCOMMANDER 99 (TM).

   On May 15, 1998, we revised options granted to our Medical Advisory Board options to purchase 85,000 shares of our common stock. These options were granted in exchange for consulting services.

Year Ended December 31, 1999

   Series B Preferred Stock. During 1999, we periodically issued shares of our common stock when the holders of our series B preferred stock exercised their conversion rights and converted an aggregate of 605 shares of the series B preferred stock into 608,680 shares of our common stock. As of December 31, 1999, the series B investors received stock dividends amounting to 51,523 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

   Series D Preferred Stock. Effective December 20, 1999, we sold the net assets and contracts of some of our medical transcription service operations to Lonestar Medical Transcription USA, Inc. The parent of Lonestar Medical Transcription, L&H Investment Co., N.V., was the series D preferred stock holder prior to the sale. In exchange for the sale, L&H Investment retired all of its holdings in series D preferred stock, which amounted to $5.0 million. In addition to this, L&H Investment also forgave $3.5 million in debt; $94,360 of accrued interest; $318,458 of accrued, unpaid dividends; and converted warrants to purchase 3.5 million shares of our common stock at $1.25 a share to warrants to purchase 800,000 shares of our common stock at $.37 share.

   Series E Preferred Stock. On August 18, 1999, we completed a $2,000,000 private placement of 2,000 shares of series E convertible preferred stock. These shares have a par value of $.10 and were priced at $1,000 per share and were sold to Greenwich, AG.

   Series 1 Preferred Stock. On December 31, 1999, we issued 448.866 shares of series 1 preferred stock as deferred payment of a portion of the purchase price for our acquisition of assets from Cornell Transcription, Inc. in accordance with the terms of the Asset Purchase Agreement dated December 1, 1998. On December 31, 1999, Cornell Transcription, Inc. converted those 448.866 shares of series 1 preferred stock into 1,464,654 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

   Series 2 Preferred Stock. On December 31, 1999, we issued 500 shares of series 2 preferred stock as deferred payment of a portion of the purchase price for our acquisition of Linda Willhite Transcription in accordance with the terms of the Asset Purchase Agreement dated December 31, 1998.

Year Ended December 31, 2000

   Series A Preferred Stock. On January 20, 2000, we entered into a Stock Exchange Agreement with the holder of our series A preferred stock, Entrepreneurial Investors, Ltd., to exchange their shares of preferred stock for shares of series G preferred stock based on the primary terms set forth in a Letter Agreement dated January 7, 2000. Those terms included the series G preferred stock having a reduced conversion price with a mandatory conversion provision that requires the series G shares to be converted into our common stock within seven days of their issuance. The effective result being the resetting of the conversion price for the series A preferred stock from $1.48 to $.30, followed by the prompt conversion of the preferred stock into our common stock. On March 23, 2000, Entrepreneurial Investors converted its 186,000 of series A preferred stock into 14,880 shares of series G preferred stock. Upon conversion, Entrepreneurial Investors also received stock dividends amounting to 347.166 shares of series G preferred stock. On March 30, 2000, those 15,227.166 shares of series G preferred stock converted into 5,075,722 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

   Series B Preferred Stock. On March 11, 2000, the remaining 919.715 shares of series B preferred stock were automatically converted into 514,059 additional shares of our common stock in accordance with the terms of the Certificate of Designation for the series B preferred stock. Upon conversion, the series B investors also received stock dividends amounting to 51,476 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

   Series C Preferred Stock. February 11, 2000, we entered into a Stock Exchange Agreement with the holders of our series C preferred stock to exchange their shares of preferred stock for shares of series G preferred stock based on the primary terms set forth in a Letter Agreement dated January 7, 2000. Those terms included the series G preferred stock having a reduced conversion price with a mandatory conversion provision that requires the series G shares to be converted into our common stock within seven days of their issuance. The effective result being the resetting of the conversion price for the series C preferred stock from $1.00 to $.30, followed by the prompt conversion of the preferred stock into our common stock. On March 1, 2000 and March 23, 2000 the series C investors converted their 153,538 shares into 15,353.8 shares of series G preferred stock. Upon conversion, the holders of the series C preferred stock received stock dividends amounting to 287.34 shares of series G preferred stock. On March 8, 2000, 14,516.68 shares of those series G preferred stock were converted into 4,838,894 shares of our common stock, and on March 30, 2000, the remaining 1,124.458 were converted into 374,819 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

   Series E Preferred Stock. On February 11, 2000, we entered into a Stock Exchange Agreement with Greenwich, AG to exchange its shares of series E preferred stock for shares of series G preferred stock based on the primary terms set forth in a Letter Agreement dated January 7, 2000. Those terms included the series G preferred stock having a reduced conversion price with a mandatory conversion provision that requires the series G shares to be converted into our common stock within seven days of their issuance. The effective result being the resetting of the conversion price for the series E preferred stock from $1.00 to $.30, followed by the prompt conversion of the preferred stock into our common stock. In March of 2000, Greenwich, AG converted their 2,000 shares of series E preferred stock and received stock dividends amounting to 269.448 shares of series G preferred stock. Those 20,269.448 shares of series G preferred stock were converted into 6,756,483 shares of our common stock in March of 2000. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

   Series 2 Preferred Stock. On February 23, 2000, we issued 1,256.66 shares of series 2 preferred stock as deferred payment of a portion of the purchase price for our acquisition of PRN Transcription, Inc. in accordance with the terms of the Asset Purchase Agreement dated February 22, 1999. On March 14, 2000, we converted those 1,256.66 shares of series 2 preferred stock into 82,822 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

   On February 23, 2000, we issued 645.44 shares of series 2 preferred stock as deferred payment of a portion of the purchase price for our acquisition of AM Transcription, Inc. in accordance with the terms of the Asset Purchase Agreement dated February 26, 1999. On March 14, 2000, we converted those 645.44 shares of series 2 preferred stock into 32,953 shares of our common stock. We relied upon the exemption provided by Section 3(a)(9) under the Securities Act of 1933 for these issuances.

   In May 2000, we issued and held in escrow 2,333 shares of series 2 preferred stock as part of the deferral payouts in connection with our acquisition. We relied on the exemption from registration under Section 4(2) under the Securities Act.

   Common Stock. On January 7, 2000, we issued to Lonestar Medical Transcription USA, Inc., in accordance with the Asset Purchase Agreement between us and Lonestar effective December 20, 1999, a warrant to purchase 800,000 unregistered shares of our common stock at an exercise price of $0.37 per share subject to adjustment. The shares are also subject to a Registration Rights Agreement effective December 20, 1999. Lonestar performed a cashless exercise of the warrant on May 15, 2000, and has been issued 572,132 shares of our common stock.

   In May 2000, we issued 163,583 shares of common stock under the Forbearance Agreements described in the prospectus. We relied on the exemption from registration under Section 4(2) under the Securities Act.

   In May 2000, we issued 58,000 shares as the contingent purchase price for the acquisition of PRN Transcription, Inc. We relied on the exemption from registration under Section 4(2) under the Securities Act.

   In July 2000, we issued 500,000 shares of common stock as payment for software development efforts. We relied on the exemption from registration under Section 4(2) under the Securities Act.

   In July and August 2000, we issued 365,500 shares to officers, employees, and consultants in lieu of cash compensation. These shares were issued pursuant to our 1997 Incentive Plan. We relied on the exemption from registration under
Section 4(2) under the Securities Act.

   In August 2000, we issued 109,307 shares of common stock for the payment of interest in the amount of $114,663. The interest related to our inability to register shares issued in the acquisition of Cornell Transcription, Inc. prior to December 31, 2000. We relied on the exemption from registration under
Section 4(2) under the Securities Act.

   Effective October 26, 2000, N. Rudy Garza, one of our directors, converted one of our convertible notes into 1,804,747 shares of our common stock.

   Private Placements. During September 2000, we completed several private placements with accredited investors. We relied upon the exemptions from registration under Section 4(2) and Rule 506 of the Securities Act of 1933. We received net proceeds from these private placements of approximately $1.5 million. In connection with these private placements we also entered into registration rights agreements with the investors. These transactions are discussed below.

     Convertible Promissory Notes. On September 1, 2000, we issued six convertible promissory notes in the aggregate principal amount of $480,000. One promissory note, in the principal amount of $100,000, was issued to Daniel Dornier, a member of our board of directors. The promissory notes will be automatically converted into at least 3,200,000 shares of common stock when our certificate of incorporation is amended to increase the authorized capital to permit the issuance of common stock upon conversion of the promissory notes.

     Common Stock and Warrant to Purchase Common Stock. Additionally, in September 2000, we issued 6,666,666 shares of our common stock at a purchase price of $0.15 per share, and a warrant to the placement agent to acquire 1,000,000 shares of our common stock at an exercise price of $0.15 per share.

ITEM 27. Exhibits

 Exhibit
   No.   Description
 ------- -----------
   2.1   Asset Purchase Agreement by and between Transcription Resources dated
         March 17, 1998 (Exhibit 2.2 to the Company's Form 10-KSB for the
         period ended December 31, 1997, as filed with the Commission on
         April 15, 1998, is incorporated herein by reference).

   2.2   Asset Purchase Agreement by and among the Company, Cornell and
         Acquisition Sub dated December 1, 1998 (Exhibit 2.1 to the Company's
         Current Report on Form 8-K as filed with the Commission on December 16, 1998 is incorporated herein by reference).

   2.3   Asset Purchase Agreement by and among the Company and LRW
         Transcription dated December 31, 1998 (Exhibit 2.1 to the Company's
         Current Report on Form 8-K as filed with the Commission on January 15, 1999 is incorporated herein by reference).

   2.4   Stock Purchase Agreement by and among Timothy E. Cook and Kay F. Cook,
         A Word Above, Inc. and e-DOCS Health Care Information Services, Inc.
         dated May 28, 1999 (Exhibit 2.1 to the Company's Current Report on
         Form 8-K as filed with the Commission on June 14, 1999 is incorporated herein by reference).

   2.5   Asset Purchase Agreement between the Company and Lonestar Medical
         Transcription USA, Inc. and L&H Investment Co., N.V., dated
         January 7, 2000 and effective as of December 20, 1999 (Exhibit 2.1 to the Company's Current Report on Form 8-K as filed with the Commission on January 24, 2000, is incorporated herein by reference).

   3.1 Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on January 29, 1998 (Exhibit 4.1 to the
         Company's Current Report on Form 8-K as filed with the Commission on January 20, 1998 is incorporated herein by reference).

   3.2   Certificate of Ownership and Merger of Applied Voice Recognition,
         Inc., a Utah corporation, with and into the Company dated
         January 26, 1998 (Exhibit 3.3 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

   3.3   Certificate of Designation for the Series 2 Preferred Stock
         (Exhibit 3.1 to the Company's Current Report on Form 8-K as filed with the Commission on January 15, 1999 is incorporated herein by reference).

   3.4 Amended and Restated Bylaws of the Company as adopted on November 7, 1997 (Exhibit 4.3 to the Company's Current Report on Form
         8-K as filed with the Commission on January 20, 1998 is incorporated herein by reference).

   4.1   Registration Rights Agreement between the Company and Equity Services,
         Ltd., a Nevis company ("ESL") dated July 31, 1997 (Exhibit 4.1 to the
         Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

   4.2   Registration Rights Agreement between the Company and ESL dated
         August 12, 1997 (Exhibit 4.2 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

   4.3 Amended and Restated Registration Rights Agreement between the Company and Entrepreneurial Investors, Ltd., a Bahamas Company dated
         January 8, 1998 (Exhibit 4.3 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

   4.4   Registration Rights Agreement between the Company and ENTREPRENEURIAL
         INVESTORS dated August 12, 1997 (Exhibit 4.4 to the Company's Form
         10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

   4.5   Registration Rights Agreement by and between the Company and Voice It
         Worldwide, Inc., a Colorado corporation ("Voice It") dated
         December 31, 1997 (Exhibit 4.5 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

 Exhibit
   No.   Description
 ------- -----------
   4.6   Form of Registration Rights Agreement between the Company and the
         Series B Preferred Stock investors dates March 11, 1998 (Exhibit 4.6 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

   4.7   Registration Rights Agreement between the Company and the Series C
         Preferred Stock Investors dated July 30, 1998 (Exhibit 3.2 to the
         Company's Form 10-QSB for the period ended June 30, 1998, as filed with the Commission on August 14, 1998, is incorporated herein by reference).

   4.8   Registration Rights Agreement between the Company and L & H Investment
         Company dated December 31, 1998 (Exhibit 4.9 to the Company's Form
         10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

   4.9   Investor Rights Agreement between the Company and L & H Investment
         Company dated December 31, 1998 (Exhibit 4.11 to the Company's Form
         10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

   4.10 Registration Rights Agreement between the Company and Greenwich, AG, dated August 18, 1999 (Exhibit 4.1 to the Company's Current Report on
         Form 8-K as filed with the Commission on August 27, 1999, is incorporated herein by reference).

   4.11  Form of Warrant issued to Greenwich, AG dated August 18, 1999
         (Exhibit 4.2 to the Company's Current Report on Form 8-K as filed with the Commission on August 27, 1999, is incorporated herein by reference).

   4.12  Registration Rights Agreement between the Company and Lonestar Medical
         Transcription USA, Inc., dated January 7, 2000, to be effective as of December 20, 1999 (Exhibit 4.2 to the Company's Form 10-QSB for the quarter ended March 31, 2000 as filed with the Commission on May 15, 2000, incorporated herein by reference).

   4.13* Form of Lock-Up Agreements.

   4.14* Form of Option and Warrant Forfeiture Agreement.

   4.15  Form of Warrant to Purchase Common Stock of Applied Voice Recognition,
         Inc. d/b/a e-DOCS.net (Exhibit 4.1 to the Company's Current Report on
         Form 8-K as filed with the Commission on October 5, 2000, is incorporated herein by reference).

   4.16  Form of Convertible Promissory Note (Exhibit 4.2 to the Company's
         Current Report on Form 8-K as filed with the Commission on October 5,
         2000, is incorporated herein by reference).

   4.17 Form of Registration Rights Agreement--Placement Agent (Exhibit 4.3 to the Company's Current Report on Form 8-K as filed with the Commission on October 5, 2000, is incorporated herein by reference).

   4.18 Form of Registration Rights Agreement--(Common Stock) (Exhibit 4.4 to the Company's Current Report on Form 8-K as filed with the Commission on October 5, 2000, is incorporated herein by reference).

   4.19  Form of Registration Rights Agreement--(Convertible Promissory Note)
         (Exhibit 4.5 to the Company's Current Report on Form 8-K as filed with the Commission on October 5, 2000, is incorporated herein by reference).

   4.20* Form of Subscription Agreement.

   5.1* Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.

  10.1   Joint Product Development Agreement by and between the Company and
         Voice It dated December 31, 1997 (Exhibit 10.1 to the Company's Form
         10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

 Exhibit
   No.   Description
 ------- -----------

  10.2   OEM Distribution Agreement between the Company and IBM dated
         December 17, 1996. (Exhibit 10.2 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

  10.3 1997 Incentive Plan effective as of October 1, 1997 (Exhibit 4.1 to the Company's Form S-8 (No. 333-44191) as filed with the Commission on January 13, 1998, is incorporated herein by reference).

  10.4   License Agreement between the Company and Hakeem, Inc. dated September
         1996 (Exhibit 10.4 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).

  10.5 Employment Agreement between the Company and Timothy J. Connolly effective as of July 1, 1997 (Exhibit 10.12 to the Company's Form
         10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).

  10.6   Value Added Reseller Agreement between Lernout & Hauspie Speech
         Products N.V. and the Company effective September 1, 1998
         (Exhibit 11.3 to the Company's Form 10-QSB for the period ended
         September 30, 1998, as filed with the Commission on November 17, 1998, is incorporated herein by reference).

  10.7   Stock Purchase Agreement between the Company and L & H Investment
         Company dated December 31, 1998 (Exhibit 10.23 to the Company's
         Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

  10.8   Voting Agreement by and among Voice Technologies Partners, Ltd., L & H
         Investment Company and the Company dated December 31, 1998
         (Exhibit 10.24 to the Company's Form 10-KSB for the period ended
         December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

  10.9   Co-sale and Tag-along Rights Agreement by and among Voice Technologies
         Partners, Ltd., L & H Investment Company and the Company dated
         December 31, 1998 (Exhibit 10.25 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

  10.10 Form of December 1998 Bridge Loan Promissory Note (Exhibit 10.26 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

  10.11  Form of December 1998 Bridge Loan Warrant (Exhibit 10.27 to the
         Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

  10.12  Employment Agreement between Richard A. Cabrera and the company dated
         April 7, 1999 (Exhibit 10.1 to the Company's Form 10-QSB for the period ended March 31, 1999, as filed with the Commission on May 14, 1999 is incorporated herein by reference).

  10.13 Convertible Promissory Note and Warrant Purchase Agreement, between the Company and L&H Investment Co. N.V., dated May 24, 1999
         (Exhibit 10.2 to the Company's Form 10-QSB for the period ended
         June 30, 1999, as filed with the Commission on August 13, 1999, is incorporated herein by reference).

  10.14 Convertible Promissory Note and Warrant Purchase Agreement, between the Company and Greenwich, AG dated July 20, 1999 (Exhibit 10.31 to the Company's Registration Statement No. 333-41710, as filed with the Commission on July 19, 2000, is incorporated herein by reference).

  10.15 Convertible Promissory Note and Warrant Purchase Agreement, between the Company and G-51 Capital LLC, dated July 20, 1999 (Exhibit 10.32 to the Company's Registration Statement No. 333-41710, as filed with the Commission on July 19, 2000, is incorporated herein by reference).

 Exhibit
   No.   Description
 ------- -----------

  10.16  Employment Agreement between Eric Black and the Company dated
         August 2, 1999 (Exhibit 10.5 to the Company's Form 10-QSB for the period ended June 30, 1999, as filed with the Commission on August 13, 1999, is incorporated herein by reference).

  10.17  First Amendment to Employment Agreement by Timothy J. Connolly, dated
         August 2, 1999 (Exhibit 10.6 to the Company's Form 10-QSB for the period ended June 30, 1999, as filed with the Commission on August 13, 1999, is incorporated herein by reference).

  10.18  Series E Preferred Stock and Warrant Purchase Agreement, between the
         Company and Greenwich, AG dated August 18, 1999 (Exhibit 10.1 to the
         Company's Current Report on Form 8-K as filed with the Commission on August 27, 1999, is incorporated herein by reference).

  10.19  Convertible Secured Promissory Note Purchase Agreement, between the
         Company and Lernout & Hauspie Speech Products, N.V. dated
         November 5, 1999 (Exhibit 10.6 to the Company's Form 10-QSB for the period ended September 30, 1999, as filed with the Commission on November 15, 1999, is incorporated herein by reference).

  10.20  Convertible Secured Promissory Note issued to Lernout & Hauspie Speech
         Products, N.V. dated November 5, 1999 (Exhibit 10.7 to the Company's
         Form 10-QSB for the period ended September 30, 1999, as filed with the Commission on November 15, 1999, is incorporated herein by reference).

  10.21  Amendment to Convertible Promissory Note, between the Company and L&H
         Investment Company, N.V. dated November 5, 1999 (Exhibit 10.8 to the
         Company's Form 10-QSB for the period ended September 30, 1999, as filed with the Commission on November 15, 1999, is incorporated herein by reference).

  10.22  Stock Exchange Agreement between the Company and Entrepreneurial
         Investors, Ltd. dated January 20, 2000 (Exhibit 10.39 to the Company's
         Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

  10.23 Stock Exchange Agreement between the Company and the holders of the Company's Series C Preferred Stock dated February 11, 2000
         (Exhibit 10.40 to the Company's Form 10-KSB for the period ended
         December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

  10.24  Stock Exchange Agreement between the Company and Greenwich, AG dated
         February 11, 2000 (Exhibit 10.41 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

  10.25 Agreement with Respect to Termination of Employment by and between the Company, Richard A. Cabrera, and Lonestar Medical Transcription USA,
         Inc. dated effective as of December 20, 1999 (Exhibit 10.42 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

  10.26 Agreement with Respect to Termination of Employment by and between the Company, Eric A. Black, and Lonestar Medical Transcription USA, Inc.
         dated effective as of December 20, 1999 (Exhibit 10.43 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

  10.27 First Amended and Restated Employment Agreement between the Company and Timothy J. Connolly dated effective as of January 1, 2000
         (Exhibit 4.1 to the Company's Form S-8 (No. 333-31040) as filed with the Commission on February 24, 1999, is incorporated herein by reference).

  10.28 First Amended and Restated Employment Agreement between the Company and Milton A. Spiegelhauer dated effective as of January 1, 2000
         (Exhibit 4.2 to the Company's Form S-8 (No. 333-31040) as filed with the Commission on February 24, 1999, is incorporated herein by reference).

  10.29 First Amended and Restated Employment Agreement between the Company and Robin P. Ritchie dated effective January 1, 2000 (Exhibit 4.3 to the Company's Form S-8 (No. 333-31040) as filed with the Commission on February 24, 1999, is incorporated herein by reference).

 Exhibit
   No.   Description
 ------- -----------

  10.30  Consulting Agreement between the Company and Jackson L. Nash dated
         February 8, 2000 (Exhibit 10.47 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

  10.31  Amendment II to Value Added Reseller Agreement between the Company and
         Lernout & Hauspie Speech Products, N.V. executed January 7, 2000, to be effective as of December 20, 1999 (Exhibit 10.11 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

  10.32  Technology License Agreement between the Company and Lonestar Medical
         Transcription USA, Inc. dated January 7, 2000, to be effective as of December 20, 1999 (Exhibit 10.12 to the Company's quarterly report on
         Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

  10.33  Medical Transcription Services Agreement between the Company and
         Lonestar Medical Transcription USA, Inc. dated January 7, 2000, to be effective as of December 20, 1999 (Exhibit 10.13 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

  10.34 Employment Agreement between the Company and H. Russel Douglas dated effective as of April 1, 2000 (Exhibit 10.14 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

  10.35  Forbearance Agreement between the Company, e-DOCS Health Care
         Information Services, Inc., Hillel Bronstein, and Cornell
         Transcription, Inc. dated May 4, 2000 (Exhibit 10.15 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).


  10.36  Warrant Agreement issued by the Company to Hillel Bronstein dated
         May 4, 2000 (Exhibit 10.53 to the Company's Registration Statement
         No. 333-41710, as filed with the Commission on July 19, 2000, is incorporated herein by reference).

  10.37  Forbearance Agreement between the Company, e-DOCS Health Care
         Information Services, Inc., and Stuart Szpicek dated May 4, 2000
         (Exhibit 10.17 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

  10.38  Warrant Agreement issued by the Company to Stuart Szpicek dated
         May 4, 2000 (Exhibit 10.55 to the Company's Registration Statement
         No. 333-41710, as filed with the Commission on July 19, 2000, is incorporated herein by reference).

  10.39  Forbearance Agreement between the Company, e-DOCS Health Care
         Information Services, Inc., and Yaniv Dagan dated May 4, 2000
         (Exhibit 10.19 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

  10.40  Warrant Agreement issued by the Company to Yaniv Dagan dated
         May 4, 2000 (Exhibit 10.57 to the Company's Registration Statement
         No. 333-41710, as filed with the Commission on July 19, 2000, is incorporated herein by reference).

  10.41* Non-qualified Stock Option Agreement between the Company and J.
         William Boyar dated as of October   , 2000.

  10.42* Qualified Stock Option Agreement between the Company and James
         Springfield dated as of October   , 2000.

  10.43* Agreement between the Company and Wilson, Lombard, & Partner, Inc.
         dated as of October   , 2000.

 Exhibit
   No.   Description
 ------- -----------

  10.44* Agreement between the Company and FinMap Corporation dated as of
         October   , 2000.

  10.45* Employment Agreement between the Company and James Springfield dated as of August 29, 2000.

  16.1   Letter dated November 19, 1999, from Ernst & Young LLP to the
         Commission (Exhibit 16.1 to the Company's Current Report on Form 8-K, as filed with the Commission on November 19, 1999, is incorporated herein by reference).

  21.1 List of Subsidiaries (Exhibit 21.1 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

  23.1*  Consent of Weinstein Spira & Company, P.C.

  23.2*  Consent of Ernst & Young LLP.

  23.3*  Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

  24.1*  Power of Attorney (included on signature page at II-13).

--------
*Filed herewith.
**To be included with amendment.

ITEM 28. Undertakings

   Undertaking to Update.

   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

        (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

       (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the"Exchange Act") that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertaking With Respect to Indemnification.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James G. Springfield and Jackson L. Nash, and each of them, any of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or caused to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereon
duly authorized in the City of Houston, State of Texas on                  ,
2000.

                                          APPLIED VOICE RECOGNITION, INC.



                                              /s/  James G. Springfield
                                          By __________________________________
                                                  James G. Springfield
                                           President, Chief Executive Officer
                                            and Vice Chairman of the Board of
                                                        Director

   In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

   /s/   James G. Springfield        President, Chief Executive     October 30, 2000
____________________________________ Officer and Vice Chairman of
        James G. Springfield         the Board of Directors
                                     (Principal Executive
                                     Officer)

      /s/ Jackson L. Nash            Chief Financial Officer and    October 30, 2000
____________________________________ Secretary (Principal
         Jackson L. Nash             Financial and accounting
                                     Officer)

     /s/  J. William Boyar           Chairman of the Board of       October 30, 2000
____________________________________ Directors
         J. William Boyar

             Signature                           Title                    Date
             ---------                           -----                    ----

                                     Director                       October 30, 2000
____________________________________
         Daniel S. Dornier

   /s/ James S. Cochran, M.D.        Director                       October 30, 2000
____________________________________
       James S. Cochran, M.D.

        /s/ N. Rudy Garza            Director                       October 30, 2000
____________________________________
           N. Rudy Garza

                                     Director                       October 30, 2000
____________________________________
         I. Bobby Majumder

                                  EXHIBIT LIST

 Exhibit
   No.   Description
 ------- -----------
   2.1   Asset Purchase Agreement by and between Transcription Resources dated
         March 17, 1998 (Exhibit 2.2 to the Company's Form 10-KSB for the
         period ended December 31, 1997, as filed with the Commission on
         April 15, 1998, is incorporated herein by reference).

   2.2   Asset Purchase Agreement by and among the Company, Cornell and
         Acquisition Sub dated December 1, 1998 (Exhibit 2.1 to the Company's
         Current Report on Form 8-K as filed with the Commission on December 16, 1998 is incorporated herein by reference).

   2.3   Asset Purchase Agreement by and among the Company and LRW
         Transcription dated December 31, 1998 (Exhibit 2.1 to the Company's
         Current Report on Form 8-K as filed with the Commission on January 15, 1999 is incorporated herein by reference).

   2.4   Stock Purchase Agreement by and among Timothy E. Cook and Kay F. Cook,
         A Word Above, Inc. and e-DOCS Health Care Information Services, Inc.
         dated May 28, 1999 (Exhibit 2.1 to the Company's Current Report on
         Form 8-K as filed with the Commission on June 14, 1999 is incorporated herein by reference).

   2.5   Asset Purchase Agreement between the Company and Lonestar Medical
         Transcription USA, Inc. and L&H Investment Co., N.V., dated
         January 7, 2000 and effective as of December 20, 1999 (Exhibit 2.1 to the Company's Current Report on Form 8-K as filed with the Commission on January 24, 2000, is incorporated herein by reference).

   3.1 Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on January 29, 1998 (Exhibit 4.1 to the
         Company's Current Report on Form 8-K as filed with the Commission on January 20, 1998 is incorporated herein by reference).

   3.2   Certificate of Ownership and Merger of Applied Voice Recognition,
         Inc., a Utah corporation, with and into the Company dated
         January 26, 1998 (Exhibit 3.3 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

   3.3   Certificate of Designation for the Series 2 Preferred Stock
         (Exhibit 3.1 to the Company's Current Report on Form 8-K as filed with the Commission on January 15, 1999 is incorporated herein by reference).

   3.4 Amended and Restated Bylaws of the Company as adopted on November 7, 1997 (Exhibit 4.3 to the Company's Current Report on Form
         8-K as filed with the Commission on January 20, 1998 is incorporated herein by reference).

   4.1   Registration Rights Agreement between the Company and Equity Services,
         Ltd., a Nevis company ("ESL") dated July 31, 1997 (Exhibit 4.1 to the
         Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

   4.2   Registration Rights Agreement between the Company and ESL dated
         August 12, 1997 (Exhibit 4.2 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

   4.3 Amended and Restated Registration Rights Agreement between the Company and Entrepreneurial Investors, Ltd., a Bahamas Company dated
         January 8, 1998 (Exhibit 4.3 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

   4.4   Registration Rights Agreement between the Company and ENTREPRENEURIAL
         INVESTORS dated August 12, 1997 (Exhibit 4.4 to the Company's Form
         10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

 Exhibit
   No.   Description
 ------- -----------
   4.5   Registration Rights Agreement by and between the Company and Voice It
         Worldwide, Inc., a Colorado corporation ("Voice It") dated
         December 31, 1997 (Exhibit 4.5 to the Company's Form 10-KSB for the
         period ended December 31, 1997, as filed with the Commission on
         April 15, 1998, is incorporated herein by reference).

   4.6   Form of Registration Rights Agreement between the Company and the
         Series B Preferred Stock investors dates March 11, 1998 (Exhibit 4.6 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

   4.7   Registration Rights Agreement between the Company and the Series C
         Preferred Stock Investors dated July 30, 1998 (Exhibit 3.2 to the
         Company's Form 10-QSB for the period ended June 30, 1998, as filed with the Commission on August 14, 1998, is incorporated herein by reference).

   4.8   Registration Rights Agreement between the Company and L & H Investment
         Company dated December 31, 1998 (Exhibit 4.9 to the Company's Form
         10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

   4.9   Investor Rights Agreement between the Company and L & H Investment
         Company dated December 31, 1998 (Exhibit 4.11 to the Company's Form
         10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

   4.10 Registration Rights Agreement between the Company and Greenwich, AG, dated August 18, 1999 (Exhibit 4.1 to the Company's Current Report on
         Form 8-K as filed with the Commission on August 27, 1999, is incorporated herein by reference).

   4.11  Form of Warrant issued to Greenwich, AG dated August 18, 1999
         (Exhibit 4.2 to the Company's Current Report on Form 8-K as filed with the Commission on August 27, 1999, is incorporated herein by reference).

   4.12  Registration Rights Agreement between the Company and Lonestar Medical
         Transcription USA, Inc., dated January 7, 2000, to be effective as of December 20, 1999 (Exhibit 4.2 to the Company's Form 10-QSB for the quarter ended March 31, 2000 as filed with the Commission on May 15, 2000, incorporated herein by reference).

   4.13* Form of Lock-Up Agreements.

   4.14* Form of Option and Warrant Forfeiture Agreement.

   4.15  Form of Warrant to Purchase Common Stock of Applied Voice Recognition,
         Inc. d/b/a e-DOCS.net (Exhibit 4.1 to the Company's Current Report on
         Form 8-K as filed with the Commission on October 5, 2000, is incorporated herein by reference).

   4.16  Form of Convertible Promissory Note (Exhibit 4.2 to the Company's
         Current Report on Form 8-K as filed with the Commission on October 5,
         2000, is incorporated herein by reference).

   4.17 Form of Registration Rights Agreement--Placement Agent (Exhibit 4.3 to the Company's Current Report on Form 8-K as filed with the Commission on October 5, 2000, is incorporated herein by reference).

   4.18 Form of Registration Rights Agreement--(Common Stock) (Exhibit 4.4 to the Company's Current Report on Form 8-K as filed with the Commission on October 5, 2000, is incorporated herein by reference).

   4.19  Form of Registration Rights Agreement--(Convertible Promissory Note)
         (Exhibit 4.5 to the Company's Current Report on Form 8-K as filed with the Commission on October 5, 2000, is incorporated herein by reference).

 Exhibit
   No.   Description
 ------- -----------

   4.20* Form of Subscription Agreement.

   5.1* Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.

  10.1   Joint Product Development Agreement by and between the Company and
         Voice It dated December 31, 1997 (Exhibit 10.1 to the Company's Form
         10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

  10.2   OEM Distribution Agreement between the Company and IBM dated
         December 17, 1996. (Exhibit 10.2 to the Company's Form 10-KSB for the period ended December 31, 1997, as filed with the Commission on April 15, 1998, is incorporated herein by reference).

  10.3 1997 Incentive Plan effective as of October 1, 1997 (Exhibit 4.1 to the Company's Form S-8 (No. 333-44191) as filed with the Commission on January 13, 1998, is incorporated herein by reference).

  10.4   License Agreement between the Company and Hakeem, Inc. dated September
         1996 (Exhibit 10.4 to the Company's Form 10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).

  10.5 Employment Agreement between the Company and Timothy J. Connolly effective as of July 1, 1997 (Exhibit 10.12 to the Company's Form
         10-KSB/A-1 for the period ended December 31, 1997, as filed with the Commission on April 30, 1998, is incorporated herein by reference).

  10.6   Value Added Reseller Agreement between Lernout & Hauspie Speech
         Products N.V. and the Company effective September 1, 1998
         (Exhibit 11.3 to the Company's Form 10-QSB for the period ended
         September 30, 1998, as filed with the Commission on November 17, 1998, is incorporated herein by reference).

  10.7   Stock Purchase Agreement between the Company and L & H Investment
         Company dated December 31, 1998 (Exhibit 10.23 to the Company's
         Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

  10.8   Voting Agreement by and among Voice Technologies Partners, Ltd., L & H
         Investment Company and the Company dated December 31, 1998
         (Exhibit 10.24 to the Company's Form 10-KSB for the period ended
         December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

  10.9   Co-sale and Tag-along Rights Agreement by and among Voice Technologies
         Partners, Ltd., L & H Investment Company and the Company dated
         December 31, 1998 (Exhibit 10.25 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

  10.10 Form of December 1998 Bridge Loan Promissory Note (Exhibit 10.26 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

  10.11  Form of December 1998 Bridge Loan Warrant (Exhibit 10.27 to the
         Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 31, 1999, is incorporated herein by reference).

  10.12  Employment Agreement between Richard A. Cabrera and the company dated
         April 7, 1999 (Exhibit 10.1 to the Company's Form 10-QSB for the period ended March 31, 1999, as filed with the Commission on May 14, 1999 is incorporated herein by reference).

 Exhibit
   No.   Description
 ------- -----------

  10.13 Convertible Promissory Note and Warrant Purchase Agreement, between the Company and L&H Investment Co. N.V., dated May 24, 1999
         (Exhibit 10.2 to the Company's Form 10-QSB for the period ended
         June 30, 1999, as filed with the Commission on August 13, 1999, is incorporated herein by reference).

  10.14 Convertible Promissory Note and Warrant Purchase Agreement, between the Company and Greenwich, AG dated July 20, 1999 (Exhibit 10.31 to the Company's Registration Statement No. 333-41710, as filed with the Commission on July 19, 2000, is incorporated herein by reference).

  10.15 Convertible Promissory Note and Warrant Purchase Agreement, between the Company and G-51 Capital LLC, dated July 20, 1999 (Exhibit 10.32 to the Company's Registration Statement No. 333-41710, as filed with the Commission on July 19, 2000, is incorporated herein by reference).

  10.16  Employment Agreement between Eric Black and the Company dated
         August 2, 1999 (Exhibit 10.5 to the Company's Form 10-QSB for the period ended June 30, 1999, as filed with the Commission on August 13, 1999, is incorporated herein by reference).

  10.17  First Amendment to Employment Agreement by Timothy J. Connolly, dated
         August 2, 1999 (Exhibit 10.6 to the Company's Form 10-QSB for the period ended June 30, 1999, as filed with the Commission on August 13, 1999, is incorporated herein by reference).

  10.18  Series E Preferred Stock and Warrant Purchase Agreement, between the
         Company and Greenwich, AG dated August 18, 1999 (Exhibit 10.1 to the
         Company's Current Report on Form 8-K as filed with the Commission on August 27, 1999, is incorporated herein by reference).

  10.19  Convertible Secured Promissory Note Purchase Agreement, between the
         Company and Lernout & Hauspie Speech Products, N.V. dated
         November 5, 1999 (Exhibit 10.6 to the Company's Form 10-QSB for the period ended September 30, 1999, as filed with the Commission on November 15, 1999, is incorporated herein by reference).

  10.20  Convertible Secured Promissory Note issued to Lernout & Hauspie Speech
         Products, N.V. dated November 5, 1999 (Exhibit 10.7 to the Company's
         Form 10-QSB for the period ended September 30, 1999, as filed with the Commission on November 15, 1999, is incorporated herein by reference).

  10.21  Amendment to Convertible Promissory Note, between the Company and L&H
         Investment Company, N.V. dated November 5, 1999 (Exhibit 10.8 to the
         Company's Form 10-QSB for the period ended September 30, 1999, as filed with the Commission on November 15, 1999, is incorporated herein by reference).

  10.22  Stock Exchange Agreement between the Company and Entrepreneurial
         Investors, Ltd. dated January 20, 2000 (Exhibit 10.39 to the Company's
         Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

  10.23 Stock Exchange Agreement between the Company and the holders of the Company's Series C Preferred Stock dated February 11, 2000
         (Exhibit 10.40 to the Company's Form 10-KSB for the period ended
         December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

  10.24  Stock Exchange Agreement between the Company and Greenwich, AG dated
         February 11, 2000 (Exhibit 10.41 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

  10.25 Agreement with Respect to Termination of Employment by and between the Company, Richard A. Cabrera, and Lonestar Medical Transcription USA,
         Inc. dated effective as of December 20, 1999 (Exhibit 10.42 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

 Exhibit
   No.   Description
 ------- -----------

  10.26 Agreement with Respect to Termination of Employment by and between the Company, Eric A. Black, and Lonestar Medical Transcription USA, Inc.
         dated effective as of December 20, 1999 (Exhibit 10.43 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

  10.27 First Amended and Restated Employment Agreement between the Company and Timothy J. Connolly dated effective as of January 1, 2000
         (Exhibit 4.1 to the Company's Form S-8 (No. 333-31040) as filed with the Commission on February 24, 1999, is incorporated herein by reference).

  10.28 First Amended and Restated Employment Agreement between the Company and Milton A. Spiegelhauer dated effective as of January 1, 2000
         (Exhibit 4.2 to the Company's Form S-8 (No. 333-31040) as filed with the Commission on February 24, 1999, is incorporated herein by reference).

  10.29 First Amended and Restated Employment Agreement between the Company and Robin P. Ritchie dated effective January 1, 2000 (Exhibit 4.3 to the Company's Form S-8 (No. 333-31040) as filed with the Commission on February 24, 1999), is incorporated herein by reference).

  10.30  Consulting Agreement between the Company and Jackson L. Nash dated
         February 8, 2000 (Exhibit 10.47 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

  10.31  Amendment II to Value Added Reseller Agreement between the Company and
         Lernout & Hauspie Speech Products, N.V. executed January 7, 2000, to be effective as of December 20, 1999 (Exhibit 10.11 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

  10.32  Technology License Agreement between the Company and Lonestar Medical
         Transcription USA, Inc. dated January 7, 2000, to be effective as of December 20, 1999 (Exhibit 10.12 to the Company's quarterly report on
         Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

  10.33  Medical Transcription Services Agreement between the Company and
         Lonestar Medical Transcription USA, Inc. dated January 7, 2000, to be effective as of December 20, 1999 (Exhibit 10.13 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

  10.34 Employment Agreement between the Company and H. Russel Douglas dated effective as of April 1, 2000 (Exhibit 10.14 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

  10.35  Forbearance Agreement between the Company, e-DOCS Health Care
         Information Services, Inc., Hillel Bronstein, and Cornell
         Transcription, Inc. dated May 4, 2000 (Exhibit 10.15 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

  10.36  Warrant Agreement issued by the Company to Hillel Bronstein dated
         May 4, 2000 (Exhibit 10.53 to the Company's Registration Statement
         No. 333-41710, as filed with the Commission on July 19, 2000, is incorporated herein by reference).

  10.37  Forbearance Agreement between the Company, e-DOCS Health Care
         Information Services, Inc., and Stuart Szpicek dated May 4, 2000
         (Exhibit 10.17 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

  10.38  Warrant Agreement issued by the Company to Stuart Szpicek dated
         May 4, 2000 (Exhibit 10.55 to the Company's Registration Statement
         No. 333-41710, as filed with the Commission on July 19, 2000, is incorporated herein by reference).

 Exhibit
   No.   Description
 ------- -----------

  10.39  Forbearance Agreement between the Company, e-DOCS Health Care
         Information Services, Inc., and Yaniv Dagan dated May 4, 2000
         (Exhibit 10.19 to the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000, is incorporated herein by reference).

  10.40  Warrant Agreement issued by the Company to Yaniv Dagan dated
         May 4, 2000 (Exhibit 10.57 to the Company's Registration Statement
         No. 333-41710, as filed with the Commission on July 19, 2000, is incorporated herein by reference).

  10.41* Non-qualified Stock Option Agreement between the Company and
         J. William Boyar dated as of October   , 2000.

  10.42* Qualified Stock Option Agreement between the Company and James
         Springfield dated as of October   , 2000.

  10.43* Agreement between the Company and Wilson, Lombard, & Partner, Inc.
         dated as of October   , 2000.

  10.44* Agreement between the Company and FinMap Corporation dated as of
         October   , 2000.

  10.45* Employment Agreement between the Company and James Springfield dated as of August 29, 2000.

  16.1   Letter dated November 19, 1999, from Ernst & Young LLP to the
         Commission (Exhibit 16.1 to the Company's Current Report on Form 8-K, as filed with the Commission on November 19, 1999, is incorporated herein by reference).

  21.1 List of Subsidiaries (Exhibit 21.1 to the Company's Form 10-KSB for the period ended December 31, 1999, as filed with the Commission on March 30, 2000, is incorporated herein by reference).

  23.1*  Consent of Weinstein Spira & Company, P.C.

  23.2*  Consent of Ernst & Young LLP.

  23.3*  Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

  24.1*  Power of Attorney (included on signature page at II-13).

--------
*Filed herewith.